As filed with the Securities and Exchange Commission on February 10, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of Registrants as specified in their charter)

CROWN HOLDINGS, INC.

Pennsylvania	3411	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CROWN AMERICAS LLC

Pennsylvania	3411	23-1526444
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CROWN AMERICAS CAPITAL CORP.

Delaware	3411	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William T. Gallagher, Esquire

Senior Vice President, Secretary and General Counsel

Crown Holdings, Inc.

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

See Table of Additional Registrants Below

Copies to:

William G. Lawlor, Esquire

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

(215) 994-4000

Approximate Date Of Commencement Of Proposed Sale to The Public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
7 5/8% Senior Notes due 2013	$500,000,000	100%	$500,000,000	$53,500
Guarantees of the 7 5/8% Senior Notes due 2013	$500,000,000	—	—	(2)
7 3/4% Senior Notes due 2015	$600,000,000	100%	$600,000,000	$64,200
Guarantees of the 7 3/4% Senior Notes due 2015	$600,000,000	—	—	(2)

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Central States Can Co. of Puerto Rico, Inc.	Ohio	Not Applicable
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware	Not Applicable
Crown Consultants, Inc.	Pennsylvania	23-2846356
Crown Cork & Seal Company (DE), LLC	Delaware	Not Applicable
Crown Cork & Seal Company, Inc.	Pennsylvania	23-1526444
Crown Financial Corporation	Pennsylvania	23-1603914
Crown Financial Management, Inc.	Delaware	23-2869496
Crown International Holdings, Inc.	Delaware	75-3099512
CROWN Packaging Technology, Inc.	Delaware	52-2006645
Foreign Manufacturers Finance Corporation	Delaware	51-0099971
NWR, Inc.	Pennsylvania	22-2463801
CROWN Cork & Seal USA, Inc.	Delaware	52-2006645
CROWN Risdon USA, Inc.	Delaware	23-2162641
Crown Beverage Packaging, Inc.	Delaware	13-2853410

The address for service of each of the additional registrants is c/o Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania, telephone (215) 698-5100. The primary industrial classifications number for each of the additional registrants is 3411.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006

PROSPECTUS

Crown Americas LLC

Crown Americas Capital Corp.

OFFER TO EXCHANGE

$500,000,000 7 5/8% Senior Notes due 2013 and related Guarantees for all outstanding

7 5/8% Senior Notes due 2013

$600,000,000 7 3/4% Senior Notes due 2015 and related Guarantees for all outstanding

7 3/4% Senior Notes due 2015

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2006, unless extended. Crown Americas and Crown Americas Capital, or the issuers, will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the old notes; and

•	will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

The new notes will be senior obligations of the issuers and initially will be guaranteed on a senior basis by their indirect parent, Crown Holdings, Inc., or Crown, and each of Crown’s U.S. subsidiaries (other than Crown Americas and Crown Americas Capital) that guarantees obligations under Crown’s senior secured credit facilities. The entities providing such guarantees are referred to collectively as the guarantors. The notes will not be guaranteed by Crown’s foreign subsidiaries. The new notes and new note guarantees will be effectively junior in right of payment to all existing and future secured indebtedness of the issuers and the guarantors to the extent of the value of the assets securing such indebtedness and will be junior in right of payment to all indebtedness of Crown’s non-guarantor subsidiaries.

See “ Risk Factors” beginning on page 15 for a discussion of risks that should be considered by holders prior to tendering their old notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

This prospectus incorporates important business and financial information that is not included in or delivered with this document. This information is available without charge upon written or oral request. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                     , 2006. See “Incorporation of Documents by Reference.”

You should rely only on the information contained in this document and any supplement, including the periodic reports and other information we file with the Securities and Exchange Commission or to which we have referred you. See “Where You Can Find Additional Information.” Neither Crown Americas, Crown Americas Capital nor Crown has authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Crown Americas, Crown Americas Capital nor Crown is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with re-sales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Crown has agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The distribution of this prospectus and the offer or sale of the new notes may be restricted by law in certain jurisdictions. Persons who possess this prospectus must inform themselves about, and observe, any such restrictions. See “Plan of Distribution.” None of Crown Americas, Crown Americas Capital, Crown or any of their respective representatives is making any representation to any offeree or purchaser under applicable legal

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investment or similar laws or regulations. Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and none of Crown Americas, Crown Americas Capital, Crown or any of their respective representatives shall have any responsibility therefor.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

MARKET, RANKING AND OTHER DATA

The data included in this prospectus regarding markets and ranking, including the position of Crown and its competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources and the estimates of Crown based on its management’s knowledge and experience in the markets in which it operates. Crown’s estimates have been based on information obtained from customers, suppliers, trade and business organizations and other contacts in the markets in which it operates. This information may prove to be inaccurate because of the method by which Crown obtained some of the data for these estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties.

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SUMMARY

The following summary should be read in connection with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) included elsewhere in this prospectus. See “Risk Factors” for a discussion of certain factors that should be considered in connection with this offering. Unless the context otherwise requires:

•	“Crown” refers to Crown Holdings, Inc. and its subsidiaries on a consolidated basis;

•	“Crown Cork” refers to Crown Cork & Seal Company, Inc. and not its subsidiaries;

•	“Crown European Holdings” refers to Crown European Holdings SA and not its subsidiaries;

•	“Crown Americas “ refers to Crown Americas LLC and not its subsidiaries;

•	“Crown Americas Capital” refers to Crown Americas Capital Corp.;

•	“we,” “us,” “our” and the “issuers” refers to Crown Americas and Crown Americas Capital, collectively;

•	“old 2013 notes” refers to the $500 million aggregate principal amount of 7 5/8% Senior Notes due 2013 issued on November 18, 2005 prior to the exchange, “old 2015 notes” refers to the $600 million aggregate principal amount of 7 3/4% Senior Notes due 2015 issued on November 18, 2005 prior to the exchange, and “old notes” refers to the old 2013 notes and the old 2015 notes, collectively;

•	“new 2013 notes” refers to the $500 million aggregate principal amount of 7 5/8% Senior Notes due 2013 offered in exchange for the old 2013 notes pursuant to this prospectus, “new 2015 notes” refers to the $600 million aggregate principal amount of 7 3/4% Senior Notes due 2015 offered in exchange for the old 2015 notes pursuant to this prospectus, and “new notes” refers to the new 2013 notes and the new 2015 notes, collectively;

•	“notes” refers collectively to the old notes and the new notes.

Crown Holdings, Inc.

Crown is a worldwide leader in the design, manufacture and sale of packaging products for consumer goods with 154 plants throughout 40 countries and approximately 25,000 employees. Crown’s primary products include steel and aluminum cans for food, beverage, household and other consumer products and a wide variety of metal caps and closures. Crown believes that, based on the number of units sold, it is the largest global supplier of food cans and metal vacuum closures and the third largest global supplier of beverage cans. In addition, Crown believes that it is the second largest producer of aerosol cans in the world and the largest rigid packaging company in Europe and Asia, excluding Japan.

2005 Refinancing Plan

On November 18, 2005, Crown Americas and Crown Americas Capital issued the old notes as part of a plan to repurchase or retire all of Crown European Holdings’ approximately $2.1 billion of outstanding second and third priority notes and to refinance Crown’s existing $400 million revolving credit facilities and $100 million revolving letter of credit facility. The purpose of the refinancing was to extend the average maturity of Crown’s indebtedness, increase operating and financial flexibility and reduce interest expense.

In connection with the offering of the old notes, Crown entered into new approximately $1.3 billion senior secured credit facilities consisting of (a) an $800 million revolving credit facility due in 2011, of which up to $410 million will be available to Crown Americas in U.S. dollars, up to $350 million will be available to Crown European Holdings and the subsidiary borrowers in dollars, euros or pound sterling in amounts to be agreed and up to $40 million will be available to Crown Metal Packaging Canada LP in Canadian dollars, and (b) a term loan facility due in 2012 consisting of $165 million and €286.5 million term loans.

As part of the refinancing plan, Crown and Crown European Holdings consummated tender offers for any and all of Crown European Holdings’ 9 1/2% dollar denominated Second Priority Senior Secured Notes due 2011, 10 1/4% euro denominated Second Priority Senior Secured Notes due 2011 and 10 7/8% Third Priority Senior Secured Notes due 2013. Crown made payment for approximately $1,076 million aggregate principal amount of the $1,085 million dollar denominated second priority notes, €267 million aggregate principal amount of the €285 million euro denominated second priority notes and $722 million aggregate principal amount of the $725 million third priority notes and paid $275 million of premium above principal on the second and third priority notes. As a result of the receipt of the requisite consents in connection with the tender offers, Crown entered into supplemental indentures, dated as of November 18, 2005, that give effect to the release of the collateral securing the second and third priority notes and the elimination of substantially all of the restrictive covenants from the indentures governing the second and third priority notes. Giving effect to the tender offers, there are outstanding $8.7 million aggregate principal amount of the dollar denominated second priority notes, €18.2 million aggregate principal amount of the euro denominated second priority notes and $3.0 million aggregate principal amount of the third priority notes. In connection with the refinancing, Crown recorded a loss of $381 million in the fourth quarter of 2005 on the early extinguishment of debt to reflect tender offer premiums paid and prior unamortized debt issuance fees.

See “Use of Proceeds” and “Description of Certain Indebtedness.”

Organizational Structure

The following chart shows a summary of Crown’s current organizational structure, as well as the applicable obligors under the notes, other outstanding secured and unsecured notes, and Crown’s senior secured credit facilities as of the date of this prospectus. The new notes offered hereby in exchange for the old notes are unsecured and guaranteed by each of Crown’s U.S. subsidiaries that guarantees obligations under Crown’s senior secured credit facilities. See “Capitalization.”

*	Guarantor of Crown Cork’s obligations under the outstanding unsecured notes. See “Description of Certain Indebtedness.”
**	Guarantors of outstanding secured first priority notes, unsecured Crown European Holdings notes and new secured credit facilities to Crown European Holdings and its subsidiaries.
***	Guarantors of outstanding secured first priority notes and all new secured credit facilities.

Crown is a Pennsylvania corporation. Crown’s principal executive offices are located at One Crown Way, Philadelphia, Pennsylvania 19154, and its telephone number is (215) 698-5100. Crown Cork is a Pennsylvania corporation. Crown Americas (formerly known as Crown Americas, Inc.) is a Pennsylvania limited liability company. Crown Americas Capital is a Delaware corporation. Crown European Holdings (formerly known as CarnaudMetalbox SA) is a société anonyme organized under the laws of France. Each of Crown Cork, Crown Americas, Crown Americas Capital and Crown European Holdings is an indirect, wholly-owned subsidiary of Crown.

The Exchange Offer

On November 18, 2005, we issued and sold $500,000,000 7 5/8% Senior Notes due 2013 and $600,000,000 7 3/4% Senior Notes due 2015.

In connection with this sale, we entered into registration rights agreements with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes.

Notes Offered	$500,000,000 7 5/8% Senior Notes due 2013 and $600,000,000 7 3/4% Senior Notes due 2015.

The issuance of the new notes will be registered under the Securities Act. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer. You are urged to read the discussions under the heading “The New Notes” in this Summary for further information regarding the new notes.

The Exchange Offer

We are offering to exchange the old 2013 notes for up to $500 million principal aggregate amount of the new 2013 notes and the old 2015 notes for up to $600 million principal aggregate amount of the new 2015 notes.

Old notes may be exchanged only in integral multiples of $1,000, as the case may be. In this prospectus, the term “exchange offer” means this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your old notes for new notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2006, or such later date and time to which it may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair Crown Americas’ or

Crown Americas Capital’s ability to consummate the exchange offer. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you wish to accept the exchange offer and tender your old notes, you must either:

•	complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such Letter of Transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

•	if old notes are tendered pursuant to book-entry procedures, the tendering holder must arrange with the Depository Trust Company, or DTC, to cause an agent’s message to be transmitted through DTC’s Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

Broker-Dealers

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Exchange Agent	Citibank, N.A. is serving as the exchange agent in connection with the exchange offer.

Federal Income Tax Consequences	The exchange of old notes for new notes pursuant to the exchange offer should not be a taxable event for federal income tax purposes. See “Material Tax Considerations.”

Consequences of Exchanging Old Notes Pursuant to the Exchange Offer

Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, Crown Americas and Crown Americas Capital are of the view that holders of old notes (other than any holder who is an “affiliate” of the issuers within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the new notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.” In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. Crown Americas and Crown Americas Capital have agreed, under the registration rights agreements and subject to limitations specified in the registration rights agreements, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. See “The Exchange Offer—Resales of New Notes.”

The old notes are presently eligible for trading in the Portal Market.

The New Notes

For a more complete description of the terms of the new notes, see “Description of the New Notes.”

Issuers	Crown Americas, LLC, a Pennsylvania limited liability company, and Crown Americas Capital Corp., a Delaware corporation.

Notes Offered	$500,000,000 principal amount of 7 5/8% Senior Notes due 2013 and $600,000,000 principal amount of 7 3/4% Senior Notes due 2015.

Maturity

2013 Notes	November 15, 2013.

2015 Notes	November 15, 2015.

Interest	Interest on the new notes will accrue from the original issue date of the new notes and will be payable on May 15 and November 15 of each year beginning on May 15, 2006.

Ranking and Guarantees

The new notes will be senior obligations of Crown Americas and Crown Americas Capital, ranking senior in right of payment to all subordinated indebtedness of Crown Americas and Crown Americas Capital, and will be guaranteed on a senior basis by Crown and each of Crown’s present and future U.S. subsidiaries (other than Crown Americas and Crown Americas Capital) that from time to time are obligors under or guarantee Crown’s credit facilities.

The new notes and new note guarantees will be senior unsecured obligations of the issuers and the guarantors,

•	effectively ranking junior in right of payment to all existing and future secured indebtedness of the issuers and the guarantors to the extent of the value of the assets securing such indebtedness, including any borrowings under the new credit facilities;

•	structurally subordinated to all indebtedness of Crown’s non-guarantor subsidiaries which include all of Crown’s foreign subsidiaries;

•	ranking equal in right of payment to any existing or future senior unsecured indebtedness of the issuers and the guarantors; and

•	ranking senior in right of payment to all existing and future subordinated indebtedness of the issuers and the guarantors.

Upon the release of any new note guarantor from its obligations under the new credit facilities, unless there is existing a default or event of default under the indentures governing the new notes, the guarantee of such new notes by such new note guarantor will also be released.

Additional Indebtedness

As of September 30, 2005, giving pro forma effect to the refinancing and the use of proceeds therefrom, Crown and its subsidiaries had approximately $3.6 billion of indebtedness, including $1.4 billion of secured indebtedness and $123 million of additional indebtedness of non-guarantor subsidiaries.

Crown may be able to incur additional debt in the future. Although Crown’s new credit facilities contain, and the indentures governing the new notes offered hereby contain, restrictions on Crown’s ability to incur indebtedness, those restrictions are subject to a number of exceptions. Crown is able to borrow up to an aggregate of $800 million of secured indebtedness under its new revolving credit facilities.

Net Sales and Gross Profit from Non-Guarantors

For the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005, the non-guarantor subsidiaries of Crown represented in the aggregate approximately 71% and 71%, respectively, of consolidated net sales (calculated using $4,627 million of net sales by non-guarantor subsidiaries for the fiscal year ended December 31, 2004 and $3,756 million for the nine months ended September 30, 2005, divided by Crown’s total consolidated net sales of $6,531 million for the fiscal year ended December 31, 2004 and $5,279 million for the nine months ended September 30, 2005).

For the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005, the non-guarantor subsidiaries of Crown represented in the aggregate approximately 82% and 78%, respectively, of consolidated gross profit (calculated using $657 million of gross profit from non-guarantor subsidiaries for the fiscal year ended December 31, 2004 and $553 million for the nine months ended September 30, 2005, divided by Crown’s total consolidated gross profit of $805 million for the fiscal year ended December 31, 2004 and $710 million for the nine months ended September 30, 2005).

Optional Redemption

The issuers may redeem some or all of the new 2013 notes at any time prior to November 15, 2009 and the new 2015 notes at any time prior to November 15, 2010, in each case by paying a “make-whole” premium as set forth under “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date. Thereafter, the issuers may redeem some or all of the new notes at the redemption prices set forth under “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Optional Redemption After Certain Equity Offerings

On or prior to November 15, 2008, the issuers may use the net cash proceeds from certain equity offerings of capital stock of Crown that are contributed to the common equity capital or are used to subscribe for qualified capital stock of Crown Americas to redeem up to 35% of the principal amount of the new 2013 notes at a redemption price equal to 107.625% of their principal amount and of the new 2015 notes at a redemption price equal to 107.750% of their principal amount, in each case plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such series of new notes originally issued remain outstanding immediately after such redemption. See “Description of the New Notes—Optional Redemption.”

Change of Control

Upon a change of control of Crown, as defined under the caption “Description of the New Notes—Repurchase at the Option of Holders,” you will have the right, as a holder of new notes, to require the issuers to repurchase all or part of your new notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Asset Sales

The issuers may have to use a portion of the net cash proceeds from selling assets to offer to purchase your new notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the New Notes—Repurchase at the Option of Holders.”

Restrictive Covenants	The indentures governing the new notes will limit, among other things, Crown’s ability and the ability of its restricted subsidiaries (including the issuers) to:

•	incur additional debt;

•	pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments;

•	create liens and engage in sale and leaseback transactions;

•	create restrictions on the payment of dividends and other amounts to Crown or the issuers from restricted subsidiaries;

•	sell assets or merge or consolidate with or into other companies; and

•	engage in transactions with affiliates.

These covenants are subject to a number of important exceptions and limitations that are described under the caption “Description of the New Notes—Certain Covenants.”

Covenant Termination

If at any time the new notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred and is continuing under the indenture governing such new notes, Crown and its subsidiaries will no longer be subject to most of the covenants described under the captions “Restrictive Covenants” and “Change of

Control” above with respect to such new notes and will not be required to offer to purchase such new notes from the net cash proceeds from asset sales as described under the caption “Asset Sales” above. Crown and its subsidiaries will not subsequently become subject to such covenants notwithstanding that one or both of such rating agencies may subsequently decrease their ratings of such new notes to below investment grade status. See “Description of the New Notes—Certain Covenants.”

Risk Factors

An investment in the new notes involves risks. You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under the caption “Risk Factors” in this prospectus.

Summary Historical Consolidated Condensed Financial Data

The following table sets forth summary historical consolidated condensed financial data for Crown. The summary of operations for each of the years in the three-year period ended December 31, 2004 and the balance sheet data as of December 31, 2003 and 2004 have been derived from Crown’s audited consolidated financial statements and the notes thereto appearing elsewhere herein. The summary of operations for the nine-month period ended September 30, 2004 and the nine-month period ended September 30, 2005, and the balance sheet data as of September 30, 2004 and 2005 have been derived from Crown’s unaudited interim consolidated financial statements. The results of operations reflect the reclassification to discontinued operations of amounts related to Crown’s plastic closures business that was sold in October 2005. The December 31, 2002 balance sheet data has been derived from Crown’s audited consolidated financial statements which do not appear herein. You should read the following financial information in conjunction with, and it is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere and incorporated by reference in this prospectus.

	(dollars in millions)
	Historical Year Ended December 31,			Nine Months Ended September 30,
	2002(1)	2003	2004	2004	2005
Summary of Operations Data:
Net sales	$6,246	$6,007	$6,531	$4,946	$5,279
Cost of products sold (excluding depreciation and amortization)	5,220	5,073	5,463	4,117	4,381
Depreciation and amortization	332	281	263	197	188

Gross profit	694	653	805	632	710
Selling and administrative expense	277	292	318	236	262
Provision for asbestos	30	44	35
Provision for restructuring	18	15	7	1	3
Provision for asset impairments and loss/(gain) on sale of assets	247	76	47		(22)
Loss/(gain) from early extinguishments of debt	(28)	12	39	37	2
Interest expense	342	379	361	270	283
Interest income	(11)	(11)	(8)	(5)	(6)
Translation and exchange adjustments	26	(207)	(98)	(7)	76

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting (2)	(207)	53	104	100	112
Provision for income taxes	9	71	61	37	13
Minority interests	(24)	(39)	(41)	(28)	(32)
Equity earnings/(loss)	9	(17)	14	10	10

Income/(loss) from continuing operations before cumulative effect of a change in accounting (2)	(231)	(74)	16	45	77

Discontinued Operations (3)
Income before income taxes	61	66	56	52	40
Provision for income taxes	21	24	21	19	21

Income from discontinued operations	40	42	35	33	19

Income/(loss) before cumulative effect of a change in accounting	(191)	(32)	51	78	96
Cumulative effect of a change in accounting, net of tax	(1,014)

Net income/(loss)	$(1,205)	$(32)	$51	$78	$96

	(dollars in millions)
	Historical Year Ended December 31,					Nine Months Ended September 30,
	2002(1)	2003		2004		2004		2005
Other Financial Data:
Cash flows provided by/(used in):
Operating activities	$415	$434		$404		$30		$101
Investing activities	591	(100)		(107)		(91)		(145)
Financing activities	(1,128)	(328)		(246)		(43)		(132)
Capital expenditures	115	120		138		97		115
Ratio of earnings to fixed charges (4)(5)	—	1.2	x	1.3	x	1.4	x	1.4	x

Balance Sheet Data (at end of period):
Cash and cash equivalents	$363	$401		$471		$295		$275
Working capital (6)	(246)	86		263		268		959	(3)
Total assets	7,505	7,773		8,125		7,904		7,728
Total debt	4,054	3,939		3,872		3,959		3,705
Shareholders’ equity/(deficit)	(87)	140		277		233		207

(1)	The summary of operations and other data for the year ended December 31, 2002 includes the historical financial results of the following operations divested in 2002:

•	U.S. fragrance pumps business;

•	European pharmaceutical packaging business;

•	15% shareholding in Crown Nampak (Pty) Limited;

•	Central and East African packaging interests; and

•	89.5% of the equity interests of Constar International Inc.

Excluding the historical financial results of these divested operations, Net Sales for 2002 would have been $5,572 million and Gross Profit for 2002 would have been $627 million. The following tables show a reconciliation of historical Net Sales and Gross Profit to Net Sales and Gross Profit excluding these divested operations (which is a non-GAAP measurement):

	(dollars in millions)
	Year Ended December 31, 2002
	Historical Amounts	Disposition Adjustments	Adjusted for Dispositions
Summary of Operations Data:
Net sales	$6,246	$(674)	$5,572
Cost of products sold (excluding depreciation and amortization)	5,220	(558)	4,662
Depreciation and amortization	332	(49)	283

Gross profit	694	(67)	627
Selling and administrative expense	277	(22)	255
Provision for asbestos	30	—	30
Provision for restructuring	18	—	18
Provision for asset impairments and loss/(gain) on sale of assets	247	(243)	4
Loss/(gain) from early extinguishments of debt	(28)	—	(28)
Interest expense	342	(15)	327
Interest income	(11)	—	(11)
Translation and exchange adjustments	26	(1)	25

Income/(loss) before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting	(207)	214	7
Provision for income taxes	9	(15)	(6)
Minority interests and equity earnings	(15)	1	(14)

Income/(loss) before cumulative effect of a change in accounting	$(231)	$230	$(1)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2)	Excludes a charge of $1.014 billion in the first quarter of 2002 for the cumulative effect of a change in accounting for the adoption of SFAS 142, “Goodwill and Other Intangible Assets.”
(3)	On October 11, 2005, Crown completed the sale of its plastic closures business. The results of operations for the plastic closures business have been reported as discontinued operations for all periods presented. The assets and liabilities of the plastic closures business as of September 30, 2005 were reported separately under the captions “assets held for sale” and “liabilities held for sale” under current assets and current liabilities, respectively.
(4)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges (exclusive of interest capitalized during the period), amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, expensed and capitalized, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the notes, the ratio of earnings to fixed charges is defined differently.
(5)	Earnings did not cover fixed charges by $202 million for the year ended December 31, 2002.
(6)	Working capital consists of current assets less current liabilities.

RISK FACTORS

An investment in the new notes involves a high degree of risk. You should consider carefully the following risks involved in investing in the new notes, as well as the other information contained in this prospectus, before deciding whether to exchange your old notes in the exchange offer. The risk factors related to the new notes and Crown’s business are also generally applicable to the old notes.

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes your old notes will continue to be subject to restrictions on transfer and may become less liquid.

We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain limitations. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes.

Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you do not tender your old notes you generally will not have any further registration rights, and your old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the old notes could be adversely affected.

If an active trading market for the new notes does not develop, the liquidity and value of the new notes could be harmed.

While the old notes are presently eligible for trading in the Portal Market, there is no existing market for the new notes. An active public market for the new notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your new notes at their fair market value or at all.

Even if a public market for the new notes develops, trading prices will depend on many factors, including prevailing interest rates, Crown’s operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the new notes, independent of Crown’s financial performance.

You must comply with the exchange offer procedures in order to receive new notes.

The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. None of us, Crown nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Risks Related to the New Notes

The substantial indebtedness of Crown could prevent it from fulfilling its obligations under the new notes and the new note guarantees.

Crown is highly leveraged. As a result of Crown’s substantial indebtedness, a significant portion of Crown’s cash flow will be required to pay interest and principal on its outstanding indebtedness, and Crown may not generate sufficient cash flow from operations, or have future borrowings available under its credit facilities, to enable it to pay its indebtedness, including the new notes, or to fund other liquidity needs. As of September 30, 2005, giving pro forma effect to the refinancing and the application of the proceeds, Crown had approximately $3.6 billion of total indebtedness, including $1.4 billion of secured indebtedness and $155 million of additional indebtedness of non-guarantor subsidiaries that ranked effectively senior to the new notes, $157 million of unsecured notes due in December 2006, and shareholders’ deficit of $177 million. Crown’s $553 million of first priority senior secured notes mature on September 1, 2011 and Crown’s new $800 million senior secured revolving credit facilities will mature on May 15, 2011. Crown’s new $500 million senior secured term loan facilities will mature on November 15, 2012.

The substantial indebtedness of Crown could have important consequences to you. For example, it could:

•	make it more difficult for Crown and its subsidiaries to satisfy their obligations with respect to the new notes, such as the issuers’ obligation to purchase new notes tendered as a result of a change in control of Crown;

•	increase Crown’s vulnerability to general adverse economic and industry conditions, including rising interest rates;

•	limit Crown’s ability to obtain additional financing;

•	require Crown to dedicate a substantial portion of its cash flow from operations to service its indebtedness, thereby reducing the availability of its cash flow to fund future working capital, capital expenditures and other general corporate requirements;

•	require Crown to sell assets used in its business;

•	limit Crown’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; and

•	place Crown at a competitive disadvantage compared to its competitors that have less debt.

If its financial condition, operating results and liquidity deteriorate, Crown’s creditors may restrict its ability to obtain future financing and its suppliers could require prepayment or cash on delivery rather than extend credit to it. If Crown’s creditors restrict advances, Crown’s ability to generate cash flows from operations sufficient to service its short and long-term debt obligations will be further diminished.

Crown and Crown Americas are holding companies with no direct operations and the new notes will be effectively subordinated to all indebtedness of Crown’s subsidiaries that are not guarantors of the new notes.

Crown and Crown Americas are holding companies with no direct operations. Their principal assets are the equity interests and investments they hold in their subsidiaries. As a result, they depend on dividends and other payments from their subsidiaries to generate the funds necessary to meet their financial obligations, including the payment of principal of and interest on their outstanding debt. Their subsidiaries are legally distinct from them and have no obligation to pay amounts due on their debt or to make funds available to them for such payment except as provided in the new note guarantees or pursuant to intercompany notes. Not all of Crown’s or Crown Americas’ subsidiaries will guarantee the new notes. Specifically, none of Crown’s or Crown Americas’ foreign subsidiaries guarantee the new notes. A holder of new notes will not have any claim as a creditor against subsidiaries of Crown or Crown Americas that are not guarantors of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those non-guarantor subsidiaries will be effectively senior to your claims. For the nine months ended September 30, 2005 and the Fiscal Year ended December 31, 2004, the non-guarantor subsidiaries of Crown would have represented in the aggregate approximately 71% and 71% of consolidated net sales and 78% and 82% of consolidated gross profit, respectively.

The new notes will be the joint and several obligations of Crown Americas and Crown Americas Capital. Crown Americas Capital was formed in connection with the offering of the new notes and has no assets or operations and is prohibited from engaging in any business activities except in connection with the issuance of the new notes and guaranteeing obligations of Crown and its subsidiaries, including the new senior secured credit facilities and the outstanding secured first priority notes.

Your right to receive payments on the new notes is effectively junior to Crown’s existing secured indebtedness, including the new credit facilities and the first priority notes, and possible future secured borrowings.

The new notes and the new note guarantees will be effectively subordinated to the prior payment in full of Crown’s, Crown Americas’ and the guarantors’ current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of September 30, 2005, after giving pro forma effect to this offering and the consummation of the 2005 refinancing plan, Crown would have had approximately $1.4 billion of secured indebtedness, primarily consisting of initial borrowings under the new term loan and revolving credit facilities and the outstanding first priority notes. In addition, future borrowings under the new credit facilities will constitute secured indebtedness. Because of the liens on the assets securing the new credit facilities and the secured notes, in the event of the bankruptcy, liquidation or dissolution of the issuers or any guarantor of such indebtedness, the assets of the issuers or guarantors would be available to pay obligations under the new notes offered hereby and other unsecured obligations only after payments had been made on the issuers’ or the guarantors’ secured indebtedness. Sufficient assets may not remain after these payments have been made to make any payments on the new notes offered hereby and Crown’s other unsecured obligations, including payments of interest when due. In addition, all payments on the new notes and the new note guarantees will be prohibited in the event of a payment default on Crown’s secured indebtedness (including borrowings under the new credit facilities) and, for limited periods, upon the occurrence of other defaults under the new credit facilities.

Some of Crown’s indebtedness is subject to floating interest rates, which would result in Crown’s interest expense increasing if interest rates rise.

As of September 30, 2005, approximately $1.0 billion of Crown’s $3.6 billion of total indebtedness (as adjusted to give effect to the 2005 refinancing plan) and other outstanding obligations were subject to floating interest rates. Changes in economic conditions could result in higher interest rates, thereby increasing Crown’s interest expense and reducing funds available for operations or other purposes. Crown’s annual interest expense net of interest income was $368 million for 2003 and $353 million for 2004. Based on the amount of variable rate debt outstanding during 2004, a 1% increase in variable interest rates for 2004 would have increased its annual pro forma interest expense by $10 million. Accordingly, Crown may experience economic losses and a negative impact on earnings as a result of interest rate fluctuations. Although Crown may use interest rate protection agreements from time to time to reduce its exposure to interest rate fluctuations in some cases, it may not elect or have the ability to implement hedges or, if it does implement them, they may not achieve the desired effect. See “Capitalization” and “Description of Certain Indebtedness” included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Position—Market Risk” in each of Crown’s Annual Report on Form 10-K for the year ended December 31, 2004 and Crown’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which are incorporated by reference in this prospectus.

Notwithstanding Crown’s current indebtedness levels and restrictive covenants, Crown may still be able to incur substantial additional debt, which could exacerbate the risks described above.

Crown may be able to incur additional debt in the future. Although Crown’s new credit facilities and the indentures governing the new notes will contain restrictions on Crown’s ability to incur indebtedness, those restrictions are subject to a number of exceptions. In addition, if Crown is able to designate some of its restricted subsidiaries under the indentures governing the new notes as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indentures and engage in other activities in which restricted subsidiaries may not engage. Adding new debt to current debt levels could intensify the related risks that Crown and its subsidiaries now face. See “Capitalization” and “Description of Certain Indebtedness.”

Restrictive covenants in the indentures governing the new notes, the new credit facilities and indentures and agreements governing Crown’s other current or future indebtedness could restrict Crown’s operating flexibility.

The new credit facilities and the indentures governing the new notes will contain, and the indentures and agreements governing Crown’s outstanding secured and unsecured notes contain, affirmative and negative covenants that limit the ability of Crown and its subsidiaries to take certain actions. These restrictions may limit Crown’s ability to operate its businesses and may prohibit or limit its ability to enhance its operations or take advantage of potential business opportunities as they arise. The new credit facilities require Crown to maintain specified financial ratios and satisfy other financial conditions. The new credit facilities, the indentures governing the new notes and the agreements or indentures governing Crown’s outstanding secured notes restrict, among other things and subject to certain exceptions, the ability of Crown and the ability of all or substantially all of its subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments or loans;

•	create liens and engage in sale and leaseback transactions;

•	create restrictions on the payment of dividends and other amounts to Crown from subsidiaries;

•	change accounting treatment and reporting practices;

•	enter into agreements restricting the ability of a subsidiary to pay dividends to, make or repay loans to, transfer property to, or guarantee indebtedness of, us or any of our other subsidiaries;

•	sell assets and merge or consolidate with or into other companies; and

•	engage in transactions with affiliates.

In addition, the indentures and agreements governing Crown’s outstanding unsecured notes limit, among other things, the ability of Crown to enter into certain transactions, such as mergers, consolidations, asset sales, sale and leaseback transactions and the pledging of assets.

The breach of any of these covenants by Crown or the failure by Crown to meet any of these ratios or conditions could result in a default under any or all of such indebtedness. If a default occurs under any such indebtedness, all of the outstanding obligations thereunder could become immediately due and payable, which could result in a default under Crown’s other outstanding debt and could lead to an acceleration of obligations related to the new notes and other outstanding debt. The ability of Crown to comply with the provisions of the credit facilities, the indentures governing the new notes, the agreements or indentures governing other indebtedness it may incur in the future and its outstanding secured and unsecured notes can be affected by events beyond its control and, therefore, it may be unable to meet those ratios and conditions.

The indentures governing the new notes and the new credit facilities permit Crown to repurchase Crown’s existing secured and unsecured notes and, subject to limitations, Crown’s outstanding common stock, thereby reducing the amounts available to satisfy Crown’s obligations under the notes.

The indentures governing the new notes and the new credit facilities permit the repurchase by Crown of outstanding indebtedness that is not expressly subordinated in right of payment to the new notes and any such repurchases would reduce the amounts available to satisfy Crown’s obligations under the new notes. Crown’s outstanding secured and unsecured notes will not be expressly subordinated to the new notes. In addition, in December 2005 Crown’s Board of Directors authorized the repurchase of up to $150 million of the Company’s common stock through the end of 2007, in addition to approximately $12 million of available capacity from prior stock buyback authorizations at that time. Crown may from time to time consider repurchasing existing notes, including outstanding unsecured notes that are scheduled to mature after the maturity date of the new notes, and outstanding common stock.

Crown is subject to certain restrictions that may limit its ability to make payments on the new notes and the new note guarantees out of the cash reserves shown on Crown’s consolidated financial statements.

The ability of Crown’s subsidiaries and joint ventures to pay dividends, make distributions, provide loans or make other payments to Crown may be restricted by applicable state and foreign laws, potentially adverse tax consequences and their agreements, including agreements governing their debt. In addition, the equity interests of Crown’s joint venture partners or other shareholders in Crown’s non-wholly owned subsidiaries in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with Crown. As a result, Crown may not be able to access their cash flow to service Crown’s debt, including the new notes, and Crown cannot assure you that the amount of cash and cash flow reflected on Crown’s financial statements will be fully available to Crown.

The new note guarantee of a subsidiary guarantor will be released if such subsidiary guarantor no longer guarantees or is otherwise an obligor of indebtedness under any Crown credit facility.

Any subsidiary guarantee of the new notes may be released without action by, or consent of, any holder of the new notes or the trustees under the indentures if the subsidiary guarantor is no longer a guarantor or an obligor of any Crown credit facility. The lenders under the new credit facilities will have the discretion to release the subsidiary guarantees under the new credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a subsidiary guarantor of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims.

The new notes and the new note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.

Fraudulent transfer and insolvency laws may void, subordinate or limit the new notes and the new note guarantees. See “Description of the New Notes—Certain Bankruptcy and Fraudulent Transfer Limitations.”

Under U.S. federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the new note guarantees by Crown and the subsidiary guarantors could be voided, or claims in respect of such obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time Crown and/or the subsidiary guarantors issued the related new note guarantees, or potentially the related old rate guarantees, Crown or the applicable subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which Crown’s or such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

By its terms, the new note guarantee of each U.S. subsidiary guarantor will limit the liability of each such guarantor to the maximum amount it can pay without the new note guarantee being deemed a fraudulent transfer.

The new credit facilities provide that certain change of control events constitute an event of default. In the event of a change of control, Crown, Crown Americas and the guarantors may not be able to satisfy all of their obligations under the credit facilities, the new notes or other indebtedness.

Crown, Crown Americas and the guarantors may not have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of their obligations under the new credit facilities, the new notes or other indebtedness in the event of a change of control. If Crown or the issuers experience specific kinds of changes of control, the issuers will be required to offer to repurchase all outstanding new notes. However, the credit facilities provide that certain change of control events will constitute an event of default under such facilities. Such an event of default would entitle the lenders thereunder to, among other things, cause all outstanding debt obligations under the credit facilities to become due and payable and to proceed against the collateral securing such credit facilities. Any event of default or acceleration of the credit facilities will likely also cause a default under the terms of other indebtedness of Crown.

In addition, the new credit facilities contain, and any future credit facilities or other agreements to which Crown becomes a party may contain, restrictions on its ability to offer to repurchase the new notes in connection with a change of control. In the event a change of control occurs at a time when it is prohibited from offering to purchase the new notes, the issuers could seek consent to offer to purchase the new notes or attempt to refinance the borrowings that contain such a prohibition. If it does not obtain the consent or refinance the borrowings, the issuers would remain prohibited from offering to purchase the new notes. In such case, the failure by the issuers to offer to purchase the new notes would constitute a default under the indentures governing the new notes, which, in turn, could result in amounts outstanding under any future credit facility or other agreement relating to indebtedness being declared due and payable. Any such declaration could have adverse consequences to Crown, the issuers and the holders of the new notes.

Crown may enter into transactions that would not constitute a change of control that could affect Crown’s ability to satisfy its obligations under the new notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures may allow Crown to enter into transactions, such as acquisitions, refinancings or recapitalizations, that would not constitute a change of control but may increase Crown’s outstanding indebtedness or otherwise affect Crown’s ability to satisfy its obligations under the new notes. The definition of change of control includes a phrase relating to the transfer of “all or substantially all” of the assets of Crown and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the issuers to repurchase new notes as a result of a transfer of less than all of the assets of Crown to another person may be uncertain.

The trading prices for the new notes may be affected by Crown’s credit rating.

Credit rating agencies continually revise their ratings for companies that they follow, including Crown. Any ratings downgrade could adversely affect the trading price of the new notes or the trading market for the new notes to the extent a trading market for the notes develops.

From and after the time when the new notes are rated investment grade, Crown will not be subject to most of the covenants in the indentures governing the new notes.

At any time when a series of new notes is rated “investment grade” by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., Crown and its restricted subsidiaries will not be subject to most of the covenants contained in the indentures governing such new notes. This may permit the taking of actions that would be detrimental to the interests of the holders of such new notes and that would otherwise have been prohibited by the covenants. Crown and its restricted subsidiaries will not subsequently become subject to such covenants notwithstanding that one or both of such rating agencies may subsequently reduce the ratings of such new notes to below investment grade status.

Risks Related to Crown’s Business

Pending and future asbestos litigation and payments to settle asbestos-related claims could reduce Crown Cork’s cash flow and negatively impact Crown Cork’s financial condition.

Crown Cork is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. In 1963, Crown Cork acquired a subsidiary that had two operating businesses, one of which is alleged to have manufactured asbestos-containing insulation products. Crown Cork believes that the business ceased manufacturing such products in 1963.

Crown Cork recorded pre-tax charges of $51 million, $30 million, $44 million and $35 million to increase its accrual for asbestos-related liabilities in 2001, 2002, 2003 and 2004 respectively. As of September 30, 2005, Crown Cork’s accrual for pending and future asbestos-related claims was $215 million and Crown Cork estimates that its range of potential liability for pending and future asbestos claims that are probable and estimable is between $215 million and $333 million. Crown Cork’s accrual includes estimates for probable costs for claims through the year 2014. The upper end of Crown Cork’s estimated range of possible asbestos costs of $333 million includes claims beyond that date. Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the subsidiary’s insulation business in 1964 would not be entitled to settlement payouts and that the Texas, Florida, Pennsylvania, Mississippi and Ohio asbestos legislation described in Crown’s consolidated financial statements are expected to have a highly favorable impact on Crown Cork’s ability to settle or defend against asbestos-related claims in those states, and other states where Pennsylvania law may apply.

Crown Cork made cash payments of $114 million, $68 million, $41 million and $18 million in 2002, 2003, 2004, and the first nine months of 2005, respectively, for asbestos-related claims. These payments have reduced and any such future payments will reduce the cash flow available to Crown Cork for its business operations and debt payments.

Asbestos-related pay-outs and defense costs may be significantly higher than those estimated by Crown Cork because the outcome of this type of litigation (and, therefore, Crown Cork’s reserve and range of potential liabilities) is subject to a number of assumptions and uncertainties, such as the number or size of asbestos-related claims or settlements, the number of financially viable responsible parties, the extent to which Texas, Florida, Ohio and Mississippi statutes relating to asbestos liability are upheld and/or applied by Texas, Florida, Ohio and Mississippi courts, respectively, the extent to which a Pennsylvania statute relating to asbestos liability is upheld and/or applied by courts in states other than Pennsylvania, Crown Cork’s ability to obtain resolution without payment of asbestos-related claims by persons alleging first exposure to asbestos after 1964, and the potential impact of any pending or future asbestos-related legislation, including potential U.S. federal legislation described in Crown’s consolidated financial statements. Accordingly, Crown Cork may be required to make payments for claims substantially in excess of its accrual and range of potential liability, which could reduce Crown’s cash flow and impair Crown’s ability to satisfy its obligations under the new notes. As a result of the uncertainties regarding its asbestos-related liabilities and its reduced cash flow, the ability of Crown to raise new money in the capital markets is more difficult and more costly, and Crown may not be able to access the capital markets in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Provision for Asbestos,” “—Critical Accounting Policies,” “Crown’s Business—Legal Proceedings,” “Note K—Provision for Asbestos” to the 2004 Consolidated Financial Statements of Crown Holdings, Inc. and “Note K—Asbestos-Related Liabilities” to the Unaudited Consolidated Financial Statements of Crown Holdings, Inc., contained in Crown’s Annual Report on Form 10-K for the year ended December 31, 2004 and Crown’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which are incorporated by reference in this prospectus.

Crown has significant pension plan obligations worldwide and significant underfunded U.S. post-retirement obligations, which could decrease cash available to satisfy obligations under the new notes.

Pension contributions and payments under Crown’s retiree medical plans may decrease cash available to pay Crown’s obligations under the new notes. Crown sponsors various pension plans worldwide, with the largest funded plans in the UK, U.S. and Canada. In 2001, 2002, 2003, 2004 and 2005, Crown contributed $118 million, $144 million, $122 million, $171 million and $401 million, respectively, to these plans and currently anticipates its 2006 funding to be approximately $23 million. Pension expense in 2006 is expected to decrease to approximately $43 million from $84 million in 2005, primarily due to higher plan assets. A 0.25% change in the expected rate of return would change 2006 pension expense by approximately $10 million. A 0.25% change in the discount rates would change 2006 pension expense by approximately $7 million.

Crown has significant current funding obligations for pension benefits. Crown contributed $323 million to its U.S. pension plan in 2005. Based on current assumptions, Crown’s minimum U.S. pension funding requirement in calendar year 2006 is $0 million.

Crown’s U.S. pension plan is significantly underfunded, and its U.S. retiree medical plans are unfunded. As of December 31, 2005, Crown’s U.S. pension plan was underfunded on a termination basis by approximately $352 million. The Crown pension plan assets consist primarily of common stocks and fixed income securities. If the performance of investments in the plan does not meet Crown’s assumptions, the underfunding of the pension plan may increase and Crown may have to contribute additional funds to the pension plan. In addition, federal legislative proposals have been made that could, if enacted, require Crown to significantly increase its funding obligations to the plan and increase the premiums paid by Crown to the Pension Benefit Guaranty Corporation. The actual impact of this legislation would depend upon the requirements of the legislation if enacted, contributions to and distributions from the pension plan and the investment performance of the assets contributed to the pension plans. An increase in pension contributions and expenses could decrease Crown’s cash available to pay its outstanding obligations, including the new notes. While its U.S. pension plan continues in effect, Crown continues to incur additional pension obligations.

The Crown pension plan is subject to the Employee Retirement Income Security Act of 1974, or ERISA. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded plan under certain circumstances. In the event its U.S. pension plan is terminated for any reason while the plan is underfunded, Crown will incur a liability to the PBGC that may be equal to the entire amount of the underfunding, and, under certain circumstances, the liability could be senior to the new notes.

In addition, as of December 31, 2005, the unfunded “accumulated postretirement benefit obligation,” calculated in accordance with generally accepted accounting principles, for retiree medical benefits was approximately $639 million, based on assumptions set forth in Crown’s consolidated financial statements.

Crown could be liable for Constar’s pension obligations, which could decrease cash available to satisfy obligations under the new notes.

Under certain circumstances, Crown may be liable for the pension obligations of Constar International Inc., Crown’s former subsidiary that engaged in an initial public offering in 2002, which could decrease Crown’s cash available to pay its outstanding obligations, including the new notes. At the time of the Constar initial public offering, Constar assumed sponsorship of the Crown pension plan which covered all active and former hourly employees and certain former salaried employees of Constar. Such plan was underfunded by approximately $24 million when it was assumed by Constar. The Constar pension plan is subject to ERISA. Under ERISA, the PBGC has the authority to terminate an underfunded plan under certain circumstances. If the Constar pension plan is terminated within five years of the completion of the Constar initial public offering, the PBGC may bring a claim under ERISA to hold Crown liable for the Constar pension plan underfunding if it is determined that a principal purpose of the Constar initial public offering was to evade pension liability. Crown does not believe that is the case. The actual amount for which Crown may become liable in the future depends on the future funding status of the Constar pension plan. In any case, if this claim is brought against Crown in the future, it may be costly to defend and the claim may reduce Crown’s liquidity.

Crown has had net operating losses in the past and may not generate profits in the future.

Operating losses could limit Crown’s ability to service its debt and fund its operations. For the fiscal years ended December 31, 2001, 2002 and 2003, Crown had consolidated losses before cumulative effect of a change in accounting of approximately $976 million, $191 million and $32 million. Crown had net income of $51 million for the fiscal year ended December 31, 2004. For the nine months ended September 30, 2005, Crown had net income of $96 million. However, Crown may not generate net income in the future.

Crown’s principal markets are subject to overcapacity and intense competition, which could reduce Crown’s net sales and net income.

The worldwide food and beverage can markets have experienced limited growth in demand in recent years. Food and beverage cans are standardized products, allowing for relatively little differentiation among competitors. This led to overcapacity and price competition among food and beverage producers, as capacity growth outpaced the growth in demand for food and beverage cans. These market conditions reduced product prices, which contributed to declining revenue and net income and increasing debt balances that Crown experienced in the past. The North American food and beverage can market, in particular, is considered to be a mature market, characterized by slow growth and a sophisticated distribution system. Price-driven competition has increased as producers seek to capture more sales volumes in order to keep their plants operating at optimal levels and reduce unit costs.

Competitive pricing pressures, overcapacity, the failure to develop new product designs and technologies for products, as well as other factors could cause Crown to lose existing business or opportunities to generate new business and could result in decreased cash flow and net income.

Crown is subject to competition from substitute products, which could result in lower profits and reduced cash flows.

Crown is subject to substantial competition from producers of alternative packaging made from glass and plastic, particularly from producers of plastic food and beverage containers, whose market has grown substantially over the past several years. Crown’s sales depend heavily on the volumes of sales by Crown’s customers in the food and beverage markets. Changes in preferences for products and packaging by consumers of prepackaged food and beverage cans significantly influence Crown’s sales. Changes in packaging by Crown’s customers may require Crown to re-tool manufacturing operations, which could require material expenditures. In addition, a decrease in the costs of, or a further increase in consumer demand for, alternative packaging could result in lower profits and reduced cash flows for Crown.

Crown is subject to the effects of fluctuations in foreign exchange rates, which may reduce its net sales and cash flow.

Crown is exposed to fluctuations in foreign currencies as a significant portion of its consolidated net sales, and some of its costs, assets and liabilities, are denominated in currencies other than the U.S. dollar. For the fiscal years ended December 31, 2002, 2003 and 2004 and the nine months ended September 30, 2005, Crown derived approximately 61%, 68%, 69% and 70%, respectively, of its consolidated net sales from sales in foreign currencies. In its consolidated financial statements, Crown translates local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period. During times of a strengthening U.S. dollar, its reported international revenue and earnings will be reduced because the local currency will translate into fewer U.S. dollars. Conversely, a weakening U.S. dollar will effectively increase the dollar-equivalent of Crown’s expenses and liabilities denominated in foreign currencies. Crown’s translation and exchange adjustments reduced reported income before tax by $26 million in 2002 and by $76 million in the first nine months of 2005, and increased reported income before tax by $207 million in 2003 and by $98 million in 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Position—Market Risk” in Crown’s Annual Report on Form 10-K for the year ended December 31, 2005 and Crown’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which are incorporated by reference in this prospectus.

Although Crown may use currency exchange rate protection agreements from time to time to reduce its exposure to currency exchange rate fluctuations in some cases, it may not elect or have the ability to implement hedges or, if it does implement them, they may not achieve the desired effect. In connection with the 2005 refinancing plan, Crown European Holdings entered into currency swaps to convert an aggregate of approximately $700 million of dollar denominated debt into euros.

Crown’s international operations are subject to various risks that may lead to decreases in its financial results.

The risks associated with operating in foreign countries may have a negative impact on Crown’s liquidity and net income. Crown’s international operations generated approximately 61%, 68%, 69% and 70% of its consolidated net sales in 2002, 2003 and 2004, and the first nine months of 2005, respectively. The business strategy of Crown includes continued expansion of international activities. However, Crown’s international operations are subject to various risks associated with operating in foreign countries, including:

•	restrictive trade policies;

•	inconsistent product regulation or policy changes by foreign agencies or governments;

•	duties, taxes or government royalties, including the imposition or increase of withholding and other taxes on remittances and other payments by non-U.S. subsidiaries;

•	customs, import/export and other trade compliance regulations;

•	foreign exchange rate risks;

•	difficulty in collecting international accounts receivable and potentially longer payment cycles;

•	increased costs in maintaining international manufacturing and marketing efforts;

•	non-tariff barriers and higher duty rates;

•	difficulties in enforcement of contractual obligations and intellectual property rights;

•	exchange controls, such as those found in Thailand;

•	national and regional labor strikes;

•	language and cultural barriers;

•	high social benefit costs for labor, including costs associated with restructurings;

•	political, social, legal and economic instability;

•	taking of property by nationalization or expropriation without fair compensation;

•	imposition of limitations on conversions of foreign currencies into dollars or payment of dividends and other payments by non-U.S. subsidiaries;

•	hyperinflation and currency devaluation in certain foreign countries, including the countries of Eastern Europe and Turkey, where such currency devaluation could affect the amount of cash generated by operations in those countries and thereby affect Crown’s ability to service the new notes; and

•	war, civil disturbance and acts of terrorism.

There can be no guarantee that a deterioration of economic conditions in countries in which Crown operates would not have a material impact.

Crown’s profits will decline if the price of raw materials or energy rises and it cannot increase the price of its products.

Crown uses various raw materials, such as aluminum and steel for metals packaging, and various types of resins, which are petrochemical derivatives, for plastics packaging in its manufacturing operations. Sufficient quantities of these raw materials may not be available in the future. Moreover, the prices of certain of these raw materials, such as aluminum, steel and resin, have historically been subject to volatility. In addition, the political situation in Iraq and other petroleum exporters, along with weather-related events in the United States may cause additional volatility in the price of petrochemicals. Supplier consolidations and recent government regulations provide additional uncertainty as to the level of prices at which Crown might be able to source raw materials in the future.

As a result of steel price increases, in 2005 Crown implemented significant price increases in all of its steel product categories. There can be no assurance that Crown will be able to fully recover from its customers the impact of steel surcharges or price increases. In addition, if Crown is unable to purchase steel for a significant period of time, Crown’s steel-consuming operations would be disrupted. Crown is continuing to monitor this situation and the effect on its operations.

Crown may be subject to adverse price fluctuations and surcharges, including recent steel price increases discussed above, when purchasing raw materials and it may be unable to increase its prices to offset unexpected increases in raw material costs without suffering reductions in unit volume, revenue and operating income. If any of Crown’s principal suppliers were to increase their prices significantly, impose substantial surcharges or were unable to meet its requirements for raw materials, either or both of its revenues or profits would decline.

In addition, the manufacturing facilities of Crown are dependent, in varying degrees, upon the availability of processed energy, such as natural gas and electricity. Certain of these energy sources may become difficult or impossible to obtain on acceptable terms due to external factors, which could increase Crown’s costs or interrupt its business.

The loss of a major customer and/or customer consolidation could reduce Crown’s net sales and profitability.

Many of Crown’s largest customers have acquired companies with similar or complementary product lines. This consolidation has increased the concentration of Crown’s business with its largest customers. In many cases, such consolidation has been accompanied by pressure from customers for lower prices, reflecting the increase in the total volume of product purchased or the elimination of a price differential between the acquiring customer and the company acquired. Increased pricing pressures from Crown’s customers may reduce Crown’s net sales and net income.

The majority of Crown’s sales are to companies that have leading market positions in the sale of packaged food, beverages, aerosol and health and beauty products to consumers. Although no one customer accounted for more than 10% of its net sales in 2002, 2003, or 2004, the loss of any of its major customers could reduce Crown’s net sales and net income. A continued consolidation of Crown’s customers could exacerbate any such loss.

Crown’s business is seasonal and weather conditions could reduce Crown’s net sales.

Crown manufactures packaging primarily for the food and beverage can market. Its sales can be affected by weather conditions. Due principally to the seasonal nature of the soft drink, brewing, iced tea and other beverage industries, in which demand is stronger during the summer months, sales of Crown’s products have varied and are expected to vary by quarter. Shipments in the U.S. and Europe are typically greater in the second and third quarters of the year. Unseasonably cool weather can reduce consumer demand for certain beverages packaged in its containers. In addition, poor weather conditions that reduce crop yields of packaged foods can decrease customer demand for its food containers.

Crown is subject to costs and liabilities related to stringent environmental and health and safety standards.

Laws and regulations relating to environmental protection and health and safety may increase Crown’s costs of operating and reduce Crown’s profitability. Crown’s operations are subject to numerous U.S. federal and state and non-U.S. laws and regulations governing the protection of the environment, including those relating to treatment, storage and disposal of waste, discharges into water, emissions into the atmosphere, remediation of soil and groundwater contamination and protection of employee health and safety. Future regulations may impose stricter environmental requirements affecting Crown’s operations. For example, anticipated future restrictions in some jurisdictions on air emissions of volatile organic compounds and the use of certain paint and lacquering ingredients may require Crown to employ additional control equipment or process modifications. Crown’s operations and properties, both in the U.S. and abroad, must comply with these laws and regulations.

A number of governmental authorities both in the U.S. and abroad have enacted, or are considering, legal requirements that would mandate certain rates of recycling, the use of recycled materials and/or limitations on certain kinds of packaging materials such as plastics. In addition, some companies with packaging needs have responded to such developments, and/or to perceived environmental concerns of consumers, by using containers made in whole or in part of recycled materials. Such developments may reduce the demand for some of Crown’s products, and/or increase Crown’s costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Position—Environmental Matters” in Crown’s Annual Report on Form 10-K for the year ended December 31, 2004 and Crown’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which are incorporated by reference in this prospectus.

Crown has written down a significant amount of goodwill, and a further writedown of goodwill would result in lower reported net income and a reduction of its net worth.

Further impairment of Crown’s goodwill would require additional write-offs of goodwill, which would reduce Crown’s net income in the period of any such write-off. At September 30, 2005, the carrying value of Crown’s goodwill was approximately $2.0 billion. In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Under the standard, Crown is no longer required to or permitted to amortize goodwill reflected on its balance sheet. It is, however, required to evaluate goodwill reflected on its balance sheet when circumstances indicate a potential impairment and at least annually, under the new impairment testing guidelines outlined in the standard. If it determines that the goodwill is impaired, Crown would be required to write-off a portion or all of the goodwill. Crown adopted this standard on January 1, 2002 and recorded a noncash, non-tax deductible impairment charge of $1.0 billion, reported as the cumulative effect of a change in accounting.

If Crown fails to retain key management and personnel Crown may be unable to implement its business and financial improvement plan.

Members of Crown’s senior management have extensive industry experience, and it would be difficult to find new personnel with comparable experience. Because Crown’s business is highly specialized, we believe that it would also be difficult to replace Crown’s key technical personnel. Crown believes that its future success depends, in large part, on its experienced senior management team. Losing the services of key members of its management team could limit Crown’s ability to implement its business and financial improvement plan.

A significant portion of Crown’s workforce is unionized and labor disruptions could increase Crown’s costs and prevent Crown from supplying its customers.

A significant portion of Crown’s workforce is unionized. Although Crown considers its current relations with its employees to be generally good, a prolonged work stoppage or strike at any facility with unionized employees could increase Crown’s costs and prevent Crown from supplying its customers. In addition, upon the expiration of existing collective bargaining agreements, Crown may not reach new agreements without union action and any such new agreements may not be on terms satisfactory to Crown.

If Crown fails to maintain an effective system of internal controls, Crown may not be able to accurately report financial results or prevent fraud.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm Crown’s business. Crown must annually evaluate its internal procedures to satisfy the requirements of Section 404 the Sarbanes-Oxley Act of 2002, which requires management and auditors to assess the effectiveness of internal controls. If Crown fails to remedy or maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, Crown could be subject to regulatory scrutiny, civil or criminal penalties or shareholder litigation.

In addition, failure to maintain adequate internal controls could result in financial statements that do not accurately reflect Crown’s financial condition. There can be no assurance that Crown will be able to complete the work necessary to fully comply with the requirements of the Sarbanes-Oxley Act or that Crown’s management and auditors will continue to conclude that Crown’s internal controls are effective.

Crown is subject to litigation risks which could negatively impact its operations and net income.

Crown is subject to various lawsuits and claims with respect to matters such as governmental, environmental and employee benefits laws and regulations, securities, labor, recent price increases by one of Crown’s suppliers, and actions arising out of the normal course of business, in addition to asbestos-related litigation described in “—Pending and future asbestos litigation and payments to settle asbestos-related claims could reduce Crown Cork’s cash flow and negatively impact Crown Cork’s financial condition.” Crown is currently unable to determine the total expense or possible loss, if any, that may ultimately be incurred in the resolution of such legal proceedings. Regardless of the ultimate outcome of such legal proceedings, they could result in significant diversion of time by Crown’s management. The results of Crown’s pending legal proceedings, including any potential settlements, are uncertain and the outcome of these disputes may decrease its cash available for operations and investment, restrict its operations or otherwise negatively impact its business, operating results, financial condition and cash flow.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, which are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto), are “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words, such as “believes,” “estimates,” “anticipates,” “expects” and other words of similar meaning in connection with a discussion of future operating or financial performance. These may include, among others, statements relating to:

•	Crown’s plans or objectives for future operations, products or financial performance;

•	Crown’s and its subsidiaries’ indebtedness;

•	the impact of an economic downturn or growth in particular regions;

•	anticipated uses of cash;

•	cost reduction efforts and expected savings; and

•	the expected outcome of contingencies, including with respect to asbestos-related litigation and pension liabilities.

These forward-looking statements are made based upon Crown’s expectations and beliefs concerning future events impacting it and therefore involve a number of risks and uncertainties. Crown cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause the actual results of operations or the financial condition of Crown and its subsidiaries to differ include, but are not necessarily limited to, the factors indicated in this prospectus under the caption “Risk Factors” and the following additional factors:

•	their ability to repay, refinance or restructure their short and long-term indebtedness on adequate terms and to comply with the terms of their agreements relating to debt;

•	loss of customers, including the loss of any significant customer;

•	their ability to obtain and maintain adequate pricing for their products, including the impact on their revenue, margins and market share and the ongoing impact of their recent price increases;

•	the impact of their initiative to generate additional cash, including the reduction of working capital levels and capital spending;

•	restrictions on Crown’s use of available cash under its debt agreements;

•	their ability to realize cost savings from their restructuring programs;

•	changes in the availability and pricing of raw materials (including aluminum can sheet, steel tinplate, plastic resin, inks and coatings) and energy and their ability to pass raw material and energy price increases and surcharges through to their customers or to otherwise manage these commodity pricing risks;

•	the financial condition of their vendors and customers;

•	their ability to generate significant cash to meet their obligations and invest in their business and to maintain appropriate debt levels;

•	their ability to maintain adequate sources of capital and liquidity;

•	their ability to realize efficient capacity utilization and inventory levels;

•	changes in consumer preferences for different packaging products;

•	competitive pressures, including new product developments, industry overcapacity, or changes in competitors’ pricing for products;

•	their ability to maintain and develop competitive technologies for the design and manufacture of products in a cost effective manner and to withstand competitive and legal challenges to the proprietary nature of such technology;

•	their ability to generate sufficient production capacity;

•	the collectibility of receivables;

•	changes in governmental regulations or enforcement practices, including with respect to environmental, health and safety matters and restrictions as to foreign investment or operation;

•	weather conditions including their effect on demand for beverages and on crop yields for fruits and vegetables stored in food containers;

•	changes or differences in U.S. or international economic or political conditions, such as inflation or fluctuations in interest or foreign exchange rates (and the effectiveness of any currency or interest rate hedges) and tax rates;

•	war or acts of terrorism that may disrupt their production or the supply or pricing of raw materials, impact the financial condition of their customers or adversely affect their ability to refinance or restructure their indebtedness;

•	the impact of existing and future legislation regarding refundable mandatory deposit laws in Europe for non-refillable beverage containers and the implementation of an effective return system;

•	energy and natural resource costs;

•	the costs and other effects of legal and administrative cases and proceedings, settlements and investigations;

•	the outcome of asbestos-related litigation, including the number and size of future claims and the terms of settlements, and the impact of bankruptcy filings by other companies with asbestos-related liabilities, any of which could increase asbestos-related costs over time, the adequacy of reserves established for asbestos-related liabilities, Crown Cork’s ability to obtain resolution without payment of asbestos related claims by persons alleging first exposure to asbestos after 1964, and the impact of Texas, Mississippi, Ohio, Florida and Pennsylvania legislation dealing with asbestos liabilities and any litigation challenging that legislation and any future state or federal legislation dealing with asbestos liabilities;

•	labor relations and workforce and social costs, including pension and post-retirement obligations and other employee or retiree costs;

•	investment performance of their pension plans;

•	costs and difficulties related to the integration of acquired businesses; and

•	the impact of any potential dispositions, acquisitions or other strategic realignments, including the recent sale of Crown’s plastic closures business and the final net proceeds therefrom.

Some of the factors noted above are discussed elsewhere in this prospectus and in the periodic and current reports Crown files with the SEC. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

USE OF PROCEEDS

We will not receive any proceeds from this exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements.

Net proceeds from the offering of the old notes were approximately $1.1 billion, before deducting the initial purchasers’ discount. These net proceeds, together with the proceeds from the sale of Crown’s plastic closures business and the initial borrowings under Crown’s new term loan and revolving credit facility, were used to (i) repay principal and premium on approximately $1,076 million aggregate principal amount of the $1,085 million dollar denominated second priority notes, €267 million aggregate principal amount of the €285 million euro denominated second priority notes and $722 million aggregate principal amount of the $725 million third priority notes, (ii) pay fees and expenses associated with the refinancing and (iii) for general corporate purposes.

See “Description of Certain Indebtedness.”

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,			Nine Months Ended September 30,
	2002	2003	2004	2004	2005
Ratio of earnings to fixed charges	N/A	1.3x	1.3x	1.6x	1.4x

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges, amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the new notes, the ratio of earnings to fixed charges is defined differently.

Earnings did not cover fixed charges by $202 million for the year ended December 31, 2002.

CAPITALIZATION

The following table sets forth the consolidated cash and cash equivalents and capitalization of Crown as of September 30, 2005, on an actual basis and the consolidated cash and cash equivalents and capitalization of Crown as of September 30, 2005 as adjusted to give effect to the 2005 refinancing plan, the sale of Crown’s plastic closures business and the application of the net proceeds therefrom as described under the caption “Use of Proceeds.” Crown’s historical financial results and related financial information reflect the reclassification to discontinued operations of amounts related to Crown’s plastic closures business that was sold in October 2005. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

	(dollars in millions)
	September 30, 2005
	Actual	As Adjusted
Cash and cash equivalents (1)	$275	$500

Debt:
Existing credit facilities	$10	—
New credit facilities:
Revolving credit facilities	—	368
Term loan facilities	—	500
6 1/4% First priority notes	553	553
9 1/2% Second priority notes (2)	1,085	9
10 1/4% Second priority notes (2)	343	22
10 7/8% Third priority notes (2)	725	3
7 5/8% senior notes due 2013 offered hereby	—	500
7 3/4% senior notes due 2015 offered hereby	—	600
Outstanding unsecured notes:
Notes due through 2006	157	157
Notes due 2023 through 2096	700	700
Capital lease obligations and other secured debt	32	32
Other unsecured indebtedness (2)	100	127

Total debt	$3,705	$3,571
Minority interests	236	236
Shareholders’ equity (3)	207	(177)

Total capitalization	$4,148	$3,630

(1)	The as adjusted cash and cash equivalents have increased by $225 million to reflect the receipt of the $690 million of proceeds from the sale of Crown’s plastic closures business, less (a) the cash used to pay the tender offer premium on second and third priority notes of $275 million, less (b) $29 million in fees and expenses paid in connection with the 2005 refinancing plan, less (c) $161 million of cash used for the repayment of outstanding indebtedness.
(2)	The as adjusted other unsecured indebtedness reflects the write off of $27 million of unamortized interest rate swap termination costs.
(3)	As adjusted, shareholders’ equity has been decreased by $384 million to reflect the write off of (a) $275 million premium paid, plus (b) $79 million of unamortized debt issuances fees, plus (c) $27 million of unamortized interest rate swap termination costs, plus (d) $3 million of estimated fees and expenses paid in connection with the tender offers.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma consolidated condensed financial statements are presented to illustrate the effects of the 2005 refinancing plan and the sale of Crown’s plastic closures business on the historical financial position and results of operations of Crown. Historical amounts for the year ended December 31, 2004 are derived from Crown’s audited 2004 consolidated financial statements. Historical amounts as of and for the nine months ended September 30, 2005 are derived from Crown’s unaudited consolidated financial statements.

The statements reflect adjustments for the completion of Crown’s 2005 refinancing plan and the sale of Crown’s plastic closures business. The pro forma adjustments are based upon available information and certain assumptions that Crown believes are reasonable under the circumstances. These adjustments are more fully described in the notes to the pro forma consolidated condensed financial statements below.

The unaudited pro forma consolidated condensed balance sheet at September 30, 2005 assumes that the 2005 refinancing plan and the sale of the plastic closures business took place on that date. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2004 assumes that the 2005 refinancing plan and the sale of the plastic closures business took place on January 1, 2004, the beginning of Crown’s 2004 fiscal year. The unaudited pro forma consolidated condensed statement of operations for the nine months ended September 30, 2005 assumes that the 2005 refinancing plan and the sale of the plastic closures business took place on January 1, 2005, the beginning of Crown’s 2005 fiscal year. The unaudited pro forma consolidated condensed statement of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 do not include the results of Crown’s plastic closures business, which are reported on the historical statement of operations for each period as discontinued operations. Such information is not necessarily indicative of the financial position or results of operations of Crown that would have occurred if the 2005 refinancing plan and the sale of the plastic closures business had been consummated as of the dates indicated, nor should it be construed as being a representation of the future financial position or results of operations of Crown.

The unaudited pro forma consolidated condensed financial statements of Crown should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Crown’s consolidated financial statements, the related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

Unaudited Pro Forma Consolidated Condensed Balance Sheet

As of September 30, 2005

(in millions)

	Historical Amounts	Disposition Adjustments (1)	Pro Forma for Disposition	Refinancing/ Other Adjustments		Pro Forma for Refinancing
Assets
Current assets
Cash & cash equivalents	$275	$690	$965	$(465	)(2)	$500
Receivables	944		944			944
Inventories	856		856			856
Prepaid expenses and other current assets	76		76			76
Assets held for sale	890	(890)	—			0

Total current assets	3,041	(200)	2,841	(465)		2,376
Goodwill, net of amortization	2,038		2,038			2,038
Property, plant and equipment	1,636		1,636			1,636
Other non-current assets	1,013		1,013	(53	)(3)	960

Total assets	$7,728	$(200)	$7,528	$(518)		$7,010

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term debt	$63		$63	$5	(4)	$68
Current maturities of long-term debt	24		24			24
Accounts payable and accrued liabilities	1,749		1,749			1,749
Income taxes payable	46		46			46
Liabilities held for sale	200	$(200)	—			0

Total current liabilities	2,082	(200)	1,882	5		1,887
Long-term debt, excluding current maturities	3,618		3,618	(139	)(5)	3,479
Post-retirement and pension liabilities	971		971			971
Other non-current liabilities	614		614			614
Minority interests	236		236			236
Shareholders’ equity	207		207	(384	)(6)	(177)

Total liabilities & shareholders’ equity	$7,728	$(200)	$7,528	$(518)		$7,010

Unaudited Pro Forma Consolidated Condensed Statement of Operations

for the Year Ended December 31, 2004

(in millions)

	Historical Amounts	Refinancing Adjustments		Pro Forma for Refinancing
Net Sales	$6,531			$6,531
Cost of products sold (excluding depreciation and amortization)	5,463			5,463
Depreciation and amortization	263			263

Gross Profit	805			805
Selling and administrative expense	318			318
Provision for asbestos	35			35
Provision for restructuring	7			7
Provision for asset impairments and loss/gain on sale of assets	47			47
Loss/(gain) on early extinguishment of debt	39	$398	(7)	437
Interest expense, net of interest income	353	(115	)(8)	238
Translation and exchange adjustments	(98)			(98)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings	104	(283)		(179)
Provision for income taxes	61	(9	)(9)	52
Minority interests, net of equity earnings	(27)			(27)

Income from continuing operations	$16	$(274)		$(258)

Unaudited Pro Forma Consolidated Condensed Statement of Operations

for the Nine Months Ended September 30, 2005

(in millions)

	Historical Amounts	Total Refinancing Adjustments		Pro Forma for Refinancing
Net Sales	$5,279			$5,279
Cost of products sold (excluding depreciation and amortization)	4,381			4,381
Depreciation and amortization	188			188

Gross Profit	710			710
Selling and administrative expense	262			262
Provision for restructuring	3			3
Provision for asset impairments and loss/gain on sale of assets	(22)			(22)
Loss/(gain) on early extinguishment of debt	2	$384	(6)	386
Interest expense, net of interest income	277	(87	)(8)	190
Translation and exchange adjustments	76			76

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings	112	(297)		(185)
Provision for income taxes	13			13
Minority interests, net of equity earnings	(22)			(22)

Income from continuing operations	$77	$(297)		$(220)

(1)	Reflects the net proceeds of $690 million from the sale of Crown’s plastic closures business and the removal of the asset and liabilities held for sale.
(2)	Reflects (a) the cash used to pay the tender offer premium on second and third lien notes of $275 million, (b) $26 million of estimated fees and expenses paid in connection with the refinancing, (c) $161 million of cash used for the repayment of outstanding indebtedness, and (d) $3 million of fees and expenses paid in connection with the tender offers.
(3)	Reflects $26 million of fees and expenses paid in connection with the 2005 refinancing plan which will be amortized over the life of the notes and Crown’s new credit facilities, less the write off of $79 million of unamortized debt issuances fees on indebtedness to be repaid in connection with the 2005 refinancing plan.
(4)	Reflects $5 million of the current portion of the new term loan.
(5)	Reflects the repayment of $161 million of outstanding indebtedness, plus the write off of $27 million of unamortized interest rate swap termination costs and $5 million reclassification of the current portion of the new term loan.
(6)	Reflects the write off of (a) $275 million tender offer premium on second and third lien notes paid, (b) $79 million of unamortized debt issuances fees, (c) $27 million of unamortized interest rate swap termination costs, plus (d) $3 million of fees and expenses paid in connection with the tender offers.
(7)	Reflects the write off of (a) $275 million tender offer premium on second and third lien notes paid, (b) $95 million of unamortized debt issuances fees, (c) $25 million to retire outstanding interest rate swap, and (d) $3 million of fees and expenses paid in connection with the tender offers.
(8)	Reflects the interest expense impact based on the following assumptions:

•	Crown borrows $165 million under the term loan facility at LIBOR plus 150 basis points. The assumed rate is 6.0%.

•	Crown borrows $335 million U.S. dollar euro equivalent under the term loan facility at EURIBOR plus 150 basis points. The assumed rate is 3.9%.

•	Crown issues $600 million of senior notes due November 15, 2015 at an assumed interest rate of 7.75%.

•	Crown issues $500 million of senior notes due November 15, 2013 at an assumed interest rate of 7.625%.

•	Crown European Holdings enters into $700 million aggregate principal amount of cross-currency swaps of interest and principal to hedge its U.S. dollar loan with Crown Americas. The hedge yields an interest savings of 1.63%.

•	Crown enters into an $800 million revolving credit facility which consist of a U.S. facility of $410 million and a $40 million Canadian facility at LIBOR plus 150 basis points and a $350 million multicurrency facility at EURIBOR plus 150 basis points. The interest rate is assumed to be 6.0% on the U.S. and Canadian facilities on the average outstanding balances of $242 million for the nine month period ended September 30, 2005 and $170 million for the twelve months ended December 31, 2004. The interest rate is assumed to be 3.9% on the multicurrency facility on the average outstanding balances of $242 million for the nine month period ended September 30, 2005 and $170 million for the twelve months ended December 31, 2004.

•	Crown pays a commitment fee of 37.5 basis points on the undrawn portion of the $800 million proposed new revolving credit facility of $1 million for the nine months ended September 30, 2005 and $2 million for the twelve months ended December 31, 2004.

•	Crown pays a 150 basis point fee on $80 million and $81 million of average outstanding letters of credit for the periods ended September 30, 2005 and December 31, 2004, respectively.

•	The reversal of $6 million and $10 million in historical interest expense on borrowings under Crown’s existing credit facility at a weighted average interest rate of 6.6% and 5.9% for the periods ended September 30, 2005 and December 31, 2004, respectively.

•	The reversal of $11 million and $18 million in historical amortization of debt issuance fees on indebtedness paid in connection with the refinancing for the nine and twelve month periods ended September 30, 2005 and December 31, 2004, respectively.

•	The reversal of the historical commitment and letter of credit fees of $4 million and $7 million for the nine and twelve month periods ended September 30, 2005 and December 31, 2004, respectively.

•	The amortization of $2 million and $3 million in fees paid in connection with the 2005 refinancing plan during the periods ended September 30, 2005 and December 31, 2004, respectively.

•	The reversal of $16 million of benefits from interest rate swaps on the refinanced debt for the twelve month period ended December 31, 2004. The benefit for the nine month period ended September 30, 2005 was less than $1 million.

•	The reversal of the historical interest expense of $161 million and $214 million for the nine and twelve month periods ended September 30, 2005 and December 31, 2004, respectively.

A 0.5% movement in LIBOR would change annual interest expense on $1.0 billion of average outstanding variable debt by $5 million as of December 31, 2004.

(9)	Reflects the tax benefit associated with lower interest that will be recognized outside the United States.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected consolidated historical financial data for Crown. The summary of operations and other data for each of the years in the three-year period ended December 31, 2004 and the balance sheet data as of December 31, 2003 and 2004 have been derived from Crown’s audited consolidated financial statements and the notes thereto appearing elsewhere herein. The balance sheet data as of December 31, 2002 has been derived from Crown’s audited consolidated financial statements which do not appear herein. The summary of operations and other data for the nine-months periods ended September 30, 2004 and 2005 and the balance sheet data as of September 30, 2004 and 2005 have been derived from Crown’s unaudited consolidated financial statements, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The selected consolidated historical financial data reflect the reclassification to discontinued operations of amounts related to Crown’s plastic closures business that was sold in October 2005. The December 31, 2002 balance sheet data has been derived from Crown’s audited consolidated financial statements which do not appear herein. You should read the following financial information in conjunction with, and it is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, the related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

(dollars in millions, except per share data)
Year Ended December 31,	Nine Months Ended September 30,
2002(1)	2003	2004	2004	2005
Summary of Operations Data:
Net sales	$6,246	$6,007	$6,531	$4,946	$5,279
Cost of products sold (excluding depreciation and amortization)	5,220	5,073	5,463	4,117	4,381
Depreciation and amortization	332	281	263	197	188

Gross profit	694	653	805	632	710
Selling and administrative expense	277	292	318	236	262
Provision for asbestos	30	44	35
Provision for restructuring	18	15	7	1	3
Provision for asset impairments and loss/(gain) on sale of assets	247	76	47	(22)
Loss/(gain) from early extinguishments of debt	(28)	12	39	37	2
Interest expense	342	379	361	270	283
Interest income	(11)	(11)	(8)	(5)	(6)
Translation and exchange adjustments	26	(207)	(98)	(7)	76

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting	(207)	53	104	100	112
Provision for income taxes	9	71	61	37	13
Minority interests	(24)	(39)	(41)	(28)	(32)
Equity earnings/(loss)	9	(17)	14	10	10

Income/(loss) from continuing operations before cumulative effect of a change in accounting	(231)	(74)	16	45	77

Discontinued Operations (2)
Income before income taxes	61	66	56	52	40
Provision for income taxes	21	24	21	19	21

Income from discontinued operations	40	42	35	33	19

Income/(loss) before cumulative effect of a change in accounting	(191)	(32)	51	78	96
Cumulative effect of a change in accounting, net of tax (3)	(1,014)

Net income/(loss) (4)	$(1,205)	$(32)	$51	$78	$96

Other Financial Data:
Cash flows provided by/(used in):
Operating activities	$415	$434	$404	$30	$101
Investing activities	591	(100)	(107)	(91)	(145)
Financing activities	(1,128)	(328)	(246)	(43)	(132)
Capital expenditures	115	120	138	97	115
Ratio of earnings to fixed charges (5)(6)	—	1.2	x	1.3	x	1.4	x	1.4	x

Balance Sheet Data (at end of period):
Cash and cash equivalents	$363	$401	$471	$295	$275
Working capital	(246)	86	263	268	959
Total assets	7,505	7,773	8,125	7,904	7,728
Total debt	4,054	3,939	3,872	3,959	3,705
Shareholders’ equity/(deficit)	(87)	140	277	233	207

(1)	The summary of operations and other data for the year ended December 31, 2002 includes the historical financial results of the following operations divested in 2002:

•	U.S. fragrance pumps business;

•	European pharmaceutical packaging business;

•	15% shareholding in Crown Nampak (Pty) Limited;

•	Central and East African packaging interests; and

•	89.5% of the equity interests of Constar International Inc.

(2)	On October 11, 2005, Crown completed the sale of its plastic closures business. The results of operations for the plastic closures business have been reported as discontinued operations for all periods presented. The assets and liabilities of the plastic closures business as of September 30, 2005 were reported separately under the captions “assets held for sale” and “liabilities held for sale” under current assets and current liabilities, respectively.
(3)	Cumulative effect of a change in accounting includes transition adjustments for the adoption of FAS 142 in 2002.
(4)	Income from continuing operations for the periods presented includes the following after-tax charges/(credits):

	(dollars in millions, except per share data)
	Year Ended December 31,			Nine Months Ended September 30,
	2002	2003	2004	2004	2005
Provision for restructuring	$15	$11	$5	$1	$3
Provision for asbestos	$30	$44	$35
Per diluted share	$0.21	$0.27	$0.21
Provision for asset impairments and loss/(gain) on sale of assets	$258	$68	$41		$(19)
Per diluted share	$1.79	$0.41	$0.24		$(0.11)
Loss/(gain) on early extinguishments of debt	$(28)	$16	$34	$32	$1
Per diluted share	$(0.19)	$0.10	$0.20	$0.19	$0.01
Foreign exchange (gain)/loss on U.S. dollar debt in Europe		$(143)	$(67)	$(5)	$64
Per diluted share		$(0.87)	$(0.40)	$(0.03)	$0.37
Crown’s share of goodwill impairment charge recorded by Constar International Inc.		$22
Per diluted share		$0.13
Reversal of tax valuation allowances					$(9)
Per diluted share					$(.05)
Cumulative effect of accounting change	$1,014
Per diluted share	$7.05

(5)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates, minority interests and cumulative effect of accounting changes plus fixed charges (exclusive of interest capitalized during the period), amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor. For purposes of the covenants in the indentures governing the notes, the ratio of earnings to fixed charges is defined differently.
(6)	Earnings did not cover fixed charges by $202 million for the year ended December 31, 2002.

DESCRIPTION OF CERTAIN INDEBTEDNESS

New Credit Facilities

In connection with its 2005 refinancing plan, on November 18, 2005 Crown entered into new senior secured credit facilities with Deutsche Bank AG New York Branch and other lenders from time to time party thereto. Set forth below is a summary of the terms of the new credit facilities. You should refer to the new credit facilities for all of the terms thereof, which are filed as Exhibit 4.a to Crown’s Current Report on Form 8-K filed on November 25, 2005 and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Borrowers. The borrowers under the new credit facilities are Crown Americas, Crown European Holdings, Crown Metal Packaging Canada LP and certain subsidiaries of Crown European Holdings approved by the administrative agent.

The Facilities. The new credit facilities consist of (a) senior secured revolving credit facilities that will mature on May 15, 2011 in an aggregate principal amount of $800 million, of which up to $410 million will be available to Crown Americas in U.S. dollars (the “U.S. Dollar Revolving Facility”), up to $350 million will be available to Crown European Holdings and the subsidiary borrowers in euros and pound sterling in amounts to be agreed (the “Alternate Currency Revolving Facility”) and up to $40 million will be available to a Canadian subsidiary of Crown European Holdings in Canadian dollars (the “Canadian Revolving Facility” and together with the U.S. Dollar Revolving Facility and the Alternate Currency Revolving Facility, the “Revolving Facilities”) and (b) senior term loan facilities that will mature on November 15, 2012 in an aggregate principal amount of $165 million and €286.5 million ($165 million was borrowed by Crown Americas in U.S. dollars (the “U.S. Dollar Term Loan Facility”) and €286.5 million was borrowed by Crown European Holdings in euros (the “Alternate Currency Term Loan Facility” and together with the U.S. Term Loan Facility, the “Term Loan Facilities”)). The Revolving Facilities and the Term Loan Facilities are referred to collectively as the “Facilities.”

The Revolving Facilities initially bear interest at (1) LIBOR plus 1.50% (Banker’s Acceptance rate plus 1.50% in the case of the Canadian Revolving Facility) or (2) the alternate base rate plus 0.50%. On and after the date on which Crown delivers financial statements for the fiscal quarter ending December 31, 2005, the applicable margins in respect of the Revolving Facilities shall be subject to a grid. The Revolving Facilities are also subject to a commitment fee initially of 0.375% per annum on the undrawn portion thereof, subject to a grid.

The Term Loan Facilities bear interest at (1) LIBOR plus 1.50% or (2) the alternative base rate plus 0.50% and amortize on an annual basis in the amount of 1.0% of the principal amount of the Term Loan Facilities per year with the remainder being paid on the final maturity date of the Term Loan Facilities.

Guarantees. The U.S. Dollar Term Loan Facility and the Revolving Dollar Facility are guaranteed by Crown and, with certain limited exceptions, each of the direct and indirect U.S. subsidiaries of Crown (existing or thereafter acquired or created) including Crown Cork (collectively, the “U.S. Credit Group”). The Alternate Currency Term Loan Facility, Canadian Revolving Facility and Alternate Currency Revolving Facility are guaranteed by the U.S. Credit Group, certain parent entities of Crown European Holdings and certain subsidiaries of Crown European Holdings.

Security. The U.S. Dollar Term Loan Facility, the Revolving Dollar Facility and certain hedging and cash management obligations are secured by substantially all of the assets of the U.S. Credit Group (the “U.S. Collateral”); provided that the pledge of capital stock of first-tier non-U.S. subsidiaries of the U.S. Credit Group will be limited to 65% of such capital stock. The Alternate Currency Term Loan Facility, Canadian Revolving Facility and Alternate Currency Revolving Facility are secured by the U.S. Collateral and certain assets of the parent holding companies of Crown European Holdings, Crown European Holdings and certain of Crown European Holdings’ subsidiaries.

Any liens or security interests on assets that constitute “principal property” under the indentures governing Crown’s outstanding unsecured notes are limited to the maximum amount that would not trigger the obligation to equally and ratably secure such outstanding unsecured notes. See “—Outstanding Unsecured Notes—Limitations on Liens.” In addition, exceptions are provided for receivables that support receivables financings permitted by the new credit facilities.

Prepayments; Covenants; Events of Default. The Facilities contain affirmative and negative covenants, financial covenants (including, without limitation, a maximum net secured leverage ratio and a minimum interest coverage ratio), representations and warranties and events of default customary for facilities of this type. In addition, the Term Loan Facilities contain mandatory prepayment provisions customary for facilities of this type. The Facilities permit the borrowers to incur additional secured and unsecured debt (including additional first lien debt), subject to covenant compliance and other terms and conditions to be agreed.

Outstanding First Priority Secured Notes

In September and October of 2004, Crown European Holdings issued euro-denominated first priority senior secured notes under an indenture among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, N.A., as trustee. Set forth below is a summary of the terms of these outstanding first priority notes. You should refer to the indenture for all of the terms thereof, which is filed with the SEC as Exhibit 4.j to Crown’s Current Report on Form 8-K filed on September 8, 2004.

Principal, Maturity and Interest

The aggregate principal amount of the first priority notes issued in 2004 is €460 million, and these first priority notes will mature on September 1, 2011. Interest accrues at a rate of 6.25% per annum and is payable on March 1 and September 1 of each year.

Ranking and Guarantees

The first priority notes are secured obligations of Crown European Holdings and rank equal in right of payment with all other existing and future senior obligations of Crown European Holdings, including obligations under other unsubordinated indebtedness, such as the new credit facilities. The first priority notes effectively rank senior in right of payment to all existing and future obligations of Crown European Holdings that are unsecured or secured by liens junior to those securing the first priority notes, to the extent of the value, priority and validity of the liens on the assets securing the first priority notes, and also rank senior in right of payment to all existing and future obligations of Crown European Holdings that are, by their terms, subordinated in right of payment to the first priority notes.

The first priority notes are guaranteed by:

•	Crown and each of Crown’s U.S. restricted subsidiaries that are obligors under Crown’s credit facilities or that guarantee or otherwise become liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities; and

•	each of Crown European Holdings’ present and future restricted subsidiaries that guarantees or otherwise becomes liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities, or is otherwise an obligor under the credit facilities, unless the incurrence of such guarantee is prohibited by the laws of the jurisdiction of incorporation or formation of such restricted subsidiary.

The first priority notes and the related first priority note guarantees are junior in right of payment to all indebtedness of Crown’s subsidiaries that do not guarantee the first priority notes, including certain of its

non-U.S. subsidiaries, and are effectively junior in right of payment to any indebtedness of Crown, Crown European Holdings and the subsidiary guarantors that is secured by assets not securing the first priority notes.

Optional Redemption

Crown European Holdings may redeem some or all of the first priority notes at any time by paying a “make-whole” premium as set forth in the indenture for the first priority notes, plus accrued and unpaid interest, if any, to the redemption date.

On or prior to September 1, 2007, Crown European Holdings may use the net cash proceeds from certain equity offerings of capital stock of Crown Holdings that are contributed to the common equity capital or are used to subscribe for qualified capital stock of Crown European Holdings to redeem up to 35% of the principal amount of the first priority notes at a redemption price equal to 106.25% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such series of notes originally issued remain outstanding immediately after such redemption.

In the event Crown European Holdings has or would become obligated to pay additional amounts as a result of changes affecting certain withholding tax laws applicable to payments on the first priority notes, Crown European Holdings may redeem all, but not less than all, of such notes at any time at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon a change of control of Crown, as defined in the indenture for the first priority notes, the holders of such notes have the right to require Crown European Holdings to repurchase all or part of such notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants

The indenture for the first priority notes contains certain covenants for the benefit of the holders of such notes which restrict Crown’s and its restricted subsidiaries’ ability to, among other things: incur additional indebtedness; pay dividends or make certain other restricted payments or investments; create liens; enter into sale and leaseback transactions; create restrictions on payment of dividends; sell assets or merge or consolidate with any other person, or enter into transactions with affiliates.

The indenture for the first priority notes also provides that if the ratings assigned to such notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group and no default or event of default has occurred and is continuing under the indenture governing the notes, Crown European Holdings and the guarantors will no longer be subject to certain of these restrictions.

Such covenants are also subject to certain other limitations and exceptions.

Outstanding Second and Third Priority Secured Notes

In February 2003, Crown European Holdings issued dollar-denominated and euro-denominated second priority senior secured notes under an indenture among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, N.A., as trustee. Crown European Holdings also issued third priority senior secured notes under a separate indenture among Crown European Holdings, the guarantors named therein and Wells Fargo Bank Minnesota, N.A., as trustee. Set forth below is a summary of the terms of these second priority notes and third priority notes. You should refer to the indentures for all of the terms thereof, which are filed with the SEC as Exhibits 4.oo and 4.rr, respectively, to Crown’s Annual Report on Form 10-K for the year ended

December 31, 2002 filed on March 31, 2003. As part of the 2005 refinancing plan, Crown consummated tender offers for, and made payment for, approximately $1,076 million aggregate principal amount, or 99.2%, of the $1,085 million dollar-denominated second priority notes, €267 million aggregate principal amount, or 93.6%, of the €285 million euro-denominated second priority notes and $722 million aggregate principal amount, or 99.6%, of the $725 million third priority notes. As a result of the receipt of the requisite consents in connection with the tender offers, Crown entered into supplemental indentures, dated as of November 18, 2005, that give effect to the release of the collateral securing the second and third priority notes and the elimination of substantially all of the restrictive covenants from the indentures governing the second and third priority notes. You should refer to the supplemental indentures for all of the terms thereof, which are filed with the SEC as Exhibits 4.q and 4.r, respectively, to Crown’s Current Report on Form 8-K filed November 25, 2005. See “Summary—2005 Refinancing Plan.”

Principal, Maturity and Interest

The aggregate principal amount of the remaining outstanding dollar-denominated second priority notes and euro-denominated second priority notes is approximately $8.7 million and €18.2 million, respectively, and these second priority notes will mature on March 1, 2011. The aggregate principal amount of the remaining outstanding third priority notes is approximately $3.0 million and these third priority notes will mature on March 1, 2013. Interest accrues at a rate of 9 1/2% and 10 1/4% per annum on the dollar-denominated second priority notes and euro-denominated second priority notes, respectively, and 10 7/8% per annum on the third priority notes, and is payable on March 1 and September 1 of each year.

Ranking and Guarantees

Pursuant to the supplemental indentures, dated as of November 18, 2005, the collateral securing the dollar-denominated second priority notes, the euro-denominated second priority notes and the third priority notes was released. You should refer to the supplemental indentures for all of the terms thereof, which are filed with the SEC as Exhibits 4.q and 4.r, respectively, to Crown’s Current Report on Form 8-K filed November 25, 2005. Accordingly, the second and third priority notes are effectively junior in right of payment to all existing and future secured indebtedness of Crown European Holdings to the extent of the value of the assets securing such indebtedness, including the outstanding first priority notes and any borrowings under the new credit facilities. The second and third priority notes rank equal in right of payment to any existing or future senior unsecured indebtedness of Crown European Holdings. The second and third priority notes rank senior in right of payment to all existing and future obligations of Crown European Holdings that are, by their terms, subordinated in right of payment to the second and third priority notes.

The second and third priority notes are guaranteed by:

•	Crown and each of Crown’s U.S. restricted subsidiaries that are obligors under Crown’s credit facilities or that guarantee or otherwise become liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities; and

•	each of Crown European Holdings’ present and future restricted subsidiaries that guarantees or otherwise becomes liable with respect to any indebtedness of Crown, Crown European Holdings or any guarantor including, without limitation, any indebtedness under Crown’s credit facilities, or is otherwise an obligor under the credit facilities, unless the incurrence of such guarantee is prohibited by the laws of the jurisdiction of incorporation or formation of such restricted subsidiary.

The second and third priority notes and the related note guarantees are junior in right of payment to all indebtedness of Crown’s subsidiaries that do not guarantee the second and third priority notes, including certain of its non-U.S. subsidiaries, and are effectively junior in right of payment to any existing and future indebtedness of Crown, Crown European Holdings and the subsidiary guarantors of the second and third priority notes that is secured indebtedness to the extent of the value of the assets securing such indebtedness.

Optional Redemption

Crown European Holdings may redeem some or all of the second priority notes at any time on or prior to March 1, 2007 and the third priority notes at any time on or prior to March 1, 2008, in each case by paying a “make-whole” premium as set forth in the indentures governing such notes, plus accrued and unpaid interest, if any, to the redemption date. Crown European Holdings may redeem some or all of the dollar-denominated second priority senior secured notes and the euro-denominated second priority senior secured notes, in each case, at its option, at a redemption price equal to (i) 104.750% and 105.125%, respectively, if redeemed on March 1, 2007 and during the twelve-month period thereafter, (ii) 102.375% and 102.563%, respectively, if redeemed on March 1, 2008 and during the twelve-month period thereafter, and (iii) 100.000% and 100.000%, respectively, if redeemed on March 1, 2009 and thereafter, in each case, of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Crown European Holdings may redeem some or all of the third priority senior secured notes at its option, at a redemption price equal to (i) 105.438% if redeemed on March 1, 2008 and during the twelve-month period thereafter, (ii) 103.625% if redeemed on March 1, 2009 and during the twelve-month period thereafter, (iii) 101.813% if redeemed on or after March 1, 2010 and during the twelve-month period thereafter and (iv) 100.000% if redeemed on March 1, 2011 and thereafter, in each case, of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

In the event Crown European Holdings has or would become obligated to pay additional amounts as a result of changes affecting certain withholding tax laws applicable to payments on the second or third priority notes, Crown European Holdings may redeem all, but not less than all, of such notes at any time at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Outstanding Unsecured Notes

Crown Cork & Seal Company, Inc. currently has three series of unsecured notes outstanding and Crown Cork & Seal Finance PLC has one series of notes outstanding. The outstanding unsecured notes were issued under the following indentures:

•	indenture between Crown Cork & Seal Company, Inc. and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee, dated as of April 1, 1993; and

•	indenture among Crown Cork & Seal Company, Inc., Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and The Bank of New York, as trustee, dated as of December 17, 1996.

The outstanding unsecured notes issued by Crown Cork & Seal Company, Inc. have been guaranteed by Crown Holdings, Inc. and the outstanding unsecured notes issued by Crown Cork & Seal Finance PLC have been guaranteed by Crown Holdings, Inc. and Crown Cork & Seal Company, Inc. Crown has provided in the table below a summary of the four series of unsecured notes outstanding as of the date of this prospectus.

Issuer	Outstanding Principal Amount	Interest Rate	Maturity	Redemption by Issuer
	(in millions)
Crown Cork & Seal Finance PLC	$107	7.00%	December 2006	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Company, Inc.	$200	8.00%	April 2023	Redeemable at specified percentages of the principal amount plus accrued interest

Crown Cork & Seal Company, Inc.	$350	7.375%	December 2026	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

Crown Cork & Seal Company, Inc.	$150	7.50%	December 2096	Redeemable at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments thereon, plus accrued interest

The indentures under which the outstanding unsecured notes were issued provide certain protections for the holders of such outstanding unsecured notes. These protections restrict the ability of Crown to enter into certain transactions, such as mergers, consolidations, asset sales, sale and leaseback transactions and pledging of assets.

Consolidation, Merger, Conveyance, Transfer or Lease

Subject to certain exceptions, each of the indentures and agreements contains a restriction on the ability of Crown to undergo a consolidation or merger, or to transfer or lease substantially all of its properties and assets.

Limitation on Sale and Leaseback

Subject to certain exceptions, each of the indentures and agreements contains a covenant prohibiting Crown and certain “restricted subsidiaries” from selling any “principal property” to a person or entity and then subsequently entering into an arrangement with such person or entity that provides for the leasing by Crown or any of its restricted subsidiaries, as lessee, of such principal property. “Principal property” is defined in the indentures and agreements as any single manufacturing or processing plant or warehouse (excluding any equipment or personality located therein) located in the United States, other than any such plant or warehouse or portion thereof that Crown’s board of directors reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety. In the indentures and agreements governing the outstanding unsecured notes issued under the indenture dated as of December 17, 1996, the definition of “principal property” includes property located outside the United States. The indentures and agreements define “restricted subsidiary” to mean any subsidiary that owns, operates or leases one or more principal properties.

Limitations on Liens

Subject to certain exceptions, each of the indentures and agreements contains a covenant restricting Crown and its restricted subsidiaries under such indentures or agreements from creating or assuming any mortgage, security interest, pledge or lien upon any principal property (as defined above) or any shares of capital stock or evidences of indebtedness for borrowed money issued by any such restricted subsidiary and owned by Crown or any such restricted subsidiary without concurrently providing that the outstanding unsecured notes issued under such indenture shall be secured equally and ratably. The foregoing covenant shall not apply to the extent that the amount of indebtedness secured by liens on Crown’s principal properties and Crown’s restricted subsidiaries under such indentures does not exceed 10% of its consolidated net tangible assets.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

Simultaneously with the sale of the old notes, we and the guarantors entered into registration rights agreements with the initial purchasers of the old notes. We are conducting the exchange offer to satisfy our obligations under the registration rights agreements.

The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the old notes. Consequently, both the old 2013 notes and the new 2013 notes will be treated as a single series of debt securities and both the old 2015 notes and the new 2015 notes will be treated as a single series of debt securities under their respective indentures. For a description of the indentures, see “Description of the New Notes.”

The exchange offer is not extended to, nor will we accept tenders for exchange from, old note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

If we and the guarantors fail to meet certain specified deadlines under the registration rights agreements, we will be obligated to pay increased interest rates on the old notes.

A copy of each of the registration rights agreements has been filed with the SEC as Exhibits 4.i and j to Crown’s Current Report on Form 8-K dated November 18, 2005 and are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

We are offering to exchange an aggregate principal amount of up to $1.1 billion million of our new notes for a like amount of our old notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, all of the old notes are outstanding.

Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000, and any integral multiple of $1,000, in excess thereof.

Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See “Risk Factors—Consequences of a failure to exchange old notes” for more information regarding old notes outstanding after the exchange offer.

None of us or the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

The expiration date is 5:00 p.m., New York City time, on                     , 2006, or such later date and time to which the exchange offer is extended.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the old notes;

•	to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

•	to waive any condition or amend the terms of the exchange offer in any manner.

If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act to the exchange agent.

The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

In tendering old notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer old notes;

•	we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the old notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

Procedures for Tendering Old Notes

Valid Tender

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent or (2) a tender of old notes is to be made by book-entry transfer to the account of the exchange agent at DTC.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC and:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date or such other internal deadline set by DTC as the case may be.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal; or

•	the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption “—Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption “—Exchange Agent.”

The tender by a holder that is accepted by us and not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to Crown. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption “—Exchange Agent.”

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

•	by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

DTC Book-Entry Transfers

For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent.” In this context, the term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of old notes by any holder.

Any waiver to the exchange offer will apply to all old notes tendered.

Resales of New Notes

Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder of the exchange notes is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

•	the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

•	neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the new notes; and

•	neither the holder nor any other person receiving the new notes is an “affiliate” (as defined under the Securities Act) of us.

If any holder or any such other person is an “affiliate” of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the new notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

•	where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

•	the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	we have not received all applicable governmental approvals;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreements require that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC. See “—Registration Rights and Additional Interest on the Old Notes.”

Exchange Agent

We appointed Citibank, N. A. as exchange agent for the exchange offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at (800) 422-2066 or one of the following addresses:

By Mail, Overnight Courier or Hand:

Citibank, N.A. 111 Wall Street, 15th Fl. New York, NY 10005 Attn: Securities Services

Fax requests: (212) 657-1020

Fax Confirmations Call: (800) 422-2066

If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

Each of the registration rights agreements provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes. Accordingly, Crown will not recognize any gain or loss for accounting purposes for the exchange transaction. Crown intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights and Additional Interest on the Old Notes

If:

•	applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer contemplated by this prospectus; or

•	for any other reason this exchange offer is not consummated within 270 days after November 18, 2005 with respect to the old notes; or

•	Prior to the 20th day following consummation of this exchange offer:

•	the initial purchasers so request with respect to old notes not eligible to be exchanged for new notes in the registered exchange offer;

•	any holder of old notes notifies us that it is not eligible to participate in the registered exchange offer; or

•	an initial purchaser notifies us that it will not receive freely tradable new notes in exchange for old notes constituting any portion of an unsold allotment,

we will, subject to certain conditions, at our cost:

•	as promptly as practicable, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be;

•	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	keep the shelf registration statement effective until the earliest of (1) the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (2) two years from the effective date of the shelf registration statement (or until one year from the effective date of the shelf registration statement if the shelf registration statement is filed at the request of an initial purchaser) and (3) the date on which all notes registered thereunder are disposed of in accordance therewith.

If:

•	within 120 days after November 18, 2005 with respect to the old notes, neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC;

•	within 240 days after November 18, 2005 with respect to the old notes, the exchange offer registration statement has not been declared effective;

•	within 270 days after November 18, 2005 with respect to the old notes, neither the exchange offer contemplated by this prospectus has been consummated nor the shelf registration statement has been declared effective; or

•	after the shelf registration statement or the exchange offer registration statement is declared effective, such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the applicable registration rights agreement (each such event is referred to as a registration default)

then additional interest will accrue on the old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such rate exceed 1.00% per annum in the aggregate regardless of the number of registration defaults.

DESCRIPTION OF THE NEW NOTES

General

Crown Americas, LLC (“Crown Americas”) and Crown Americas Capital Corp. (“Capital Corp.”, and, together with Crown Americas, the “Issuers”) issued the old 2013 notes and will issue the new 2013 notes (the “2013 Notes”) under an indenture (the “2013 Notes Indenture”) among the issuers, the Guarantors (as defined below) and Citibank, N.A., as trustee (the “2013 Notes Trustee”). The issuers also issued the old 2015 notes and will issue the new 2015 notes (the “2015 Notes”) under a separate indenture (the “2015 Notes Indenture”) among the issuers, the Guarantors and Citibank, N.A., as trustee (the “2015 Notes Trustee”).

For purposes of this “Description of the New Notes” (a) the 2013 Notes and the 2015 Notes are collectively referred to as the “Notes”, (b) the 2013 Notes Indenture and the 2015 Notes Indenture are each individually referred to as an “Indenture” and collectively as the “Indentures”, (c) the 2013 Notes Trustee and the 2015 Notes Trustee are each individually referred to as a “Trustee” and collectively as the “Trustees” and (d) references to “Crown Americas” are references to Crown Americas, LLC and not any of its Subsidiaries. The definitions of certain other terms used in the following summary are set forth below under “—Certain Definitions.”

The terms of the Notes include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders of Notes are referred to the applicable Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indentures is not necessarily complete and is qualified in its entirety by reference to the Indentures, including the definitions therein of certain terms used below. You should read the Indentures because they, and not this summary, will define your rights as a Holder of Notes.

The terms of the new notes are the same as the terms of the old notes, except that:

•	the new notes will be registered under the Securities Act of 1933, as amended;

•	the new notes will not bear restrictive legends restricting their transfer under the Securities Act;

•	holders of the new notes are not entitled to certain rights under the registration rights agreement; and

•	the new notes will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to timing of the exchange offer.

Furthermore, each series of new notes, and each corresponding series of old notes, are treated as one respective series of notes under the Indentures, and references in the following summary to each series of new notes should be read to include the corresponding series of old notes.

The following is a summary of the material provisions of the Indentures. This summary is not necessarily complete and is qualified in its entirety by reference to the Indentures, including the definitions therein of certain terms used below. You should read the Indentures because they, and not this summary, will define your rights as a Holder of the Notes. Copies of the forms of the Indentures have been filed with the SEC as Exhibits 4.k and 4.l, respectively, to Crown’s Current Report on Form 8-K filed on November 25, 2005 and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Principal, Maturity and Interest

In the exchange offer contemplated by this prospectus (the “Offering”), the Issuers will issue $500 million aggregate principal amount of 2013 Notes under the 2013 Notes Indenture and $600 million aggregate principal amount of 2015 Notes under the 2015 Notes Indenture. The Issuers may issue additional 2013 Notes (the “Additional 2013 Notes”) from time to time under the 2013 Notes Indenture and additional 2015 Notes (the “Additional 2015 Notes” and, together with the Additional 2013 Notes, the “Additional Notes”) from time to time under the 2015 Notes Indenture; provided that any issuance of Additional Notes must first comply with the requirements of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” below. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. The Notes and any Additional Notes of the same series issued under the same Indenture will be treated as a single class for all purposes under such Indenture.

The 2013 Notes will mature on November 15, 2013. The 2015 Notes will mature on November 15, 2015. Interest on the 2013 Notes will accrue at the rate of 7 5/8% per annum and interest on the 2015 Notes will accrue at the rate of 7 3/4% per annum. Interest on the Notes will be payable in cash semi-annually in arrears on May 15 and November 15, commencing on May 15, 2006, to Holders of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of days elapsed. The redemption price at final maturity for the Notes will be 100% of their principal amount.

Principal of and premium, if any, and interest on (1) the 2013 Notes will be payable at the office or agency of the Issuers maintained for such purpose in the City and State of New York (the “2013 Notes Paying Agent”) and (2) the 2015 Notes will be payable at the office or agency of the Issuers maintained for such purpose in the City and State of New York (the “2015 Notes Paying Agent” and, together with the 2013 Notes Paying Agent, the “Paying Agents”), or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that if any Holder has given wire transfer instructions to the Issuers or the applicable Paying Agent at least 15 days prior to the payment date, all payments of principal, premium, if any, and interest with respect to the Notes held by such Holder will be made by wire transfer of immediately available funds to the account specified by such Holder. Until otherwise designated by the Issuers, the Issuers’ office or agency in the City and State of New York will be the office of the applicable Trustee maintained for such purpose in the City and State of New York. The Issuers may change the applicable Paying Agent or Registrar without prior notice to the Holders, and Parent or any of the Restricted Subsidiaries may act as a Paying Agent or Registrar.

The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Ranking and Guarantees

The Notes will be joint and several senior obligations of the Issuers, ranking pari passu in right of payment with all other existing and future senior obligations of the Issuers, including obligations under other unsubordinated Indebtedness. The Notes will be effectively subordinated to all existing and future obligations of the Issuers that are secured by Liens on any property or assets of an Issuer, to the extent of the value of the collateral securing such obligations, and will rank senior in right of payment to all existing and future obligations of the Issuers that are, by their terms, subordinated in right of payment to the Notes.

The Issuers’ joint and several obligations under the Notes and the Indentures will be unconditionally Guaranteed, jointly and severally, by Parent and each of Parent’s present and future Domestic Subsidiaries (other than the Issuers) that from time to time are obligors under or Guarantee any Credit Facility including, without limitation, the New Credit Facility.

The old notes are, and the new notes will be, Guaranteed by Parent and each of Parent’s Domestic Subsidiaries, other than Crownway Insurance Company and Crown Cork & Seal Receivables (DE) Corporation which will be Unrestricted Subsidiaries as of the Issue Date. The Notes will not be Guaranteed by any of Parent’s Foreign Subsidiaries.

Each Note Guarantee will be a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated

Indebtedness. Each Note Guarantee will be effectively subordinated to all existing and future obligations incurred by such Guarantor secured by Liens on any property or assets of such Guarantor, to the extent of the value of the collateral securing such obligations, and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, subordinated in right of payment to the Guarantee of such Guarantor.

The Notes will be effectively subordinated to the obligations of Non-Guarantor Subsidiaries.

The Guarantors will Guarantee the Notes on the terms and conditions set forth in the Indentures.

A Note Guarantee of a Guarantor (other than Parent or Crown) will be unconditionally released and discharged upon any of the following:

•	any Transfer (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of all of the Equity Interests of, or all or substantially all of the properties and assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of the applicable Indenture;

•	any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of the applicable Indenture, such that such Guarantor ceases to be a Subsidiary of Parent; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility;

•	the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility; or

•	the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the applicable Indenture; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility.

Except as provided under “—Certain Covenants—Merger, Consolidation or Sale of Assets,” a Note Guarantee of Parent or Crown may be released and discharged only with the consent of each Holder of Notes to which such Note Guarantee relates; provided that the Note Guarantee of Crown may also be released and discharged upon satisfaction of any of the conditions set forth in the first, second or fourth bullet point and, if Crown is also released as guarantor in respect of the Existing Secured Notes, to the extent outstanding, the third bullet point of the preceding paragraph.

No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the applicable Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under the applicable Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by the Indenture if, but for the existence of such Default or Event of Default, such Subsidiary would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuers shall have delivered to the applicable Trustee an officers’ certificate, upon which such Trustee shall have no responsibility for relying, stating that all conditions precedent provided for in the applicable Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under the applicable Indenture. At the request of the Issuers, the applicable Trustee shall execute and deliver an instrument evidencing such release.

By its terms, the Guarantee of each Subsidiary Guarantor will limit the liability of each such Guarantor to the maximum amount it can pay without its Guarantee being deemed a fraudulent transfer. See “Risk Factors—Risks Related to the New Notes—The notes and the note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.”

Optional Redemption

The 2013 Notes. On and after November 15, 2009, the Issuers may redeem the 2013 Notes at their option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on November 15 of any year set forth below:

Year	2013 Note Percentage
2009	103.813%
2010	101.906%
2011 and thereafter	100.000%

In addition, prior to November 15, 2009, the Issuers may redeem the 2013 Notes, at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus the applicable Make-Whole Premium (a “2013 Notes Make-Whole Redemption”). Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Notwithstanding the foregoing, on or prior to November 15, 2008, the Issuers, on one or more occasions, may, at their option, redeem up to 35% in aggregate principal amount of 2013 Notes (including Additional 2013 Notes) originally issued under the 2013 Notes Indenture at a redemption price equal to 107.625% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of Crown Americas or are used to subscribe from Crown Americas’ shares of its Qualified Capital Stock; provided that (1) at least 65% in aggregate principal amount of the 2013 Notes (including Additional 2013 Notes) originally issued under the 2013 Notes Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The 2015 Notes. On and after November 15, 2010, the Issuers may redeem the 2015 Notes at their option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period commencing on November 15 of any year set forth below:

Year	2015 Note Percentage
2010	103.875%
2011	102.583%
2012	101.292%
2013 and thereafter	100.000%

In addition, prior to November 15, 2010, the Issuers may redeem the 2015 Notes, at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, plus the applicable Make-Whole Premium

(a “2015 Notes Make-Whole Redemption”). Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Notwithstanding the foregoing, on or prior to November 15, 2008, the Issuers, on one or more occasions, may, at their option, redeem up to 35% in aggregate principal amount of 2015 Notes (including Additional 2015 Notes) originally issued under the 2015 Notes Indenture at a redemption price equal to 107.750% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of Crown Americas or are used to subscribe from Crown Americas’ shares of its Qualified Capital Stock; provided that (1) at least 65% in aggregate principal amount of the 2015 Notes (including Additional 2015 Notes) originally issued under the 2015 Notes Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection and Notice Regarding Notes

If less than all of the 2013 Notes or the 2015 Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis; provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on such Notes or portions thereof called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such notes to be redeemed. Any redemption and notice thereof pursuant to the applicable Indenture may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” the Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, thereon to the purchase date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by the applicable Indenture and described in such notice. Such obligation will not continue after a discharge of the Issuers or defeasance from their obligations with respect to the Notes. See “—Legal Defeasance and Covenant Defeasance.”

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the applicable Trustee all Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuers.

The applicable Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the applicable Trustee will promptly authenticate and deliver to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

Except as described above with respect to a Change of Control, the Indentures will not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction with respect to Parent or an Issuer.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture with respect to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The New Credit Facility and other existing Indebtedness of Parent and its Subsidiaries contain, and their future Indebtedness may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuers to repurchase the Notes could cause a default under the New Credit Facility and/or such Indebtedness, even if the Change of Control itself does not. Finally, the Issuers’ ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by their then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases and there can be no assurance that the Issuers would be able to obtain financing to make such repurchases. The Issuers’ failure to purchase the Notes in connection with a Change of Control would result in a Default under the Indentures which could, in turn, constitute a default under such other Indebtedness.

The existence of a Holder’s right to require the Issuers to make a Change of Control Offer upon a Change of Control may deter a third party from acquiring Parent or the Issuers in a transaction that constitutes a Change of Control. The definition of “Change of Control” includes a phrase relating to the transfer of “all or substantially all” of the assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase its Notes as a result of a transfer of less than all of the assets of Parent and its Subsidiaries taken as a whole to another Person may be uncertain.

Asset Sales

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless each of the following requirements is satisfied:

(1)	Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of (a) cash and/or Cash Equivalents, (b) Replacement Assets or (c) any combination of the consideration described in clauses (a) and (b); provided that the amount of:

•	any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Parent or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets as a result of which Parent and its Restricted Subsidiaries are released from further liability with respect thereto, and

•	any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted within 180 days of receipt thereof by Parent or such Restricted Subsidiary into cash (to the extent of the cash received)

will, in each case, be deemed to be cash for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent or such Restricted Subsidiary may at its option, cause such Net Proceeds to be applied (a) to make an investment in or expenditure for Replacement Assets or other capital expenditure or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 365th day, (b) to repay Indebtedness under the New Credit Facility (including any Related Obligations), any other Secured Indebtedness and/or any other Indebtedness (other than Subordinated Indebtedness) with a final maturity date prior to November 15, 2013 (and, in each case, to permanently reduce amounts outstanding thereunder), (c) to repay Indebtedness of a Non-Guarantor Subsidiary, other than an Issuer (and to permanently reduce amounts outstanding thereunder) or (d) any combination of subclauses (a), (b) and (c).

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will be required to (i) make an offer (an “Asset Sale Offer”) to the Holders of the Notes to purchase such Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the applicable Indenture and (ii) to the extent an Issuer so elects or is required, to repay any other outstanding Pari Passu Indebtedness (or offer to purchase such Pari Passu Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and permanently reduce amounts outstanding under such Pari Passu Indebtedness) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date.

Each application of Excess Proceeds pursuant to the preceding paragraph shall be made on a pro rata basis among the Notes and any such other Pari Passu Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness. To the extent that any Excess Proceeds remain after compliance with the preceding paragraph, Parent or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under the applicable Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds available in connection with an Asset Sale Offer, the applicable Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

All Net Proceeds and Excess Proceeds from Asset Sales may, pending their application in accordance with this covenant, be used to temporarily reduce revolving credit borrowings under any Credit Facility or be invested in any manner that is not prohibited by the applicable Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture:

Changes in Covenants when Notes Rated Investment Grade

Each of the Indentures will provide that if at any time (the “Termination Date”) that (i) the Notes issued under such Indenture have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under such Indenture, Parent and its Restricted Subsidiaries will no longer be subject to the following provisions of such Indenture:

(1)	“—Repurchase at the Option of Holders—Change of Control”;

(2)	“—Repurchase at the Option of Holders—Asset Sales”;

(3)	“—Restricted Payments”;

(4)	“—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5)	the first paragraph under “—Sale and Leaseback Transactions”;

(6)	upon the making of the election described in the second paragraph under “—Liens”, the first paragraph under “—Liens”;

(7)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(8)	clause (4) of the first paragraph under “—Merger, Consolidation or Sale of Assets”; and

(9)	“—Transactions with Affiliates”

(collectively, the “Terminated Covenants”). From and after the Termination Date, the Terminated Covenants shall not be subject to reinstatement notwithstanding any event including, without limitation, that subsequently, either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to such Notes below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to such Notes an Investment Grade Rating or a Default or Event of Default shall have occurred and be continuing.

There can be no assurance that a Termination Date will occur or, if one occurs, that the Notes will continue to maintain an Investment Grade Rating.

Restricted Payments

The Indentures will provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of Parent or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or such Restricted Subsidiary or dividends or distributions payable to Parent or any Restricted Subsidiary of Parent);

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, any of its Restricted Subsidiaries or any other Affiliate of Parent (other than any such Equity Interests owned by Parent or any Restricted Subsidiary of Parent);

(3)	make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is expressly subordinated by its terms in right of payment to the Notes or a Note Guarantee (other than (i) a payment, repurchase, redemption, defeasance, acquisition or other retirement for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of the date of such payment, repurchase, redemption, defeasance, acquisition or other retirement and (ii) intercompany Indebtedness exclusively between or among Parent and one or more of its Restricted Subsidiaries); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

(b)	Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)	such Restricted Payment, together with the aggregate of all other Restricted Payments made by Parent and its Restricted Subsidiaries from and after the First Priority Notes Issue Date (excluding Restricted Payments permitted by clauses (2)(i), (3)(i), (5) and (11) of the next succeeding paragraph), is less than the sum of:

(w)	50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from July 1, 2004 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

(x)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of its Qualified Capital Stock or from contributions to its common equity from and after the First Priority Notes Issue Date (other than Qualified Capital Stock issued to or contributions to common equity received from a Restricted Subsidiary of Parent); plus

(y)	100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of debt securities or Disqualified Stock of Parent or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of Parent from and after the First Priority Notes Issue Date (other than convertible or exchangeable debt securities or Disqualified Stock issued to a Restricted Subsidiary of Parent); plus

(z)	to the extent not included in the calculation of Consolidated Net Income referred to in (w) above, an amount equal to, without duplication, the sum of:

(i)	the aggregate amount returned in cash (including any non-cash proceeds that have been converted into cash) on or with respect to Restricted Investments made subsequent to the

First Priority Notes Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(ii)	the net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to a Restricted Subsidiary of Parent); and

(iii)	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of all outstanding Investments by Parent and its Restricted Subsidiaries in such Subsidiary at the time of such designation;

provided, however, that the sum of clauses (i), (ii) and (iii) shall not exceed the aggregate amount of all such Investments made subsequent to the First Priority Notes Issue Date.

The foregoing provisions will not prohibit any or all of the following:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the applicable Indenture;

(2)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent (i) solely in exchange for Equity Interests of Parent (other than Disqualified Stock) or (ii) out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(3)	the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of Parent or any Restricted Subsidiary of Parent solely (i) in exchange for Equity Interests of Parent (other than Disqualified Stock) and/or (ii) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness and/or the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

(4)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent held by employees or directors of Parent or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement and the acquisition of Equity Interests of Parent in open market purchases, or otherwise, for matching or other contributions to its employee stock purchase, deferred compensation, 401(k) and other employee benefit plans in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (a) $25.0 million in any twelve-month period plus (b) the aggregate cash proceeds received by Parent during such twelve-month period from any issuance of Equity Interests by Parent to employees and directors of Parent and its Restricted Subsidiaries;

(5)	the payment of dividends by a Restricted Subsidiary of Parent on any Equity Interest of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such Equity Interest;

(6)	the repurchase of Equity Interests of Parent deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(7)	in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated by its terms in right of payment to the Notes or a Note Guarantee, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer with respect to the Notes and have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(8)	the purchase by Parent of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(9)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Parent);

(10)	the payment of dividends on Capital Stock of Parent or the acquisition, in open market purchases or otherwise, of Capital Stock of Parent in an aggregate amount not to exceed $50.0 million in any calendar year; provided, however, that such payment or acquisition, as the case may be, shall only be permitted if after giving pro forma effect to thereto, Parent’s Consolidated Leverage Ratio would be equal to or less than 2.75 to 1.0; provided, further, that up to $50.0 million of such amount that is not utilized by Parent to pay dividends or acquire Capital Stock of Parent in any calendar year may be carried forward into the immediately succeeding year; and

(11)	other Restricted Payments in an aggregate amount not to exceed $200.0 million from and after the First Priority Notes Issue Date.

The Board of Directors of Parent may designate any Restricted Subsidiary of Parent, or any newly acquired or created Subsidiary of Parent, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by Parent and its Restricted Subsidiaries in the Subsidiary so designated, and all Investments by Parent and its Restricted Subsidiaries to be made in connection with such acquisition or creation, will be deemed to be, at the Issuers’ election, either (i) Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the second paragraph of this covenant or (ii) Permitted Investments under either clause (10) or (12) of the definition of “Permitted Investments.” All such outstanding Investments will be deemed to constitute either Restricted Investments (in the case of a designation pursuant to clause (i) of the preceding sentence) or Permitted Investments (in the case of a designation pursuant to clause (ii) of the preceding sentence) in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above or is entitled to be made pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify or reclassify such Restricted Payment or any portion thereof in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and Parent will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Parent may incur Indebtedness and any Restricted Subsidiary may incur Indebtedness or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing provisions will not apply to any of the following:

(1)	the incurrence by Parent or any Restricted Subsidiary of Parent of Indebtedness under one or more Credit Facilities in an aggregate principal amount not to exceed at any time outstanding $1.4 billion, less the amount of any such Indebtedness permanently retired with the Net Proceeds from any Asset Sale applied from and after the Issue Date to reduce the outstanding amounts pursuant to the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by the Issuers of Indebtedness represented by (a) $500 million aggregate principal amount of the 2013 Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and the incurrence of the 2013 Note Guarantees of such 2013 Notes by the Guarantors and (b) the incurrence by the Issuers of Indebtedness represented by $600 million aggregate principal amount of the 2015 Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and the incurrence of the 2015 Note Guarantees of such 2015 Notes by the Guarantors;

(3)	the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Parent or such Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (3), and refinancings thereof, shall not exceed 7.5% of Consolidated Tangible Assets at any time outstanding;

(4)	Existing Indebtedness;

(5)	the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Existing Indebtedness or Indebtedness that was permitted to be incurred pursuant to the first paragraph of this covenant or pursuant to clause (2) above or this clause (5);

(6)	(a) Indebtedness of Parent owed to a Restricted Subsidiary of Parent; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of Parent or such Indebtedness being owed to any Person other than a Restricted Subsidiary of Parent, Parent shall be deemed to have incurred Indebtedness not permitted by this clause (6), and (b) Indebtedness of any Restricted Subsidiary of Parent owed to Parent or any of its other Restricted Subsidiaries; provided that upon such Indebtedness being owed to any Person other than Parent or a Restricted Subsidiary of Parent, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (6);

(7)	the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging (a) interest rate risk with respect to any Indebtedness of such Person so long as such Indebtedness is permitted by the terms of the applicable Indenture to be outstanding, (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than the principal currency in which such Person’s revenue is generated or (c) commodity price risk with respect to commodities purchased by such Person in the ordinary course of its business and, in each case, not for speculative purposes;

(8)	Indebtedness of Parent or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(9)	Indebtedness of Parent or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)

Indebtedness of Parent or any Restricted Subsidiary of Parent owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such

Person to Parent or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

(11)	Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out obligations or similar obligations, in each case incurred or assumed in connection with the Transfer of any business, asset or Equity Interests permitted by the applicable Indenture;

(12)	Non-Recourse Accounts Receivable Entity Indebtedness incurred by any Accounts Receivable Entity in a Qualified Receivables Transaction; and

(13)	the incurrence by Parent or any Restricted Subsidiary of Parent of Indebtedness or issuance of Preferred Stock (in addition to Indebtedness and Preferred Stock that may be incurred or issued pursuant to any other clause of this covenant) in an aggregate principal amount (or liquidation value in the case of Preferred Stock) not to exceed $300 million at any time outstanding.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent to the extent provided for in the definition of “Fixed Charges.” The maximum amount of Indebtedness that Parent or any Restricted Subsidiary of Parent may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

The Indentures provide that Parent will not, and will not permit any Restricted Subsidiary of Parent to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Parent or of such Restricted Subsidiary, as the case may be; unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) expressly subordinated to the Notes or any Note Guarantee of such Restricted Subsidiary to the extent it is or may become a Guarantor, on substantially the same terms as such Indebtedness is subordinated to such other Indebtedness of Parent or such Restricted Subsidiary, as the case may be; provided, however, that in no event shall Indebtedness of Parent or any Restricted Subsidiaries be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent or such Restricted Subsidiary solely by virtue of being unsecured or secured by a junior Lien.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (13) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Parent; provided that any Indebtedness under the New Credit Facility (including any Related Obligations) outstanding on the Issue Date shall at all times be deemed to have been incurred pursuant to clause (1) above.

Sale and Leaseback Transactions

The Indentures provide that prior to the Termination Date Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Parent or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	Parent or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	the Lien to secure such Indebtedness does not extend to or cover any assets of Parent or any of its Restricted Subsidiaries other than the assets which are the subject of the sale and leaseback transaction;

(3)	the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the asset that is the subject of such sale and leaseback transaction; and

(4)	the Transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Following the Termination Date, Parent will not, nor will it permit any Principal Properties Subsidiary to, enter into any arrangement with any Person providing for the leasing (as lessee) by Parent or any Principal Properties Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Parent and a Principal Properties Subsidiary or between Principal Properties Subsidiaries) which property has been or is to be sold or transferred by Parent or a Principal Properties Subsidiary to such person (herein referred to as a “Post Termination Date Sale and Leaseback Transaction”) unless either (i) Parent or such Principal Properties Subsidiary would be entitled to incur a Lien on such property without equally and ratably securing the Notes or the Note Guarantees pursuant to the second paragraph under “—Liens” below or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and Parent shall apply an amount equal to the net proceeds of such sale to (A) the retirement (other than any mandatory retirement or payment at maturity) of (x) Notes (other than any retirement prohibited by the terms of any Notes pursuant to prohibitions on advance refundings) or (y) Funded Debt of Parent, either Issuer or any Principal Properties Subsidiary ranking prior to or on a parity with the Notes or (B) the acquisition, construction or improvement of a Principal Property, within 120 days of the effective date of any such arrangement.

Notwithstanding the provisions of the immediately preceding paragraph, Parent or any Principal Properties Subsidiary may enter into Post Termination Date Sale and Leaseback Transactions, if at the time of such entering into, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets.

Liens

The Indentures provide that prior to the Termination Date (and during any period that this paragraph shall apply when there is no election by Parent pursuant to the following paragraph) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom, except Permitted Liens; provided that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the applicable Indenture, Notes and Note Guarantees are secured on an equal and ratable basis (or prior basis in the case of any such Indebtedness which is subordinated in right of payment to such Notes or Note Guarantees) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Following the Termination Date, Parent may elect by written notice to the applicable Trustee and the Holders of Notes to be subject to an alternative covenant with respect to the limitation on Liens in lieu of the preceding paragraph. Under this alternative covenant, Parent will not and will not permit any of its Principal Properties Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any (1) any Principal Property or (2) any shares of Capital Stock or evidence if indebtedness for borrowed money issued by any Principal Properties Subsidiary and owned by Parent or any Principal Properties Subsidiary, whether owned at the Issue Date or thereafter acquired, without making effective provision, and Parent in such case will make or cause to be made effective provision, whereby the Notes and the Note Guarantees shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

(1)	Liens that exist on the Issue Date (other than Liens incurred on or after the Issue Date and prior to the Termination Date in reliance on clauses (1) or (22) of the definition of Permitted Liens);

(2)	Liens on property, shares of capital stock or evidence of indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

(3)	Liens in favor of Parent or any Subsidiary;

(4)	Liens in favor of governmental bodies to secures progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

(5)	Liens (i) on property, shares of Capital Stock or evidences of indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by Parent or any Principal Properties Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located and (ii) for the acquisition of any Principal Property, which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the Principal Property acquired; provided that any such Liens do not extend to any other property of the Parent or any of its Subsidiaries (whether such property is then owned or thereafter acquired);

(6)	mechanics’, landlords’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

(7)	Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

(8)	Liens arising from any legal proceedings that are being contested in good faith;

(9)	any Liens that (i) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts, (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of Parent or any Subsidiary or materially impair the use thereof in the operation of its business;

(10)	Liens securing industrial development or pollution control bonds; and

(11)	Liens for the sole purpose of extending, renewing or replacing (or unsuccessfully extending, renewing or replacing) in whole or in part any of the foregoing.

Notwithstanding the provisions of the immediately preceding paragraph, Parent or any Subsidiary may, without equally and ratably securing the Notes or the Note Guarantees, create or assume Liens which would otherwise be subject to the foregoing restrictions if at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary of Parent to:

(a)	pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock;

(b)	pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

(c)	make loans or advances to Parent or any of its Restricted Subsidiaries; or

(d)	Transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of any of the following:

(1)	Existing Indebtedness, the New Credit Facility and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in such Existing Indebtedness or the New Credit Facility, as the case may be, on the Issue Date;

(2)	the Indentures, the Notes, the Exchange Notes, and the Note Guarantees;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the applicable Indenture to be incurred;

(5)	Purchase Money Obligations and Capital Lease Obligations permitted to be incurred pursuant to clause (3) of the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock” for assets acquired that impose restrictions of the nature described in clause (d) of the first paragraph of this covenant on the assets so acquired;

(6)	an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary of Parent; provided that (a) such sale or disposition is permitted by the terms of the applicable Indenture and (b) such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement pending its sale or other disposition;

(7)	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the covenant described above under the caption “—Liens” that (y) limit the right of Parent or any of its Restricted Subsidiaries to Transfer or dispose of the assets subject to such Lien or (z) place any restriction on Parent’s or such Restricted Subsidiary’s use of the assets subject to such Lien;

(8)	restrictions on cash or other deposits or net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in either (i) the agreements governing the Indebtedness being refinanced or (ii) the New Credit Facility as in effect on the Issue Date;

(10)	Non-Recourse Accounts Receivable Entity Indebtedness or other contractual requirements of an Accounts Receivable Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Entity or the receivables which are subject to the Qualified Receivables Transaction;

(11)	contractual encumbrances and restrictions in effect on the Issue Date, and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, than such existing contractual encumbrances and restrictions;

(12)	protective liens filed in connection with sale and leaseback transactions permitted under the covenant described under “—Sale and Leaseback Transactions”;

(13)	customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary of Parent;

(14)	customary provisions restricting the disposition or distribution of assets or property to each holder of Capital Stock of a joint venture contained in any joint venture agreement which restriction is limited to the assets or property of such joint venture;

(15)	restrictions in effect on the Issue Date that are contained in charter documents or shareholder agreements relating to any Restricted Subsidiary of Parent and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, with respect to such restrictions than those contained in such document or agreement as in effect on the Issue Date; and

(16)	Indebtedness of (y) Non-Guarantor Subsidiaries incurred pursuant to clause (1) or (13) of the second paragraph of the covenant described above under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (z) an Issuer or any Guarantor incurred pursuant to the covenant described above under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided (i) in the case of clause (z) above with respect to any Guarantor, such encumbrance or restriction may exist only for so long as such Guarantor continues to Guarantee the Notes and (ii) in the case of clauses (y) and (z) above, the Board of Directors of Parent shall have determined in good faith (as evidenced by a resolution of the Board of Directors) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of the Issuers to make scheduled payments of interest and principal on the Notes in each case as and when due.

Merger, Consolidation or Sale of Assets

The Indentures provide that (i) neither Parent nor any Issuer will consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole and (ii) neither Parent nor any Issuer will permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries, taken as a whole, in each case, to, another Person unless:

(1) (a)	in the case of a merger, consolidation or Transfer involving Parent, Parent is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia, and

(b)	in the case of a merger, consolidation or Transfer involving an Issuer, such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such Transfer has been made is a limited liability company, partnership or corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia; provided that if at any time Crown Americas or such successor Person is a limited liability company or partnership there shall be a joint and several co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of Crown Americas and that is a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Parent or an Issuer, as the case may be) or the Person to which such Transfer has been made assumes all the obligations of Parent, such Issuer or such Restricted Subsidiary under the 2013 Notes or the 2015 Notes (as applicable), the 2013 Note Guarantees or the 2015 Note Guarantees (as applicable), the applicable Indenture and the applicable Registration Rights Agreement pursuant to a supplemental indenture or amendment of the relevant documents;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Parent or such Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger or to which such Transfer has been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”.

Notwithstanding the foregoing, none of the following shall be permitted:

•	the consolidation or merger of Parent with or into or the Transfer of all or substantially all of the property or assets of Parent and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such merger or consolidation or Transfer to a Restricted Subsidiary of Crown;

•	the Transfer of all or substantially all of the property or assets of Crown and its Restricted Subsidiaries, taken as a whole, to Crown, other than any Transfer to a Restricted Subsidiary of Crown; and

•	the consolidation or merger of an Issuer with or into or the Transfer of all or substantially all of the property or assets of such Issuer and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such consolidation or merger with or into or Transfer to a Restricted Subsidiary of Crown.

The foregoing will not prohibit:

•	a consolidation or merger between an Issuer and a Guarantor other than Crown;

•	a consolidation or merger between a Guarantor and any other Guarantor other than Crown;

•	a consolidation or merger between a Restricted Subsidiary (other than an Issuer) that is not a Guarantor and any other Restricted Subsidiary other than Crown;

•	the Transfer of all or substantially all of the properties or assets of a Guarantor to an Issuer and/or any other Guarantor other than Crown; or

•	the Transfer of all or substantially all of the properties or assets of a Restricted Subsidiary (other than an Issuer) that is not a Guarantor to any other Restricted Subsidiary other than Crown;

provided that, in each case involving an Issuer or a Guarantor, if such Issuer or such Guarantor is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with clause (2) above.

Upon any consolidation, combination or merger of Parent, an Issuer or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or an Issuer in accordance with the foregoing, in which Parent, such Issuer or such Guarantor is not the continuing obligor under the Notes or its related Note Guarantee, the surviving entity formed by such consolidation or into which Parent, such Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, such Issuer or such Guarantor under the applicable Indenture, Notes and Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, such Issuer or such Guarantor and, except in the case of a Transfer to Parent or any of its Restricted Subsidiaries, Parent, such Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of Parent’s, such Issuer’s or such Guarantor’s other obligations and covenants under such Notes, the applicable Indenture and its related Note Guarantee, if applicable.

Transactions with Affiliates

The Indentures provide that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are not materially less favorable to Parent or the relevant Restricted Subsidiary than those terms which could reasonably be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties.

In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $50.0 million, Parent must either

(i) obtain a board resolution of a majority of the disinterested members of the Board of Directors of Parent certifying that such Affiliate Transaction complies with the previous paragraph or (ii) obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

The foregoing provisions will not apply to:

(1)	any Affiliate Transaction that is between or among Parent and/or any one or more of its Restricted Subsidiaries;

(2)	any Restricted Payment or Permitted Investment that is not prohibited by the provisions described under “—Restricted Payments” above;

(3)	reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and indemnity provided on behalf of, officers, directors or employees or consultants of Parent or any Restricted Subsidiary as determined in good faith by Parent’s Board of Directors or senior management;

(4)	any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original agreement as in effect on the Issue Date;

(5)	transactions effected as part of a Qualified Receivables Transaction;

(6)	sales or issuances of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;

(7)	transactions with a Person that is an Affiliate of Parent solely because Parent or a Restricted Subsidiary owns an Equity Interest in or controls such Person;

(8)	any transaction undertaken pursuant to the Constar Agreements, including any amendment thereto or replacement thereof so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original Constar Agreement so amended or replaced; and

(9)	the non-recourse accommodation pledge of equity of any Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary to the extent such pledge is otherwise permitted under the applicable Indenture.

Creation of Subsidiaries

The Indentures provide that Parent will not create, acquire or suffer to exist, and will not permit any of its Restricted Subsidiaries to create, acquire or suffer to exist, any Subsidiary other than:

(1)	a Restricted Subsidiary existing as of the Issue Date or that is acquired or created after the Issue Date; provided, however, that each Domestic Subsidiary (other than the Issuers) of Parent that from time to time is an obligor or guarantor under any Credit Facility including, without limitation, the New Credit Facility, must execute a Note Guarantee (and with such documentation relating thereto as are required under the applicable Indenture, including, without limitation, a supplement or amendment to the applicable Indenture and an Opinion of Counsel as to the enforceability of such Note Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

(2)	an Unrestricted Subsidiary.

As of the date of issuance of the Notes it is expected that Parent will have no Unrestricted Subsidiaries other than Crownway Insurance Company, Crown Cork & Seal Receivables (DE) Corporation and Standfast Reinsurance S.A.

A Note Guarantee of any Guarantor will be subject to release and discharge as described under the caption “—Ranking and Guarantees.”

Reports

The Indentures provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding thereunder, the Issuers will furnish to the applicable Trustee and Holders the following:

(1)	all quarterly and annual financial information of Parent that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Unrestricted Subsidiaries of Parent, if any) and, with respect to the annual information only, a report thereon by Parent’s certified independent registered public accounting firm accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports,

in each case, within the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, Parent will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers and the Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Parent or of any Restricted Subsidiary of Parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indentures, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

Events of Default and Remedies

The Indentures provide that each of the following constitutes an “Event of Default”:

(1)	default for 30 days in the payment when due of interest with respect to the Notes issued thereunder;

(2)	default in payment when due of principal or premium, if any, on the Notes issued thereunder at maturity, upon redemption or otherwise;

(3)	failure by Parent or any Restricted Subsidiary to comply with the provisions described under “Repurchase at the Option of Holders—Change of Control,” “—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by Parent or any Restricted Subsidiary of Parent for 60 days after receipt of notice from the applicable Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under such Indenture to comply with any covenant or agreement contained in the Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this paragraph);

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Restricted Subsidiaries (or

the payment of which is Guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)	failure by Parent or any of its Restricted Subsidiaries to pay final judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $50.0 million or more, which judgments are not paid, discharged, bonded or stayed within 60 days after their entry;

(7)	certain events of bankruptcy or insolvency with respect to Parent, an Issuer or any other Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, together, would constitute a Significant Subsidiary; and

(8)	any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the related Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the related Indenture and such Note Guarantee).

If any Event of Default under an Indenture occurs and is continuing, the applicable Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under such Indenture may declare all Notes issued under such Indenture to be due and payable by notice in writing to the Issuers and the applicable Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to Parent or an Issuer, all outstanding Notes then outstanding under such Indenture will become due and payable without further action or notice. The Holders of any Notes may not enforce the applicable Indenture relating to the Notes or the Notes except as provided in such Indenture. Subject to certain limitations, the Holders of a majority in principal amount of the then outstanding Notes issued under such Indenture may direct the applicable Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the Notes then outstanding under the applicable Indenture, by written notice to the applicable Trustee, may on behalf of the Holders of all of the Notes issued under such Indenture waive any existing Default or Event of Default and its consequences under such Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, such Notes. The applicable Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders’ interest.

The Issuers are required to deliver to each Trustee annually a statement regarding compliance with the applicable Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the applicable Trustee a statement specifying such Default or Event of Default.

Satisfaction and Discharge

An Indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all Notes issued thereunder when:

(1)	the Issuers deliver to the applicable Trustee all outstanding Notes issued under such Indenture (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2)	all Notes outstanding under the Indenture have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, or will become due and payable within one year, and the Issuers or any Guarantor irrevocably deposits with the applicable Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable U.S. government securities, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes outstanding under such Indenture, including interest thereon, and if in either case the Issuers or any Guarantor pays all other sums payable under such Indenture by it. The applicable Trustee will acknowledge satisfaction and discharge of such Indenture on demand of the Issuers accompanied by an officers’ certificate and an Opinion of Counsel reasonably acceptable to the applicable Trustee, upon which such Trustee shall have no liability in relying, stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Issuers.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations and the obligations of the Guarantors discharged with respect to the Notes outstanding under an Indenture (“Legal Defeasance”), except for:

(1)	the rights of the Holders of the Notes outstanding under such Indenture to receive payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the applicable Trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of such Indenture.

In addition, the Issuers may, at their option and at any time, elect to have all of their obligations and the obligations of the Guarantors released with respect to certain covenants that are described in an Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default under such Indenture. In the event Covenant Defeasance occurs under an Indenture, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default under such Indenture.

In order to exercise either Legal Defeasance or Covenant Defeasance under an Indenture:

(1)	the Issuers must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the Holders of the Notes issued under such Indenture, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the applicable Trustee and upon which such Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under such Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuers shall have delivered to the applicable Trustee an Opinion of Counsel in the United States confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of such Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes outstanding under such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such

Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the applicable Trustee an Opinion of Counsel in the United States confirming that the Holders of the Notes outstanding under such Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than such Indenture) to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

(6)	the Issuers must have delivered to the applicable Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of an Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of either Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	the Issuers must deliver to the applicable Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes issued under such Indenture over the other creditors of an Issuer with the intent of defeating, hindering, delaying or defrauding creditors of an Issuer or others; and

(8)	the Issuers must deliver to the applicable Trustee an officers’ certificate and an Opinion of Counsel upon which the Trustee shall have no liability in relying, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder of Notes may transfer or exchange Notes in accordance with the terms of the applicable Indenture. The Registrar and Trustee may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the applicable issuer may require a Holder of Notes to pay any taxes and fees required by law or permitted by the applicable Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except to the extent provided in the next three succeeding paragraphs, an Indenture, the Notes governed thereby or any Note Guarantee issued thereunder may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes issued under such Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing default or compliance with any provision of such Indenture, the Notes governed thereby or any Note Guarantee issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under such Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

Except as provided in the immediately succeeding paragraph, without the consent of each Holder of Notes issued under an Indenture affected thereby, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1)	reduce the principal amount of Notes issued under such Indenture whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed maturity of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions relating to the covenants described under the caption “—Repurchase at the Option of Holders”;

(3)	reduce the rate of or change the time for payment of interest on any such Notes;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture and a waiver of the payment default that resulted from such acceleration);

(5)	make any such Note payable in currency other than that stated in such Note;

(6)	make any change to the provisions of such Indenture relating to waiver of past Defaults or the rights of Holders of the Notes issued thereunder to receive payments of principal of or interest on the Notes;

(7)	after the Issuers’ obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligations of the Issuers to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8)	release Parent, Crown or any other Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or such Indenture otherwise than in accordance with the terms of such Indenture; or

(9)	modify or change any provision of such Indenture affecting the ranking of the Notes or Note Guarantees issued thereunder in a manner adverse to the Holders of Notes issued thereunder.

Without the consent of any Holder of Notes, the Issuers and the applicable Trustee may amend an Indenture, the Notes governed thereby or the Note Guarantees issued thereunder:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide for the assumption of an Issuer’s or any Guarantor’s obligations to the Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets;

•	to secure the Notes;

•	to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of the applicable Indenture;

•	to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the rights under such Indenture of any Holder thereunder in any material respect; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of such Indenture under the Trust Indenture Act.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Concerning the Trustees

Each Indenture contains certain limitations on the rights of the applicable Trustee, should such Trustee in its capacity as Trustee become a creditor of an Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. Each Trustee in its individual capacity is permitted to engage in other transactions with the Issuers; however, if a Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The Holders of a majority in principal amount of the then outstanding Notes under each Indenture have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the applicable Indenture, subject to certain exceptions. Each Indenture provides that in case an Event of Default of which a responsible officer of such Trustee has actual knowledge shall occur under the applicable Indenture (which shall not be cured), the Trustee under the applicable Indenture will be required, in the exercise of its power as provided in the applicable Indenture, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee under the applicable Indenture will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any Holder of Notes issued thereunder, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense. The Trustee’s fees, expenses and indemnities are included in the amounts guaranteed by the Note Guarantees.

Governing Law

The Indentures are, and the Notes and the Note Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indentures. Reference is made to each Indenture for a full disclosure of all such terms, as well as, any other capitalized terms used herein for which no definition is provided.

“Accounts Receivable Entity” means a Subsidiary of Parent or any other Person in which Parent or a Restricted Subsidiary of Parent makes an Investment:

(1)	that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;

(2)	that is designated by the Board of Directors of Parent as an Accounts Receivable Entity pursuant to a Board of Directors’ resolution set forth in an officers’ certificate and delivered to the applicable Trustee;

(3)	no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Parent or any Restricted Subsidiary of Parent (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any other Restricted Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Accounts Receivable Entity Indebtedness”);

(4)	with which neither Parent nor any Restricted Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5)	with respect to which neither Parent nor any Restricted Subsidiary of Parent has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than Parent or any Subsidiary of Parent) in whom an Accounts Receivable Entity makes an Investment in connection with a financing of accounts receivable will be deemed to be an Affiliate of Parent or any of its Subsidiaries solely by reason of such Investment.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” for any redemption date, means (i) with respect to the 2013 Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Make-Whole Redemption of such 2013 Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to November 15, 2009; provided, however, that if the period from the Make-Whole Redemption Date to November 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to November 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used and (ii) with respect to the 2015 Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Make-Whole Redemption of such 2015 Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to November 15, 2010; provided, however, that if the period from the Make-Whole Redemption Date to November 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to November 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Sale” means:

(1)	the Transfer by Parent or any Restricted Subsidiary of Parent of any property or assets (provided that the Transfer of all or substantially all of the assets of Parent, Crown or an Issuer and their respective Restricted Subsidiaries, taken as a whole, will be governed by the applicable provisions of the covenant described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”); and

(2)	the issue or sale by Parent or any of its Restricted Subsidiaries of Equity Interests of any of Parent’s Restricted Subsidiaries.

Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

(1)	sales of inventory in the ordinary course of business;

(2)	sales of accounts receivables to the Accounts Receivable Entity pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof;

(3)	any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Entity in a Qualified Receivables Transaction;

(4)	any Transfer of assets (including, without limitation, Equity Interests of any Subsidiary) in a single transaction or a series of related transactions for which Parent and its Restricted Subsidiaries receive aggregate consideration or which assets have a Fair Market Value of less than $25.0 million;

(5)	a Transfer of assets by Parent to a Restricted Subsidiary of Parent (or to a Person that becomes a Restricted Subsidiary of Parent upon the consummation of such Transfer) or by a Restricted Subsidiary of Parent to Parent or to another Restricted Subsidiary of Parent (or to a Person that becomes a Restricted Subsidiary of Parent upon the consummation of such Transfer);

(6)	an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to another Restricted Subsidiary;

(7)	a Restricted Payment that is permitted by the covenant described under the caption “—Certain Covenants—Restricted Payments” or any Permitted Investment;

(8)	the sale or disposition of cash or Cash Equivalents;

(9)	any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended;

(10)	the creation of Liens otherwise permitted under the applicable Indenture, including, without limitation, a pledge of assets otherwise permitted by such Indenture;

(11)	the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectually property;

(12)	the sale or disposition of obsolete, damaged or worn out assets or assets no longer used or useful, in each case in the ordinary course of business; and

(13)

the Transfer of property or assets (including any sale and leaseback transaction) the aggregate Fair Market Value of which assets, when taken together with the Fair Market Value of all other property or assets Transferred in reliance on this clause (13) (in each case measured on the date of such Transfer without giving effect to subsequent changes in value) does not exceed 3.0% of Consolidated Tangible Assets at the end of the most recent quarter ended prior to the date of such Transfer; provided that each such Transfer complies with clauses (1) and (2) of the first paragraph of the covenant described under the caption “—Certain Covenants—Repurchase at the Option of Holders—Asset Sales” as if such Transfer were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Cash Equivalents” means:

(1)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2)	marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)	time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Issue Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

(5)	repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“CEH” means Crown European Holdings SA, a société anonyme organized under the laws of France, and its successors and assigns.

“Change of Control” means the occurrence of any of the following:

(1)	any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than any Transfer to Parent or one or more Restricted Subsidiaries of Parent or any Transfer to one or more Permitted Holders;

(2)	the adoption of a plan for the liquidation or dissolution of Parent or an Issuer (other than in a transaction that complies with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets”);

(3)	the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation), the result of which is that any “person” (as defined above) or “group” (as defined above), other than one or more Permitted Holders, becomes, directly or indirectly, the “beneficial owner” (as defined above) of more than 50% of the voting power of the Voting Stock of Parent;

(4)	during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the Board of Directors of Parent at the beginning of such period are not Continuing Directors; or

(5)	the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, 100% of the issued and outstanding Equity Interests of Crown, Crown Americas or Capital Corp.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

(2)	Consolidated Interest Expense of such Person for such period;

(3)	depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; and

(4)	any non-recurring restructuring charges or expenses of such Person and its Restricted Subsidiaries for such period,

in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges and non-recurring restructuring charges or expenses of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, capitalized interest, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt).

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (a) the aggregate outstanding amount of Consolidated Indebtedness of Parent and its Restricted Subsidiaries as of the date of calculation (the “Transaction Date”) on a consolidated basis determined in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA (calculated in accordance with the definition of Fixed Charge Coverage Ratio) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (4) below) a Restricted Subsidiary thereof in cash;

(2)	the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	the net income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5)	in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

(6)	any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

(7)	extraordinary gains and losses shall be excluded;

(8)	any fees, charges, costs and expenses incurred in connection with the Refinancing Transactions shall be excluded; and

(9)	(a) the amount of any write-off of deferred financing costs or of indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing indebtedness shall be excluded and (b) all non-recurring expenses and charges relating to such repurchase or refinancing of indebtedness or relating to any incurrence of indebtedness, in each case, whether or not such transaction is consummated, shall be excluded.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with generally accepted accounting principles.

“Consolidated Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

“Constar” means Constar International Inc., a Delaware corporation.

“Constar Agreements” means each of the agreements entered into between Crown and Constar in connection with its initial public offering, as such agreements are in effect on the Issue Date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities or capital markets financings, in each case with banks or other lenders providing for revolving credit loans, term loans, notes or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Crown” means Crown Cork & Seal Company, Inc., a Pennsylvania corporation, and its successors and assigns.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means a Restricted Subsidiary which is organized under the laws of the United States or any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock (other than Disqualified Stock) of Parent (other than public offerings pursuant to Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan of Parent).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means debt securities of the Issuers with terms substantially identical to the Notes issued in exchange for an equal principal amount of Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the applicable Registration Rights Agreement.

“Exempted Indebtedness” means as of any particular time the sum of (i) all then-outstanding Indebtedness of Parent and Principal Properties Subsidiaries incurred after the Issue Date and secured by any mortgage, security interest, pledge or lien other than those permitted by the second paragraph under “—Certain Covenants—Liens”, and (ii) all Attributable Debt with respect to Post Termination Date Sale and Leaseback Transactions entered into by Parent and Principal Properties Subsidiaries after the Issue Date other than those permitted by the second paragraph under “—Certain Covenants—Sale and Leaseback Transactions”.

“Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date after giving effect to the intended use of proceeds from the issuance of the Notes and the borrowings under the New Credit Facility on the Issue Date, until such amounts are repaid.

“Existing Secured Notes” means each of the following to the extent outstanding on the Issue Date:

(1)	€460,000,000 aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of CEH issued under the indenture dated as of September 1, 2004 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee;

(2)	$1,085,000,000 aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 of CEH and €285,000,000 aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011, in each case, issued under an indenture dated as of February 26, 2003 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee; and

(3)	$725,000,000 aggregate principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 of CEH issued under an indenture dated as of February 26, 2003 among CEH, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee.

“Existing Unsecured Notes” means each of the following to the extent outstanding on the Issue Date:

(1)	$200 million original principal amount of 8% Debentures due 2023 of Crown issued under the 1993 Indenture;

(2)	$350 million original principal amount of 7 3/8% Debentures due 2026 of Crown issued under the 1996 Indenture;

(3)	$150 million original principal amount of 7 1/2% Debentures due 2096 of Crown issued under the 1996 Indenture; and

(4)	$300 million original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture.

“Existing Unsecured Notes Principal Properties Subsidiary” means (i) in the case of Existing Unsecured Notes issued under the 1993 Indenture, a “Restricted Subsidiary” as defined under the 1993 Indenture as in effect on the Issue Date and (ii) in the case of Existing Unsecured Notes issued under the 1996 Indenture, a “Restricted Subsidiary” as defined under the 1996 Indenture as in effect on the Issue Date.

“Existing Unsecured Notes Principal Property” means:

(1)	in the case of the 1993 Indenture, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the Board of Directors of Crown reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety; and

(2)	in the case of the 1996 Indenture, any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein), other than any such plant or warehouse or portion thereof that the Board of Directors of Crown reasonably determines is not of material importance to the business conducted by Crown and its subsidiaries as an entirety.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of Parent or by the Board of Directors of Parent or a duly authorized committee thereof. Fair Market Value (other than of any asset with a public trading market) in excess of $100.0 million shall be determined by the Board of Directors of Parent acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the applicable Trustee upon which the Trustee shall have no liability in relying.

“First Priority Notes Issue Date” means September 1, 2004.

“Fixed Charge Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Fixed Charges for such four fiscal quarters; provided that:

(1)	if Parent or any Restricted Subsidiary of Parent has (y) incurred any Indebtedness or issued Preferred Stock since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or issuance of Preferred Stock or both, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Preferred Stock (and the application of the proceeds thereof) as if the incurrence of such Indebtedness or issuance of such Preferred Stock (and the application of the proceeds thereof) had occurred on the first day of such period or (z) repaid, retired, repurchased or redeemed any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary of Parent since the beginning of such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment, retirement, repurchase or redemption of such Indebtedness or Preferred Stock as if such Indebtedness or Preferred Stock had been repaid, retired, repurchased or redeemed on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit facility or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four fiscal quarter period);

(2)	if since the beginning of such period Parent or any Restricted Subsidiary of Parent shall have Transferred any assets outside the ordinary course of business, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, and Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary of Parent repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary of Parent is sold, the Fixed Charges for such period directly attributable to the Indebtedness or Preferred Stock of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock after such sale);

(3)

if since the beginning of such period Parent or any Restricted Subsidiary of Parent (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of Parent (or any Person which becomes a Restricted Subsidiary of Parent) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or issuance of Preferred Stock) as if such Investment or acquisition occurred on the first day of such period;

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of Parent or was merged with or into Parent or any Restricted Subsidiary of Parent since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary of Parent during such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

(5)	if during the beginning of such period Parent or any Restricted Subsidiary of Parent shall have identified any operations as discontinued operations, as determined in accordance with GAAP, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to such discontinued operations or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition or Transfer of assets, the amount of income, earnings or expense relating thereto and the amount of Fixed Charges associated with any Indebtedness or Preferred Stock incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations has a remaining term in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	the Consolidated Interest Expense of such Person for such period; and

(2)	any interest expense on Indebtedness of another Person that is (a) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (b) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (2)(b), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (x) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (y) the Fair Market Value of the assets securing such Indebtedness; and

(3)	the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.

“Funded Debt” means any indebtedness of Parent or any Principal Properties Subsidiary for borrowed money having a maturity of more than 12 months from the date such indebtedness was incurred or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date such indebtedness was incurred at the option of the obligor.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the 2003 Secured Notes Issue Date.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1)	Parent;

(2)	each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to the covenant described under “—Certain Covenants—Creation of Subsidiaries”; and

(3)	each Restricted Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of the applicable Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

(3)	any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

(4)	indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3).

“Holder” means any registered holder, from time to time, of any Notes.

“incur” means, with respect to any Indebtedness (including Acquired Debt), to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt). The term “incurrence” has a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1)	all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2)	all Capital Lease Obligations of such Person;

(3)	all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person other than obligations with regard to letters of credit securing obligations (other than obligations of the type described in clause (1) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4)	net obligations of such Person under Hedging Obligations if and to the extent such would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(5)	all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

(6)	all Attributable Debt of such Person;

(7)	to the extent not otherwise included, any Guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (6) above; and

(8)	all Indebtedness of the type described in clauses (1) through (7) above of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to such Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Standard Securitization Undertakings shall not constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking or consulting firm of national reputation in the United States:

(1)	which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent or any of its Subsidiaries; and

(2)	which, in the judgment of the Board of Directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent rating by any Successor Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar advances to officers, directors and employees and advances to customers, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Parent for consideration consisting of common equity securities of Parent shall not be deemed to be an Investment. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent, or any Restricted Subsidiary of Parent issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Equity Interests of such Person held by Parent or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

“Issue Date” means November 18, 2005, the date on which the old notes were first issued under the applicable Indenture.

“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, debenture, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Make-Whole Premium” means (a) with respect to a 2013 Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such 2013 Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on November 15, 2009 and all remaining interest payments to and including November 15, 2009 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from November 15, 2009 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such 2013 Note and (b) with respect to a 2015 Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such 2015 Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such 2015 Note on November 15, 2010 and all remaining interest payments to and including November 15, 2010 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from November 15, 2010 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such 2015 Note.

“Make-Whole Redemption” means, as the case may be, a 2013 Notes Make-Whole Redemption or a 2015 Notes Make-Whole Redemption.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make Whole Redemption is effectuated.

“Minority Equity Interest” means any Equity Interest in any Person engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, where such Equity Interest constitutes less than 50% of all Equity Interests issued and outstanding of such Person.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission and any relocation expenses incurred as a result thereof), (ii) taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien which is permitted under the applicable Indenture on the asset or assets that are the subject of such Asset Sale and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed or contingent) attributable to sellers’ indemnities to purchasers.

“New Credit Facility” means the Credit Agreement dated as of November 18, 2005 as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the sane or any other agent, lender or group of lenders or creditor or group of creditors.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between Crown and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among Crown, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the applicable Trustee. Such counsel may be an employee of or counsel to Parent or any of its Subsidiaries.

“Parent” means Crown Holdings, Inc., a Pennsylvania corporation, and its successor and assigns.

“Pari Passu Indebtedness” means, with respect to an Issuer or any Guarantor, Indebtedness of such Issuer or Guarantor unless, with respect to any item of Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding or any other agreement governing the terms of such Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to any other item of Indebtedness of such Issuer or Guarantor. Notwithstanding the foregoing, “Pari Passu Indebtedness” shall not include:

(i)	Indebtedness of Parent owed to any Restricted Subsidiary of Parent or Indebtedness of any such Restricted Subsidiary owed to Parent or any other Restricted Subsidiary of such Restricted Subsidiary;

(ii)	Indebtedness incurred in violation of the applicable Indenture; and

(iii)	Indebtedness represented by Disqualified Stock.

“Permitted Holders” means collectively, the executive officers of Parent on the Issue Date.

“Permitted Investments” means:

(1)	Investments in Parent or any Restricted Subsidiary;

(2)	Investments in cash and Cash Equivalents;

(3)	Investments by Parent or any Restricted Subsidiary of Parent in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(4)	Investments in accounts and notes receivable acquired in the ordinary course of business;

(5)	Investments received or acquired in compromise of, or in respect of, obligations of, claims against or disputes with, any Person (other than Parent or any Restricted Subsidiary or Affiliate), including, but not limited to, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

(6)	any non-cash consideration received in connection with an Asset Sale that complies with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(7)	Investments in connection with Hedging Obligations permitted to be incurred under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	commission, payroll, travel and similar loans and advances to employees in the ordinary course of business;

(9)	any Investment by Parent or any Restricted Subsidiary of Parent in an Accounts Receivable Entity or any Investment by an Accounts Receivable Entity in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Entity is in the form of a Purchase Money Note or an Equity Interest;

(10)	any Investments (i) the consideration for which consists exclusively of Qualified Capital Stock of Parent and (ii) in any Unrestricted Subsidiary, joint venture or any Minority Equity Interest made by exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Qualified Capital Stock of Parent; provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded for purposes of clause (c) of the first paragraph of “—Certain Covenants—Restricted Payments” in determining the amount available for Restricted Payments;

(11)	Investments existing on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12)	Investments in an aggregate amount not to exceed $200 million at any time outstanding; and

(13)	additional Investments in one or more Persons engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, in an aggregate amount not to exceed 5.0% of Consolidated Tangible Assets at any time outstanding.

“Permitted Liens” means:

(1) (a)	Liens securing Indebtedness under any Credit Facility permitted to be incurred under clause (1) of the second paragraph described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(b)	Liens securing Indebtedness (other than Subordinated Indebtedness) permitted by the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that any such Lien, taken together with all other Liens incurred in reliance on this clause (b), shall not secure Indebtedness in a principal amount at the time such Lien is incurred exceeding

(i)	the greater of (x) $2.4 billion and (y) the product of 3.0 times Parent’s Trailing Consolidated EBITDA Amount, less

(ii)	the sum of (x) the then outstanding aggregate principal amount of Existing Secured Notes and/or any Permitted Refinancing(s) thereof in each case to the extent constituting Secured Indebtedness and (y) the maximum amount of Indebtedness then permitted to be incurred under clause (1) of the second paragraph described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	to the extent and in the manner required by the terms of the Existing Unsecured Notes as in effect on the Issue Date, Liens on Existing Unsecured Notes Principal Property of Crown and its Existing Unsecured Notes Principal Properties Subsidiaries and on any shares of capital stock or evidences of indebtedness for borrowed money issued by any Existing Unsecured Notes Principal Properties Subsidiary of Crown and owned by Crown or any Existing Unsecured Notes Principal Properties Subsidiary of Crown securing the obligations of Crown or such Existing Unsecured Notes Principal Properties Subsidiary under the Existing Unsecured Notes;

(3)

Liens on assets of a Person merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent after the Issue Date existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the assets of such Person acquired in such merger or consolidation;

(4)	Liens on assets of a Person that becomes a Restricted Subsidiary of Parent existing at the time such Person becomes a Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Parent and do not extend to any assets of Parent or any Restricted Subsidiary of Parent;

(5)	Liens on assets acquired after the Issue Date existing at the time of acquisition thereof by Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the specific assets so acquired;

(6)	landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business with respect to amounts (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(7)	Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, that (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)	Liens to secure Indebtedness permitted by (a) clause (3) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness and (b) clause (7) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)	Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted by the applicable Indenture; provided that (a) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred pursuant to clause (5) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10)	(a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(11)	Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, banker’s acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which Parent or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

(12)	Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under the applicable Indenture;

(13)	Liens in the form of licenses, leases or subleases granted or created by Parent or any Restricted Subsidiary in the ordinary course of business, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Parent or such Restricted Subsidiary; provided that any such Lien shall not extend to or cover any assets of Parent or any Restricted Subsidiary of Parent that is not the subject of any such license, lease or sublease;

(14)	Liens in favor of Parent or any Restricted Subsidiary of Parent;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary of Parent in the ordinary course of business in accordance with the past practices of Parent or any Restricted Subsidiary of Parent;

(16)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary of Parent, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(17)	Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

(18)	Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

(19)	Liens existing on the Issue Date to the extent and in the manner existing on the Issue Date;

(20)	deposits, pledges or other Liens to secure obligations under purchase or sale agreements or letters of intent entered into in respect of a proposed acquisition;

(21)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

(22)	in addition to the Liens described in clauses (1) through (21) above, Liens in respect of Indebtedness or other obligations of Parent or any Restricted Subsidiary not to exceed 10.0% of Consolidated Tangible Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Parent or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of accrued and unpaid interest, if any, and premiums owed, if any (not in excess of preexisting prepayment provisions on such Indebtedness) and the amount of reasonable and customary fees and expenses incurred in connection therewith) (the “Original Amount”); provided, however, if the amount of such Permitted Refinancing Indebtedness exceeds the Original Amount, the amount of such Permitted Refinancing Indebtedness equal to the Original Amount shall nonetheless constitute “Permitted Refinancing Indebtedness” if it otherwise complies with the requirements of this definition;

(2)	such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to any Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, such Notes on terms at least as favorable to the Holders of such Notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4)	such Indebtedness is incurred by Parent or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced; provided, however, that Parent or any Restricted Subsidiary of Parent

(other than Crown Americas or any Restricted Subsidiary of Crown Americas unless Crown Americas or such Restricted Subsidiary is an obligor on the Indebtedness being refinanced) may incur Indebtedness which refinances Indebtedness of any Restricted Subsidiary of Parent.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to profits, dividends, distributions or redemptions or upon liquidation.

“Principal Property” means any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the Board of Directors reasonably determines is not of material importance to the business conducted by Parent and its Subsidiaries as an entirety.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Purchase Money Note” means a promissory note of an Accounts Receivable Entity to Parent or any Restricted Subsidiary of Parent, which note must be repaid from cash available to the Accounts Receivable Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Purchase Money Obligations” of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which Parent or such Restricted Subsidiary Transfers to (a) an Accounts Receivable Entity (in the case of a Transfer by Parent or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a Transfer by an Accounts Receivable Entity), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time Parent or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Issuers shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“refinance” means to refinance, repay, replace, renew, extend, refund or restructure.

“Refinancing Transactions” means issuance of the Notes, repayment of up to 100% of the outstanding Existing Secured Notes, entering into the New Credit Facility and repaying all indebtedness outstanding and terminating the Credit Agreement, dated as of September 1, 2004, by and among Crown Holdings, Inc., Crown Cork & Seal Company, Inc. and Crown International Holdings, Inc., as Parent Guarantors, Crown European Holdings SA, as Euro Borrower, CROWN Americas, Inc. as U.S. Borrower, the Subsidiary Borrowers named therein, the Lenders referred to therein, Citicorp North America, Inc. as Administrative Agent and Citibank International plc, as U.K. Administrative Agent.

“Registration Rights Agreements” means the registration rights agreements among the Issuers, the Guarantors and the initial purchasers relating to the Notes.

“Related Cash Management Obligations” means obligations of Parent or any Restricted Subsidiary of Parent arising from treasury, depository and cash management services provided by one or more of the bank agents or the lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Hedging Obligations” means Hedging Obligations of Parent or any Restricted Subsidiary of Parent entered into with one or more of the bank agents or the lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

“Related Obligations” means, collectively, the Related Cash Management Obligations and the Related Hedging Obligations.

“Replacement Assets” means any (a) business, (b) controlling or majority Equity Interest in any Person engaged in a line of business, (c) in the case of a Transfer of a Minority Equity Interest, another Minority Equity Interest in a Person engaged primarily in a line of business or (d) property or assets used or useful in a line of business, in the case of each of clauses (a) through (d), in which Parent or any of its Restricted Subsidiaries is engaged or which is or are, as the case may be, complementary, reasonably related, ancillary or useful to any such line of business in which Parent or any of its Restricted Subsidiaries is then engaged.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means each Subsidiary that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Secured Indebtedness” means any Indebtedness (other than Subordinated Indebtedness) of Parent or a Restricted Subsidiary of Parent secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any Restricted Subsidiary of Parent which are reasonably customary in an accounts receivable securitization transaction.

“Subordinated Indebtedness” means Indebtedness of an Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trailing Consolidated EBITDA Amount” means the aggregate amount of Consolidated EBITDA (calculated in accordance with the definition of Fixed Charge Coverage Ratio) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“2003 Secured Notes Issue Date” means February 26, 2003.

“Unrestricted Subsidiary” means any Subsidiary (other than an Issuer) that prior to the Termination Date is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only if:

(1) (a)	such Subsidiary has no Indebtedness other than Indebtedness as to which neither Parent nor any of its Restricted Subsidiaries (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, other than in the case of clauses (i) and (ii) any non-recourse Guarantee given solely to support the pledge by Parent or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary; and

(b)	neither Parent nor any Restricted Subsidiary is liable for any Indebtedness that would permit (upon notice, lapse of time or both) any holder thereof to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness of such Unrestricted Subsidiary;

(2)	such Subsidiary is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Parent or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of Parent;

(3)	such Subsidiary is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	such Subsidiary does not Guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the applicable Trustee by delivering to such Trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an officers’ certificate, upon which such Trustee shall have no liability for relying, certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Parent as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Parent shall be in default of such covenant from the date of such incurrence).

The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)	such incurrence of Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and

(2)	no Default or Event of Default would be in existence following such designation.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the then outstanding principal amount of such Indebtedness; into

(2)	the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Certain Bankruptcy and Fraudulent Transfer Limitations

Fraudulent transfer, insolvency and administrative laws may void, subordinate or limit the Notes and Note Guarantees and may otherwise limit your ability to enforce your rights under the Notes and the Note Guarantees.

Under U.S. federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the Guarantees by Parent and the Guarantors could be voided, or claims in respect of such obligations could be subordinated to all of their other debts and other liabilities, if, among other things, at the time Parent and/or the Guarantors issued the related Guarantees, or potentially the Guarantees of the Old Notes, Parent or the applicable Guarantor intended to hinder, delay or defraud any present or future creditor; or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which Parent’s or such Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, Parent or a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•	the present fair saleable value of its assets was less that the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

By its terms, the Guarantee of each Guarantor will limit the liability of each such Guarantor to the maximum amount it can pay without the Guarantee being deemed a fraudulent transfer. Parent believes that immediately after the issuance of the Notes by the Issuers and the issuance of the Guarantees by the Guarantors, Parent and each of the Guarantors will be solvent, will have sufficient capital to carry on its respective business and will be able to pay its respective debts as they mature. However, a court may not apply these standards in making its determinations and a court may not reach the same conclusions with regard to these issues. In a recent evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

If a bankruptcy proceeding were to be commenced under the federal bankruptcy laws by or against Parent or any other Guarantor, it is likely that delays will occur in any payment upon acceleration of the Notes and in enforcing remedies under the applicable Indenture, because of specific provisions of such laws or by a court applying general principles of equity. Provisions under federal bankruptcy laws or general principles of equity that could result in the impairment of your rights include, but are not limited to:

•	the automatic stay;

•	avoidance of preferential transfers by a trustee or debtor-in-possession;

•	substantive consolidation;

•	limitations on collectibility of unmatured interest or attorney fees;

•	fraudulent conveyance; and

•	forced restructuring of the Notes, including reduction of principal amounts and interest rates and extension of maturity dates, over the holders’ objections.

Book-Entry; Delivery and Form

Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000. The new notes will be issued at the closing of the exchange offer only against surrender of corresponding old notes.

The Notes will initially be represented by one or more global notes in definitive, fully registered form without interest coupons (collectively, the “Global Notes”) and will be deposited with the applicable Trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes. The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

Upon the issuance of the Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in a Global Note will be limited to its participants or persons who hold interests through its participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC, or its respective nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the new notes represented by such global notes for all purposes under the Indentures and the new notes. Unless (1) DTC notifies Crown Americas and Crown Americas Capital that it is unwilling or unable to continue as depositary for such Global Note or ceases to be a “Clearing Agency” registered under the Exchange Act or (2) an Event of Default has occurred and is continuing with respect to such note, owners of beneficial interests in such Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of new notes in certificated form and will not be considered the owners or holders of such Global Note (or any notes represented thereby) under the Indentures or the new notes. In addition, no beneficial owners of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the Indentures).

Investors may hold their interests in the Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. None of Crown Americas, Crown Americas Capital, the Trustees or DTC, or any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Crown Americas and Crown Americas Capital expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any new notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such new notes as shown on the records of DTC or its nominee. Crown Americas and Crown Americas Capital also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC can only act on behalf of its respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited.

Interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Global Notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised Crown Americas and Crown Americas Capital that it will take any action permitted to be taken by a holder of new notes (including the presentation of new notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised Crown Americas and Crown Americas Capital as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC currently follows the foregoing procedures to facilitate transfers of interests in Global Notes among participants of DTC, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. None of Crown Americas, Crown Americas Capital or the Trustees will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes. If any depositary is at any time unwilling or unable to continue as a depositary for new notes for the reasons set forth above under “—Global Notes,” Crown Americas and Crown Americas Capital will issue certificates for such new notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable Global Notes. Certificates for new notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC (in accordance with its customary procedures).

The holder of a non-global note may transfer such note by surrendering it at the office or agency maintained by Crown Americas and Crown Americas Capital for such purpose in the City and State of New York, which initially will be the offices of the Trustee in such locations. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, Crown Americas and Crown Americas Capital will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to Crown Americas and Crown Americas Capital such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by Crown Americas and Crown Americas Capital that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Upon transfer or partial redemption of any note, new certificates may be obtained from the Trustee.

Notwithstanding any statement herein, Crown Americas and Crown Americas Capital and the Trustees reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing new notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC may require.

Prescription. Under New York’s statute of limitations, any legal action upon the new notes must be commenced within six years after the payment thereof is due. Thereafter, the new notes will become generally unenforceable.

MATERIAL TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of the exchange offer. It applies to you only if you bought your old notes in the initial offering at the offering price and you hold your new notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a financial institution,

•	a regulated investment company,

•	a life insurance company,

•	a tax-exempt organization,

•	a foreign or domestic partnership or other entity treated as a partnership for federal income tax purposes,

•	an expatriate,

•	a person that owns new notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns new notes as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Exchange of Old Notes for New Notes

The exchange of old notes for new notes registered under the Securities Act will not constitute a taxable exchange. As a result,

•	you will not recognize taxable gain or loss as a result of exchanging your old notes;

•	the holding period of the new notes you receive will include the holding period of the old notes you exchange; and

•	the adjusted tax basis of the new notes you receive will be the same as the adjusted tax basis of the old notes you exchange.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a new note and you are:

•	a citizen or resident of the United States,

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source,

•	or a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Certain trusts not described above in existence on August 20, 1996 that elect to be treated as United States persons will also be United States holders for purposes of the following discussion.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest

You will be taxed on interest on your new note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the New Notes

You will generally recognize capital gain or loss on the sale or retirement of your new note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your adjusted tax basis in your new note. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held more than one year.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are a beneficial owner of a new note and you are not a United States holder.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a non-United States holder of a new note and the interest income on the new note is not effectively connected with a United States trade or business, Crown Americas and Crown Americas Capital generally will not be required to deduct United States withholding tax at a 30% rate (or, if applicable, a lower treaty rate) from payments of interest to you if:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Crown Americas or Crown Americas Capital entitled to vote,

2.	you are not a controlled foreign corporation that is related to Crown Americas or Crown Americas Capital through stock ownership, and

3.	Crown Americas, Crown Americas Capital or their agent does not have actual knowledge or reason to know that you are a United States person and you have furnished to Crown Americas, Crown Americas Capital or their agent an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person.

Except to the extent that an applicable treaty otherwise provides, you generally will be taxed in the same manner as a United States holder with respect to interest if the interest income is effectively connected with your conduct of a trade or business in the United States. Effectively connected interest received by a corporate non-United States holder may also, in some circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the owner delivers a properly executed Internal Revenue Service Form W-8ECI to the payor.

Purchase, Sale, Retirement and Other Disposition of the New Notes

If you are a non-United States holder of a new note, you generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or retirement of a new note (other than any amount representing interest) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, Crown Americas, Crown Americas Capital, and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your new note. In addition, Crown Americas, Crown Americas Capital and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your new note before maturity within the United States. Additionally, backup withholding will apply to any payments, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-United States holder, you will not be subject to backup withholding and information reporting with respect to payments of principal and interest made by Crown Americas or Crown Americas Capital provided that the certification requirements described above under “Non-United States Holders--Payments of Interest” are satisfied. However, Crown Americas and Crown Americas Capital are required to report payments of interest on your new notes on Internal Revenue Service Form 1042-S even if payments are not otherwise subject to information reporting requirements. In addition payments of the proceeds from the sale of new notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a new note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a new note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a new note effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

The exchange offer is not being made to, nor will we accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This communication is directed solely at persons who (1) are outside the United Kingdom, or (2) are persons falling within Article 43(2)(a) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together are referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

Under existing SEC interpretations, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the notes) with the prospectus contained in the exchange offer registration statement.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2006, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

A broker-dealer intending to use this prospectus in the resale of new notes must so notify us on or prior to the expiration date. This notice may be given in the space provided in the letter of transmittal or may be delivered to the exchange agent.

We may, in certain cases, issue a notice suspending use of this exchange offer registration statement. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with regard to the validity of the new notes and the new note guarantees will be passed upon for us and the guarantors by Dechert LLP, Philadelphia, Pennsylvania and Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Thomas A. Ralph, a partner of Dechert LLP, is a director of Crown and as of January 31, 2006 was the beneficial owner of 41,612 shares of Crown’s common stock.

EXPERTS

The financial statements of Crown Holdings, Inc. as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Crown is subject to the information requirements of the Securities Exchange Act of 1934, and it files unaudited quarterly and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information Crown files at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0030 for further information on operation of the public reference rooms. The SEC also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Crown with the SEC under the Exchange Act are incorporated by reference in this prospectus:

•	Crown’s Annual Report on Form 10-K for the year ended December 31, 2004;

•	Crown’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

•	Crown’s Proxy Statement on Schedule 14A filed with the SEC on March 25, 2005; and

•	Crown’s Current Reports on Form 8-K filed with the SEC on November 25, 2005, November 2, 2005, October 28, 2005, October 17, 2005 and August 24, 2005.

Any future filings Crown makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering is terminated are also incorporated by reference into this prospectus. The information incorporated by reference is considered a part of this prospectus, and subsequent information that Crown files with the SEC will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, you will be provided with a copy of the incorporated document without charge (not including exhibits to the document unless the exhibits are specifically incorporated by reference into the document). You may submit such a request for this material at the following addresses and telephone numbers:

Crown Americas LLC

c/o Crown Holdings, Inc.

Attn: Corporate Secretary

One Crown Way

Philadelphia, PA 19154

U.S.A.

(215) 698-5100

or:

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

Attn: Corporate Secretary

One Crown Way

Philadelphia, PA 19154

U.S.A.

(215) 698-5100

CROWN HOLDINGS, INC.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). The Company’s system of internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Because of the inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on its assessment, management has concluded that, as of December 31, 2004, the Company’s internal control over financial reporting was effective based on those criteria.

Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

CROWN HOLDINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Crown Holdings, Inc.:

We have completed an integrated audit of Crown Holdings, Inc.’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and shareholders’ equity/(deficit) present fairly, in all material respects, the financial position of Crown Holdings, Inc. and its subsidiaries at December 31, 2004 and December 31, 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note Z to the consolidated financial statements, the Company has recast previously issued statements of operations for each of the three years in the period ended December 31, 2004, to reflect its plastics closures business as a discontinued operation.

As discussed in Note B the Company adopted a new financial accounting standard for goodwill during 2002.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

March 10, 2005, except as to Note Z, for which the date is October 28, 2005.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	For the years ended December 31,
	2004	2003	2002
Net sales	$6,531	$6,007	$6,246
Cost of products sold, excluding depreciation and amortization	5,463	5,073	5,220
Depreciation and amortization	263	281	332

Gross profit	805	653	694

Selling and administrative expense	318	292	277
Provision for asbestos—Note K	35	44	30
Provision for restructuring—Note M	7	15	18
Provision for asset impairments and loss/gain on sale of assets—Note N	47	76	247
Loss/(gain) from early extinguishments of debt—Note R	39	12	(28)
Interest expense	361	379	342
Interest income	(8)	(11)	(11)
Translation and exchange adjustments—Note Q	(98)	(207)	26

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting	104	53	(207)
Provision for income taxes—Note V	61	71	9
Minority interests	(41)	(39)	(24)
Equity earnings/(loss)	14	(17)	9

Income/(loss) from continuing operations	16	(74)	(231)

Discontinued operations—Note Z
Income before income taxes	56	66	61
Provision for income taxes	21	24	21

Income from discontinued operations	35	42	40

Income/(loss) before cumulative effect of a change in accounting	51	(32)	(191)
Cumulative effect of a change in accounting, net of tax—Note B			(1,014)

Net income/(loss)	$51	$(32)	$(1,205)

Per common share data:—Note T
Earnings/(loss)
Basic—before cumulative effect of a change in accounting
Continuing operations	$.10	$(.45)	$(1.61)
Discontinued operations	.21	.26	.28

	$.31	$(.19)	$(1.33)

Diluted—before cumulative effect of a change in accounting
Continuing operations	$.09	$(.45)	$(1.61)
Discontinued operations	.21	.26	.28

	$.30	$(.19)	$(1.33)

Basic—after cumulative effect of a change in accounting	$.31	$(.19)	$(8.38)

Diluted—after cumulative effect of a change in accounting	$.30	$(.19)	$(8.38)

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$471	$401
Receivables, net—Note D	900	794
Inventories—Note E	894	815
Prepaid expenses and other current assets	78	112

Total current assets	2,343	2,122

Investments	85	83
Goodwill—Note B	2,592	2,442
Property, plant and equipment, net—Note F	2,002	2,112
Other non-current assets—Note G	1,103	1,014

Total	$8,125	$7,773

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt—Note Q	$51	$69
Current maturities of long-term debt—Note Q	25	161
Accounts payable and accrued liabilities—Note H	1,943	1,744
Income taxes payable	61	62

Total current liabilities	2,080	2,036

Long-term debt, excluding current maturities—Note Q	3,796	3,709
Postretirement and pension liabilities—Note U	1,019	985
Other non-current liabilities—Note I	752	706
Minority interests	201	197
Commitments and contingent liabilities—Notes J and L
Shareholders’ equity
Preferred stock, authorized: 30,000,000; none issued—Note O
Common stock, par value: $5.00; authorized: 500,000,000—Note O
2004—issued 185,751,452; 2003—issued 185,751,452	929	929
Additional paid-in capital	1,699	1,699
Accumulated deficit	(1,164)	(1,215)
Accumulated other comprehensive loss—Note C	(1,087)	(1,170)
Treasury stock at par value (2004—20,191,894 shares; 2003—20,727,299 shares)	(100)	(103)

Total shareholders’ equity	277	140

Total	$8,125	$7,773

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	For the years ended December 31,
	2004	2003	2002
Cash flows from operating activities
Net income/(loss)	$51	$(32)	$(1,205)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	308	326	375
Cumulative effect of a change in accounting			1,014
Loss/(gain) from translation and foreign exchange	(98)	(207)	27
Provision for asset impairments and loss/gain on sale of assets	47	73	247
Loss/(gain) from early extinguishments of debt	39	12	(28)
Deferred income taxes	12	6	(31)
Minority interests and equity earnings	28	56	16
Changes in assets and liabilities:
Receivables	(43)	85	161
Inventories	(37)	37	20
Accounts payable and accrued liabilities	128	(9)	3
Asbestos liabilities	(6)	(24)	(84)
Other, net	(25)	111	(100)

Net cash provided by operating activities	404	434	415

Cash flows from investing activities
Capital expenditures	(138)	(120)	(115)
Funding of restricted cash accounts—Note R		(344)
Withdrawals from restricted cash accounts—Note R		344
Proceeds from sale of businesses			661
Proceeds from sale of property, plant and equipment	39	35	45
Other, net	(8)	(15)

Net cash provided by/(used for) investing activities	(107)	(100)	591

Cash flows from financing activities
Proceeds from long-term debt	720	2,625	87
Payments of long-term debt	(873)	(1,109)	(264)
Net change in short-term debt	(24)	(1,673)	(924)
Debt issue costs	(31)	(141)
Net payment from termination of cross-currency swaps		(8)
Common stock issued	3	2	3
Dividends paid to minority interests, net of contributions	(41)	(24)	(30)

Net cash used for financing activities	(246)	(328)	(1,128)

Effect of exchange rate changes on cash and cash equivalents	19	32	29

Net change in cash and cash equivalents	70	38	(93)
Cash and cash equivalents at January 1	401	363	456

Cash and cash equivalents at December 31	$471	$401	$363

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY/(DEFICIT)

(in millions, except share data)

	Comprehensive Income/(Loss)	Common Stock	Paid-In Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Treasury Stock	Total
Balance January 1, 2002		$780	$1,600	$22	$(1,447)	$(151)	$804
Net loss	$(1,205)			(1,205)			(1,205)
Derivatives qualifying as hedges	6				6		6
Translation adjustments	211				211		211
Translation adjustments—disposition of foreign investments	(8)				(8)		(8)
Minimum pension liability adjustments, net of tax	(148)				(148)		(148)

Comprehensive loss	$(1,144)

Stock issued in debt-for-equity exchanges:
33,386,880 common shares		122	83			45	250
Stock issued—benefit plans:
347,221 common shares			1			2	3
Stock repurchased:
6,082 common shares

Balance December 31, 2002		902	1,684	(1,183)	(1,386)	(104)	(87)
Net loss	$(32)			(32)			(32)
Derivatives qualifying as hedges	1				1		1
Translation adjustments	203				203		203
Minimum pension liability adjustments, net of tax	10				10		10
Available for sale securities	2				2		2

Comprehensive income	$184

Stock issued in debt-for-equity exchanges:
5,386,809 common shares		27	14				41
Stock issued—benefit plans:
223,680 common shares			1			1	2
Stock repurchased:
16,411 common shares

Balance December 31, 2003		929	1,699	(1,215)	(1,170)	(103)	140
Net income	$51			51			51
Derivatives qualifying as hedges	7				7		7
Translation adjustments	107				107		107
Translation adjustments—disposition of foreign investments	29				29		29
Minimum pension liability adjustments, net of tax	(63)				(63)		(63)
Available for sale securities	3				3		3

Comprehensive income	$134

Stock issued—benefit plans:
546,626 common shares						3	3
Stock repurchased:
11,221 common shares

Balance December 31, 2004		$929	$1,699	$(1,164)	$(1,087)	$(100)	$277

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share, per share, employee and statistical data)

A. Summary of Significant Accounting Policies

Business and Principles of Consolidation. In connection with its refinancing and reorganization in 2003, as discussed in Note O and Note R, Crown Cork & Seal Company, Inc. formed a new public holding company named Crown Holdings, Inc. Crown Cork & Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc. The consolidated financial statements include the accounts of Crown Holdings, Inc. and its wholly-owned and majority-owned subsidiary companies (the “Company”). The reorganization had no effect on the results of operations, financial position or cash flow of the Company.

The Company manufactures and sells metal containers, metal and plastic closures, crowns and canmaking equipment. These products are manufactured in the Company’s plants both within and outside the United States and are sold through the Company’s sales organization to the soft drink, food, citrus, brewing, household products, personal care and various other industries. The financial statements were prepared in conformity with U.S. generally accepted accounting principles and reflect management’s estimates and assumptions. Actual results could differ from those estimates, impacting reported results of operations and financial position. All intercompany accounts and transactions are eliminated in consolidation. In deciding which entities should be reported on a consolidated basis, the Company first determines whether the entity is a variable interest entity (“VIE”) as defined in FASB Interpretation No. 46 (“FIN 46”). If an entity meets the criteria for VIE status, the Company consolidates that entity if the Company has the obligation to absorb more than 50% of the entity’s expected losses or receive more than 50% of the entity’s expected residual returns. If an entity does not meet the criteria for VIE status, the Company consolidates those in which it has control. Investments in joint ventures and other companies in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies, are accounted for by the equity method. Investments in securities where the Company does not have the ability to exercise significant influence over operating and financial policies, and whose fair value is readily determinable such as those listed on a securities exchange, are referred to as “available for sale securities’ and reported at their fair value with unrealized gains and losses reported in accumulated other comprehensive income in shareholders’ equity. Other investments are carried at cost.

Foreign Currency Translation. For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated as a separate component of accumulated other comprehensive income in shareholders’ equity. For non-U.S. subsidiaries that use a U.S. dollar functional currency, local currency inventories and property, plant and equipment are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Revenue Recognition. The Company recognizes revenue from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are provided in the period that the related sales are recorded.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Stock-Based Compensation. The Company has stock-based employee compensation plans that are currently comprised primarily of fixed stock options. Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant above the amount an employee must pay to acquire the stock granted under the option. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation,” to stock options.

	2004	2003	2002
Net income/(loss), as reported	$51	$(32)	$(1,205)
Deduct: Total stock-based employee compensation expense determined under fair value based method	(9)	(11)	(11)

Pro forma net income/(loss)	$42	$(43)	$(1,216)

Earnings/(loss) per share:
Basic—as reported	$.31	$(.19)	$(8.38)

Diluted—as reported	$.30	$(.19)	$(8.38)

Basic—pro forma	$.25	$(.26)	$(8.46)

Diluted—pro forma	$.25	$(.26)	$(8.46)

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (“FAS 123(R)”), “Share-Based Payment,” which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123(R) requires that the cost of share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their grant-date fair values, beginning with the first interim or annual period after June 15, 2005. The pro forma disclosures previously permitted under FAS 123 will no longer be a future alternative to financial statement recognition. Under FAS 123(R) the Company must select an appropriate valuation model to calculate the fair value of its share-based payments, and a transition method for recognizing compensation expense under FAS 123(R). The transition methods provided in the standard include modified prospective and retrospective options. Under the modified prospective method, compensation expense for all unvested stock awards, measured by the grant-date fair value of the awards, will be charged to earnings prospectively over the remaining vesting period, based on the estimated number of awards that are expected to vest. Under the first retrospective method, which is a variation of the modified prospective method, prior interim reporting periods within the year of adoption can be restated. Under the second retrospective method, the modified retrospective method, prior reporting periods back to the date of issuance of FAS 123 can be restated. The restatement of prior periods under the retrospective methods will be based on the amounts previously recognized in the pro forma disclosures required by the original provisions of FAS 123. The Company is currently evaluating the requirements of FAS 123(R) and will adopt the new standard at the beginning of the third quarter of 2005.

Cash and Cash Equivalents. Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable. Restricted cash of $10 at December 31, 2004 and 2003 is included with prepaid expenses and other current assets, and other non-current assets, respectively, in the Consolidated Balance Sheets.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Accounts Receivable and Allowance for Doubtful Accounts. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is determined based on a review of individual accounts for collectibility, generally focusing on those accounts that are past due. The current year expense to adjust the allowance for doubtful accounts is recorded within cost of products sold in the consolidated statements of operations. Account balances are charged off against the allowance when it is probable the receivable will not be recovered.

Inventory Valuation. Inventories are stated at the lower of cost or market, with cost for U.S. inventories principally determined under the last-in, first-out (“LIFO”) method. Non-U.S. inventories are principally determined under the average cost method.

Property, Plant and Equipment. Property, plant and equipment (“PP&E”) is carried at cost less accumulated depreciation and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives or capacity of existing PP&E. Cost of constructed assets includes capitalized interest incurred during the construction and development period. Maintenance, repairs and minor renewals are expensed as incurred. When PP&E is retired or otherwise disposed, the net carrying amount is eliminated with any gain or loss on disposition recognized in earnings at that time.

Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets. The range of estimated economic lives in years assigned to each significant fixed asset category is as follows: Land Improvements-25; Buildings and Building Improvements-25 to 40; Machinery and Equipment-3 to 14.

Intangibles. Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost.

Goodwill is tested for impairment, at least annually. Potential impairment is identified by comparing the fair value of a reporting unit, using a combination of market values for comparable businesses and discounted cash flow projections, to its carrying value including goodwill. If the carrying value of the reporting unit exceeds its fair value, any impairment loss is measured by comparing the carrying value of the reporting unit’s goodwill to its implied fair value. Goodwill is tested for impairment in the fourth quarter of each year or when facts and circumstances indicate goodwill may be impaired.

Impairment or Disposal of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long-lived assets, primarily PP&E and certain identifiable intangible assets with finite lives, may be impaired, the Company performs a recoverability evaluation. If the evaluation indicates that the carrying value of an asset is not recoverable from its undiscounted cash flows, then an impairment loss is measured by comparing the carrying value of the asset to its fair value, based on discounted cash flows. Long-lived assets classified as held for sale are presented in the balance sheet at the lower of their carrying value or fair value less cost to sell.

Derivatives and Hedging. The Company recognizes all outstanding derivative financial instruments in the balance sheet at their fair values. The impact on earnings from recognizing the fair values of these instruments depends on their intended use, their hedge designation and their effectiveness in offsetting changes in the fair values of the exposures they are hedging. Changes in the fair values of instruments designated to reduce or eliminate adverse fluctuations in the fair values of recognized assets and liabilities and unrecognized firm commitments are reported currently in earnings along with changes in the fair values of the hedged items.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Changes in the effective portions of the fair values of instruments used to reduce or eliminate adverse fluctuations in cash flows of anticipated or forecasted transactions are reported in shareholders’ equity as a component of accumulated other comprehensive income. Amounts in accumulated other comprehensive income are reclassified to earnings when the related hedged items impact earnings or the anticipated transactions are no longer probable. Changes in the fair values of derivative instruments that are not designated as hedges or do not qualify for hedge accounting treatment are reported currently in earnings.

The effectiveness of derivative instruments in reducing risks associated with the hedged exposures is assessed at inception and on an ongoing basis. Any amounts excluded from the assessment of hedge effectiveness, and any ineffective portion of designated hedges, are reported currently in earnings. Time value, a component of an instrument’s fair value, is excluded in assessing effectiveness for fair value hedges, except hedges of firm commitments, and included for cash flow hedges.

The Company discontinues hedge accounting prospectively when (i) it determines that the derivative instrument is no longer effective in offsetting changes in the fair value or cash flows of the underlying hedged item, (ii) the derivative instrument expires, is sold, terminated or exercised, or (iii) the Company determines that designating the derivative instrument as a hedge is no longer appropriate.

The Company formally documents all relationships between its hedging instruments and hedged items, as well as its risk management objective and strategy for establishing various hedge relationships. Cash flows from hedging instruments are classified in the Consolidated Statements of Cash Flows consistent with the items being hedged.

Treasury Stock. Treasury stock is reported at par value. The excess of fair value over par value is first charged to paid-in capital, if any, and then to retained earnings.

Research and Development. Net research, development and engineering expenditures of $47, $44 and $43 in 2004, 2003 and 2002, respectively, were expensed as incurred. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products or processes. Costs primarily include employee salaries and benefits and facility costs.

Reclassifications. Certain reclassifications of prior years’ data have been made to improve comparability.

Recently Adopted Accounting and Reporting Standards. During 2004, the Company adopted the following accounting and reporting standards:

•	FASB Interpretation No. 46 (revised 2003), (“FIN46(R)”), “Consolidation of Variable Interest Entities.”

•	SFAS No. 132 (revised 2003), (“FAS 132(R)”), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.”

•	FASB Staff Position No. 106-2 (“FSP 106-2”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003.”

In January 2003, the FASB issued FIN 46. In December 2003, the FASB issued FIN 46(R) to address certain implementation issues of the original interpretation. FIN 46(R) establishes criteria for determining whether an investment in a variable interest entity (“VIE”) should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46(R) required the immediate consolidation of specified VIEs created after January 31,

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

2003, if the circumstances warranted, and was effective for the Company at December 31, 2003. Consolidation of all other VIEs created before February 1, 2003, if warranted, was required in the first quarter of 2004. Adoption of FIN 46(R) had no impact on the Company’s results of operations or financial position.

In December 2003, the FASB issued FAS 132(R) which enhances the disclosure requirements for pension and other postretirement benefit plans, but does not change the measurement or recognition principles for those plans. The statement requires additional annual and interim disclosures about net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans as well as related assets, cash flows and obligations. At December 31, 2003, the Company provided the required annual disclosures in its financial statements. An additional annual disclosure of estimated future benefit payments, effective for the Company in 2004, has been included in Note U.

In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (“the Act”) was signed into law. The Act introduces a prescription drug benefit under Medicare (“Medicare Part D”) and a non-taxable federal subsidy of certain prescription drug claims to sponsors of retiree health care benefit plans. In May 2004, the FASB issued FSP 106-2 which provides authoritative guidance on accounting for the federal subsidy as specified in the Act. FSP 106-2 was effective for the Company in the third quarter of 2004. The Company considers that the prescription drug benefits provided under its postretirement health care plans are at least actuarially equivalent to the prescription drug benefits offered under Medicare Part D and qualify for the subsidy under the Act. Therefore, the Company has retroactively applied FSP 106-2 to January 1, 2004 and, accordingly, reduced its obligation (accumulated projected benefit obligation) related to benefits attributed to past service by $60. For 2004 net periodic postretirement benefit cost, reported in cost of products sold, has been reduced by $9, including $5 for recognized actuarial losses and $4 for interest costs.

B. Goodwill

Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” and recognized a noncash, non-tax deductible impairment charge of $1,014 reported as the cumulative effect of a change in accounting. In evaluating and measuring any impairment charge, estimated fair values are calculated for each reporting unit within each reportable segment using a combination of market values for comparable businesses and discounted cash flow projections, and compared to carrying values.

The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2004 and 2003 were as follows:

	Americas	Europe	Total
Balance at January 1, 2003	$639	$1,630	$2,269
Impairment charge	(11)		(11)
Foreign currency translation and other	19	165	184

Balance at December 31, 2003	647	1,795	2,442
Foreign currency translation and other	9	141	150

Balance at December 31, 2004	$656	$1,936	$2,592

The 2003 goodwill impairment charge was recorded in an Americas plastics operation due to reduced profit projections.

Identifiable intangible assets other than goodwill are recorded in other noncurrent assets in the Consolidated Balance Sheets and, excluding minimum pension assets, are not material.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

C. Accumulated Other Comprehensive Loss

As of December 31, accumulated other comprehensive loss consisted of the following:

	2004	2003
Minimum pension liability adjustments	$(728)	$(665)
Cumulative translation adjustments	(374)	(510)
Derivatives qualifying as hedges	10	3
Available for sale securities	5	2

	$(1,087)	$(1,170)

D. Receivables

	2004	2003
Accounts and notes receivable	$832	$748
Less: allowance for doubtful accounts	(42)	(56)

Net trade receivables	790	692
Miscellaneous receivables	110	102

	$900	$794

Following are the changes in the allowance for doubtful accounts for the years ended December 31, 2004, 2003 and 2002.

	Balance at beginning of year	Expense / (income)	Write-offs	Translation	Balance at end of year
2002	$95	$20	$(61)		$54
2003	54	1		$1	56
2004	56	(3)	(13)	2	42

The Company utilizes receivable securitization facilities in the normal course of business as part of its management of cash flow activities. The facility outstanding during most of 2003 provided for the accelerated receipt of cash up to $350 from the available pool of North American receivables. In December 2003, the facility expired and the Company entered into a new $225 North American facility. Under this facility the Company sells receivables, on a revolving basis, to a wholly-owned, bankruptcy-remote subsidiary. The subsidiary was formed for the sole purpose of buying and selling receivables generated by the Company and, in turn, sells undivided percentage ownership interests in the pool of purchased receivables to a syndicate of financial institutions. The Company continues to service these receivables for a fee, but does not retain any interest in the receivables sold. The Company has relinquished control of the receivables and the sales are reflected as a reduction in receivables within the Consolidated Balance Sheets. At December 31, 2004 and 2003 receivables securitized were $120 and $90, respectively. During 2004, 2003 and 2002, the Company recorded expenses related to the securitization facilities of $5, $11 and $10, respectively, as interest expense.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

E. Inventories

	2004	2003
Finished goods	$307	$313
Work in process	111	99
Raw materials and supplies	476	403

	$894	$815

Approximately 20% and 22% of worldwide productive inventories at December 31, 2004 and 2003, respectively, were stated on the LIFO method of inventory valuation. Had average cost (which approximates replacement cost) been applied to such inventories at December 31, 2004 and 2003, total inventories would have been $43 and $34 higher, respectively.

F. Property, Plant and Equipment

	2004	2003
Buildings and improvements	$861	$813
Machinery and equipment	4,231	4,099

	5,092	4,912
Less: accumulated depreciation and amortization	(3,314)	(3,043)

	1,778	1,869
Land and improvements	166	180
Construction in progress	58	63

	$2,002	$2,112

G. Other Non-Current Assets

	2004	2003
Pension assets	$853	$777
Debt issue costs	126	133
Pension intangibles	24	27
Deferred taxes	30	25
Long-term notes and receivables	17	23
Other	53	29

	$1,103	$1,014

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

H. Accounts Payable and Accrued Liabilities

	2004	2003
Trade accounts payable	$1,186	$955
Salaries, wages and other employee benefits	338	347
Accrued taxes, other than on income	115	101
Accrued interest	93	91
Asbestos liabilities	40	65
Restructuring	15	25
Deferred taxes	28	22
Other	128	138

	$1,943	$1,744

I. Other Non-Current Liabilities

	2004	2003
Deferred taxes	$342	$317
Asbestos liabilities	193	174
Postemployment benefits	47	45
Fair value of derivatives	25	30
Environmental	23	22
Other	122	118

	$752	$706

J. Lease Commitments

The Company leases manufacturing, warehouse and office facilities and certain equipment. Certain non-cancelable leases are classified as capital leases, and the leased assets are included in PP&E. Other long-term non-cancelable leases are classified as operating leases and are not capitalized. The amount of capital leases reported as capital assets, net of accumulated amortization, was $8 and $14 at December 31, 2004 and 2003, respectively.

Under long-term operating leases, minimum annual rentals are $60 in 2005, $50 in 2006, $35 in 2007, $24 in 2008, $19 in 2009 and $69 thereafter. Such rental commitments have been reduced by minimum sublease rentals of $25 due under non-cancelable subleases. The present value of future minimum payments on capital leases is $3 with a current obligation of $1. Rental expense (net of sublease rental income of $5 in 2004) was $57 in 2004.

K. Provision for Asbestos

Crown Cork & Seal Company, Inc. (“Crown Cork”) is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock Crown Cork purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation assets and was later merged into Crown Cork.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Prior to 1998, the amounts paid to asbestos claimants were covered by a fund made available to Crown Cork under a 1985 settlement with carriers insuring Crown Cork through 1976, when Crown Cork became self-insured. The fund was depleted in 1998 and the Company has no remaining coverage for asbestos-related costs.

In January 2005 and April 2004, the States of Ohio and Mississippi, respectively, enacted legislation that limits the asbestos-related liabilities under state law of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The new legislation, which applies to pending and future claims, caps asbestos-related liabilities at the fair market value of the predecessor’s total gross assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets. Crown Cork has integrated the legislation into its claims defense strategy. The Company cautions, however, that the legislation may be challenged and there can be no assurance regarding the ultimate effect of the legislation on Crown Cork.

In June 2003, the State of Texas enacted legislation that limits the asbestos-related liabilities in Texas courts of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The Texas legislation, which applies to future claims and pending claims, caps asbestos-related liabilities at the total gross value of the predecessor’s assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets. On October 31, 2003, Crown Cork received a favorable ruling on its motion for summary judgment in two asbestos-related cases pending against it in the district court of Harris County, Texas (in Re Asbestos Litigation No. 90-23333, District Court, Harris County, Texas); this ruling has been appealed. In addition, a favorable ruling for summary judgment in an asbestos case pending against it in the district court of Travis County, Texas (in Re Rosemarie Satterfield as Representative of the Estate of Jerrold Braley Deceased v. Crown Cork & Seal Company, Inc. District Court Travis County, 98th Judicial District Cause No. GN-203572) has been appealed. Although the Company believes that the rulings of the District Court are correct, there can be no assurance that the legislation will be upheld by the Texas courts on appeal or in other cases that may challenge the legislation.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value adjusted for inflation. Crown Cork has already paid significantly more for asbestos-related claims than the acquired company’s adjusted asset value. On February 20, 2004, the Supreme Court of Pennsylvania reversed the June 11, 2002 order of the Philadelphia Court of Common Pleas, in which the Court of Common Pleas ruled favorably on a motion by Crown Cork for summary judgment regarding 376 pending asbestos-related cases against Crown Cork in Philadelphia and remanded the cases to the Philadelphia Court of Common Pleas (Ieropoli v. AC&S Corporation, et. al., No. 117 EM 2002). The Court ruled that the new statute, as applied, violated the Pennsylvania Constitution because it retroactively extinguished the plaintiffs’ pre-existing and accrued causes of action. The Company believed that the ruling by the court was limited only to cases which were pending at the time the legislation was enacted and in November 2004, the Commonwealth of Pennsylvania enacted legislation amending the 2001 successor liability statute providing that the 2001 statute applies only to asbestos-related claims with respect to which the two-year statute of limitations for asbestos-related claims began to run after the new statute was enacted on December 17, 2001. On December 10, 2004, the Company filed a global motion for summary judgment in the Philadelphia Court of Common Pleas to dismiss all pending asbestos-related cases filed in the court after December 17, 2003 (In re: Asbestos-Litigation October term 1986, No. 001). The Company cautions, however, that the Company’s position regarding the limitation of the Pennsylvania Supreme Court ruling may not be upheld.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

In recent years, certain other state and federal legislators have considered legislation to reform the treatment of asbestos-related personal injury claims. In April of 2004, the Fairness in Asbestos Injury Resolution Act of 2004 (the “FAIR Bill”) was introduced in the United States Senate and a motion to proceed with floor consideration of the FAIR Bill was subsequently defeated. The FAIR Bill, which was intended to substitute for a bill approved by the Senate Judiciary Committee in July of 2003, would create a national trust fund in lieu of state and federal litigation to compensate people with asbestos-related diseases. The trust fund would require contributions from companies, such as Crown Cork, that have made past payments for asbestos-related personal injury claims and would limit the payments made by such companies relating to asbestos-related liabilities during the life of the fund. Currently, the FAIR Bill is subject to ongoing negotiations and discussions among legislators, labor unions, insurance companies, industry participants and other interested parties. There can be no assurance that federal asbestos legislation, such as the FAIR Bill, will be passed into law or the form that any such legislation will take, and the Company is unable to predict the impact that any such legislation would have on Crown Cork or the Company. Due to this uncertainty, the Company has not considered possible federal legislation in evaluating the adequacy of the Company’s reserve for asbestos-related claims.

During 2004, 2003 and 2002, respectively, Crown Cork (i) received 13,000, 36,000 and 36,000 new claims, (ii) settled or dismissed 14,000, 20,000 and 43,000 claims, and (iii) had 74,000, 75,000 and 59,000 claims outstanding at the end of the respective years. The outstanding claims at December 31, 2004 exclude 33,000 pending claims involving plaintiffs who allege that they are, or were, maritime workers subject to exposure to asbestos, but whose claims the Company believes will not, in the aggregate, involve any liability material to the consolidated financial statements.

During 2004, 2003 and 2002, respectively, the Company (i) recorded pre-tax charges of $35, $44 and $30 to increase its accrual, (ii) made asbestos-related payments of $41, $68 and $114, (iii) settled claims totaling $30, $37 and $77, including amounts committed to be paid in future periods and (iv) had outstanding accruals of $233, $239 and $263 at the end of the year.

The Company estimates that its probable and estimable asbestos liability for pending and future asbestos claims will range between $233 and $351. The accrual balance of $233 at the end of 2004 includes $113 for unasserted claims and $20 for committed settlements that will be paid in 2005.

Historically (1977-2004), Crown Cork estimates that approximately one-quarter of all asbestos-related claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964. However, because of Crown Cork’s settlement experience to date and the increased difficulty of establishing identification of the subsidiary’s insulation products as the cause of injury by persons alleging first exposure to asbestos after 1964, the Company has not included in its accrual and range of potential liability any amounts for settlements by persons alleging first exposure to asbestos after 1964.

Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the U.S. company’s insulation business in 1964 would not be entitled to settlement payouts and that the Texas, Mississippi, Ohio and Pennsylvania asbestos legislation described above are expected to have a highly favorable impact on Crown Cork’s ability to settle or defend against asbestos-related claims in those states, and other states where Pennsylvania law may apply. The Company’s accrual includes estimates for probable costs for claims through the year 2014. The upper end of the Company’s estimated range of possible asbestos costs of $351 includes claims beyond that date.

While it is not possible to predict the ultimate outcome of the asbestos-related claims and settlements, the Company believes that resolution of these matters is not expected to have a material adverse effect on the

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Company’s financial position. The Company cautions, however, that estimates for asbestos cases and settlements are difficult to predict and may be influenced by many factors. In addition, there can be no assurance regarding the validity or correctness of the Company’s assumptions or beliefs underlying its accrual and the estimated range of potential liability. Unfavorable court decisions or other adverse developments, may require the Company to substantially increase its accrual or change its estimate. Accordingly, these matters, if resolved in a manner different from the estimate, could have a material effect on the Company’s results of operations, financial position and cash flow.

L. Commitments and Contingent Liabilities

The Company has been identified by the EPA as a potentially responsible party (along with others, in most cases) at a number of sites. The Company also has environmental issues at certain of its plants in the Americas and Europe. Actual expenditures for remediation were $1, $2 and $2 in 2004, 2003 and 2002, respectively. The Company’s balance sheet reflects estimated undiscounted remediation liabilities of $25 at December 31, 2004, including $2 as a current liability. The Company records an environmental liability when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. The reserves at December 31, 2004 are primarily for asserted claims and are based on internal and external environmental studies. The Company expects that the liabilities will be paid out over the period of remediation for the applicable sites, which in some cases may exceed ten years. Although the Company believes its reserves are adequate, there can be no assurance that the ultimate payments will not exceed the amount of the Company’s reserves and will not have a material effect on the Company’s consolidated results, financial position and cash flow. Any possible loss or range of potential loss that may be incurred in excess of the recorded reserves cannot be estimated.

On March 18, 2003, the European Commission issued a Statement of Objections alleging that certain of the Company’s European subsidiaries engaged in commercial practices that violated European competition law. On September 30, 2004, the European Commission formally confirmed that it had terminated the proceedings, subject to the Commission’s right to reinitiate in the event of factual or legal changes, without any adverse findings made or penalties levied against the Company.

In 2003, Crown Cork amended the retiree medical benefits that it had been providing to approximately 10,000 retirees pursuant to a series of collective bargaining agreements between Crown Cork and certain unions. The amendments increased maximum coverage, required additional retiree contributions for medical and prescription drug costs and reduced other coverage benefits. Crown Cork is a party to litigation initiated in June 2003 in which the USWA and IAM unions and retirees claim that the retiree medical benefits were vested and that the amendments breached the applicable collective bargaining agreements in violation of ERISA and the Labor Management Relations Act. Crown Cork and the USWA parties have submitted their dispute to binding arbitration in Pittsburgh, Pennsylvania and litigation involving Crown Cork and the IAM parties is pending in federal district court in Nebraska. The Company believes that it had the right to make such amendments and intends to contest the matter vigorously. However, the ultimate outcome of these cases is uncertain and if they are decided adversely, the Company could be required to restore all or a portion of the retiree medical benefits to their pre-amendment levels which could have a material adverse impact on the Company’s financial position, results of operations and cash flows.

The Company and its subsidiaries are also subject to various other lawsuits and claims with respect to labor, environmental, securities, vendor and other matters arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the results of operations, financial position or cash flow of the Company.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The Company has various commitments to purchase materials and supplies as part of the ordinary conduct of business. The Company’s basic raw materials for its products are steel, aluminum and resins, all of which are purchased from multiple sources. The Company is subject to fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to reflect these movements. There can be no assurance, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for purchases of capital assets of approximately $21.

At December 31, 2004 the Company had certain indemnification agreements covering environmental remediation and other potential costs associated with properties sold or businesses divested. For agreements with defined liability limits the maximum potential amount of future liability was $53. Several agreements outstanding at December 31, 2004 did not provide liability limits. At December 31, 2004, the Company had recorded liabilities of $2 covering these indemnification agreements. The Company also has guarantees of $36 related to the residual value of leased assets at December 31, 2004, and has recorded a liability of $8 related to these guarantees.

M. Restructuring

The following information includes restructuring activity for all of the Company’s operations, including the plastic closures business, whose results of operations are reported as discontinued operations in the Statements of Operations for all periods presented.

During 2004, the Company provided a pre-tax charge of $7 for restructuring costs. The charge included $6 in Europe and $1 in the Americas, primarily for severance costs for reductions in force.

During 2003, the Company provided a net pre-tax charge of $19 for restructuring costs. The charge included $14 in Europe and $5 in the Americas, primarily for severance costs for reductions in force. The charge in Europe was net of a reversal of $4 for costs provided in previous years.

During 2002, the Company provided a net pre-tax charge of $19 for costs associated with (i) the closure of two European food can plants, (ii) the closure of a crown plant and elimination of a crown operation within Europe, (iii) the elimination of a European metal closures operation, (iv) the downsizing of a European specialty plastics operation and (v) the elimination of a plastic bottle operation in China; partially offset by a credit for the reversal of other exit costs recognized in 2001 due to the favorable resolution of a lease termination in a U.S. food can plant.

Balances remaining in the reserves at December 31, 2004 included provisions of $7 for current year actions and $8 for prior restructuring actions. The balance of the restructuring reserves were included in the Consolidated Balance Sheets within accounts payable and accrued liabilities. The Company expects to pay $12 of the $15 of remaining liabilities in 2005 and the remainder in 2006.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The components of the restructuring reserve and movements within these components during 2004 and 2003 were as follows:

	Termination Benefits	Other Exit Costs	Total
Balance as of January 1, 2003	$9	$5	$14
Provisions	20	(1)	19
Payments made	(7)	(3)	(10)
Foreign currency translation and other	1	1	2

Balance as of December 31, 2003	23	2	25
Provisions	7		7
Payments made	(17)	(1)	(18)
Foreign currency translation and other	1		1

Balance as of December 31, 2004	$14	$1	$15

N. Asset Impairments and Loss/Gain on Sale of Assets

The following information includes asset impairment and asset sale activity for all of the Company’s operations, including the plastic closures business, whose results of operations are reported as discontinued operations in the Statements of Operations for all periods presented.

During 2004, the Company recorded net pre-tax charges of $47 for asset impairments and asset sales, including charges of $29 to reclassify cumulative translation adjustments to earnings from the planned sale of three businesses in the Americas, and $14 to write-down the value of machinery and equipment in the plastics businesses in Europe due to reduced profits and projections. The remaining net charges of $4 were for the write-down of various assets, offset by gains on sales of surplus property.

During 2003, the Company recorded net pre-tax charges of $73 for asset impairments and asset sales, including charges of (i) $25 to write-down assets in Argentina due to the continuing impact of the local economy on the Company’s businesses, (ii) $11 for the impairment of goodwill in an Americas plastics operation due to reduced profit projections, (iii) $20 to write-down certain assets in the European specialty packaging businesses due to reduced profit projections, (iv) $7 to write-down surplus beverage end assets in the U.S. due to the expanded use of the Company’s SuperEnd™ technology, and (v) $11 to write-off redundant equipment in the U.S., primarily due to the consolidation of operations. These charges were partially offset by other pre-tax gains of $1, primarily from the sale of assets.

During 2002, the Company recorded net pre-tax charges of $247 for losses from divestitures of businesses, the sale of assets, and asset impairments outside of restructuring programs. During the fourth quarter of 2002, Constar International Inc. (“Constar”), the Company’s wholly-owned subsidiary, completed its initial public offering. The Company retained a 10.5% interest in Constar, received net proceeds of $460, and recorded a loss of $213 on the portion sold. The Company also completed the sales of its U.S. fragrance pumps business, its European pharmaceutical packaging business, its 15% shareholding in Crown Nampak (Pty) Ltd., and certain businesses in Central and East Africa. The Company received total proceeds of $201 and recorded total pre-tax losses of $26 on these divestitures. In addition to the business divestitures, the Company sold various other assets, primarily real estate, for total proceeds of $45 and a pre-tax gain of $11. The Company also recorded asset impairment charges of (i) $10 to write-off certain surplus assets in the U.S. due to the Company’s assessment that their carrying value would not be recovered based on current operating plans, (ii) $4 to write-down the assets of a

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

U.S. operation the Company closed in 2003, (iii) $3 to write-down the value of surplus U.S. real estate the Company has for sale, and (iv) $2 to write-off the carrying value of other assets.

O. Capital Stock

In connection with its refinancing and reorganization in 2003, as discussed in Note A and Note R, Crown Cork & Seal Company, Inc. formed a new public holding company named Crown Holdings, Inc. Crown Cork & Seal Company, Inc. is now a wholly-owned subsidiary of Crown Holdings, Inc. Shareholders of Crown Cork & Seal Company, Inc. became shareholders of Crown Holdings, Inc. and have the same number of shares and percentage of ownership and the same rights, privileges and interests with respect to Crown Holdings, Inc. that they held in Crown Cork & Seal Company, Inc. immediately prior to the reorganization. The conversion of shares of Crown Cork & Seal Company, Inc. into shares of Crown Holdings, Inc. occurred without the physical exchange of certificates, and certificates formerly representing shares of Crown Cork & Seal Company, Inc. were deemed to represent shares of Crown Holdings, Inc. The common stock of Crown Holdings, Inc. continues to be publicly traded under the symbol “CCK” on the New York Stock Exchange.

During 2003 and 2002, respectively, the Company exchanged 5,386,809 and 33,386,880 shares of its common stock for debt and related accrued interest in privately negotiated debt-for-equity exchanges with holders of its outstanding notes and debentures.

Shares of common stock issued as compensation to non-employee directors were 46,937, 64,483 and 68,076 during 2004, 2003 and 2002, respectively.

The Company’s credit facility limits the payment of dividends and the repurchase of common stock, subject to certain permitted payments or repurchases and exceptions.

The Board of Directors has the authority to issue, at any time or from time to time, up to 30 million shares of additional preferred stock in one or more classes or series of classes. Such shares of additional preferred stock would not be entitled to more than one vote per share when voting as a class with holders of the Company’s common stock. The voting rights and such designations, preferences, limitations and special rights are subject to the terms of the Company’s Articles of Incorporation, determined by the Board of Directors.

The Board of Directors has authorized the repurchase of up to $50 million of the Company’s outstanding common stock from time to time through December 31, 2006, in the open market or through privately negotiated transactions, subject to the terms of the Company’s debt agreements, market conditions and other factors. The Company is not obligated to acquire any shares of common stock and the share repurchase plan may be suspended or terminated at any time at the Company’s discretion. The repurchased shares, if any, are expected to be used for the Company’s stock-based benefit plans, and to offset dilution resulting from the issuance of shares thereunder, and for other general corporate purposes.

In connection with the formation of Crown Holdings, Inc. as discussed in Note A, the Board of Directors adopted a Shareholders’ Rights Plan, as amended, and declared a dividend of one right for each outstanding share of common stock. Such rights only become exercisable, or transferable apart from the common stock, after a person or group acquires beneficial ownership of, or commences a tender or exchange offer for, 15% or more of the Company’s common stock. Each right then may be exercised to acquire one share of common stock at an exercise price of $200, subject to adjustment. Alternatively, under certain circumstances involving the acquisition by a person or group of 15% or more of the Company’s common stock, each right will entitle its holder to purchase a number of shares of the Company’s common stock having a market value of two times the exercise price of the right. In the event the Company is acquired in a merger or other business combination transaction

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

after a person or group has acquired 15% or more of the Company’s common stock, each right will entitle its holder to purchase a number of the acquiring company’s common shares having a market value of two times the exercise price of the right. The rights may be redeemed by the Company at $.01 per right at any time until the tenth day following public announcement that a 15% position has been acquired. The rights expire on August 10, 2015.

P. Stock-Based Compensation

As of December 31, 2004, the Company had five stock-based incentive compensation plans, 1990, 1994, 1997, 2001 and 2004. The plans provide for the granting of awards in the form of stock options, deferred stock, restricted stock or stock appreciation rights (“SARs”) and may be subject to the achievement of certain performance goals as determined by the Plan Committee so designated by the Company’s Board of Directors. There have been no issuances of deferred stock or SARs under any of the plans as of December 31, 2004. As of December 31, 2004, no further option grants were available under the 1990, 1994 and 1997 plans. Options granted under the 2001 plan are available through February 2006 and under the 2004 plan through April 2009. Options outstanding at December 31, 2004, included grants from all five plans discussed above.

Stock options granted during 2004 generally have a maximum term of ten years and vest over two years.

A summary of stock option activity is as follows:

	2004		2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at January 1	10,858,137	$16.91	12,887,807	$19.30	12,617,139	$22.11
Granted	5,432,500	8.65	45,000	7.09	1,820,000	5.33
Exercised	(500,899)	4.86	(161,100)	4.58	(279,750)	4.39
Canceled	(529,756)	29.34	(1,913,570)	33.79	(1,269,582)	30.48

Options outstanding at December 31	15,259,982	$13.93	10,858,137	$16.91	12,887,807	$19.30

Options exercisable at December 31	11,190,107	$15.82	9,182,793	$19.00	8,629,800	$25.43
Options available for grant at December 31	1,672,125		1,455,875		1,361,375

The following table summarizes outstanding and exercisable options at December 31, 2004:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 4.25	2,812,689	6.3	$4.25	2,811,439	$4.25
$ 4.31 to $ 5.30	1,777,530	7.1	5.30	1,775,530	5.30
$ 5.49 to $ 8.38	1,619,500	5.4	7.47	1,554,500	7.44
$ 8.60	3,928,875	9.3	8.60	974,250	8.60
$ 8.75 to $19.81	2,135,763	7.7	12.72	1,088,763	16.46
$22.25 to $54.375	2,985,625	2.7	39.45	2,985,625	39.45

	15,259,982	6.6	$13.91	11,190,107	$15.82

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The fair value of each stock option on the date of the grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2004	2003	2002
Risk-free interest rate	3.2%	3.0%	2.4%
Expected life of option (years)	4.2	4.4	4.0
Expected stock price volatility	61.8%	76.8%	74.5%
Expected dividend yield	0.0%	0.0%	0.0%

The weighted average grant-date fair values for options granted during 2004, 2003 and 2002 were $4.46, $4.04 and $2.98, respectively.

Q. Debt

	2004	2003
Short-term debt(1)
U.S. dollar bank loans/overdrafts	$6	$19
Other currency bank loans/overdrafts	45	50

Total short-term debt	$51	$69

Long-term debt
Credit facility borrowings:(2)
U.S. dollar
Other currencies
Senior notes and debentures:
Euro (€107) 6.00% due in 2004		$135
U.S. dollar 8.38% due 2005		61
U.S. dollar 7.00% due 2006(3)	$235	269
U.S. dollar 8.00% due 2023	200	200
U.S. dollar 7.38% due 2026	350	350
U.S. dollar 7.50% due 2096	150	150
Senior secured notes:
U.S. dollar 9.50% second priority due 2011(4)	1,085	1,085
Euro (€285) 10.25% second priority due 2011	386	358
Euro (€460) 6.25% first priority due 2011	623
U.S. dollar 10.88% third priority due 2013	725	725
First priority term loans:
U.S. dollar at LIBOR plus 3.00%		428
Euro (€48) at LIBOR plus 4.25%		60
Other indebtedness in various currencies:
Fixed rate with rates in 2004 from 1.0% to 5. 0% due 2005 through 2015	6	5
Variable rate with average rates in 2004 from 2. 8% to 15.5%, due 2005 through 2009	88	72
Capital lease obligations in various currencies	3	8
Unamortized discounts and fair value adjustments(4)	(30)	(36)

Total long-term debt	3,821	3,870
Less: current maturities	(25)	(161)

Long-term debt, less current maturities	$3,796	$3,709

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

(1)	The weighted average interest rates for bank loans and overdrafts outstanding during 2004, 2003 and 2002 were 4.3%, 3.6% and 4.8%, respectively.
(2)	The $400 revolving credit facility is due in 2010 and bears interest at LIBOR plus 2.75%. There were no outstanding borrowings at December 31, 2004 under the facility, or at December 31, 2003 under the previous facility. The weighted average rates for the credit facilities were 5.0% in 2004 and 5.8% in 2003.
(3)	A wholly-owned finance subsidiary in the United Kingdom has outstanding revolving public debt securities that are fully and unconditionally guaranteed by the Company on a joint and several basis.
(4)	The $1,085 due in 2011 excludes reductions of $25 and $30 at December 31, 2004 and 2003, respectively, for FAS 133 fair value adjustments related to interest rate swaps as described under “Fair Value Hedges” in Note S. The reductions are included within “unamortized discounts and fair value adjustments.”

Aggregate maturities of long-term debt for the five years subsequent to 2004, excluding unamortized discounts and fair value adjustments, are $25, $263, $27, $9 and $5, respectively. Cash payments for interest during 2004, 2003 and 2002 were $330, $294 and $333, respectively (including amounts capitalized of $1 in 2003).

The estimated fair value of the Company’s long-term borrowings, based on quoted market prices for the same or similar issues, was $4,193 at December 31, 2004.

During 2004 and 2003, the Company recorded pre-tax unrealized foreign exchange gains of $98 and $201, respectively, related to currency exposure on U.S. dollar debt issued by its European subsidiaries as described in Note R. The gains are included in translation and exchange adjustments in the Consolidated Statements of Operations.

R. Debt Refinancings and Early Extinguishments

In December 2004, the Company purchased $33 aggregate principal of its 7.00% senior notes due December 2006 at a premium of 5.0% to principal. Also in December 2004, the Company retired the $40 remaining aggregate principal amount of its outstanding 8.38% senior notes due January 2005. In March 2004, the Company purchased $21 aggregate principal of its 8.38% senior notes due January 2005 at a premium of 4.5% to principal and EUR85 aggregate principal of its 6.00% notes due 2004 at a premium of 3.0% to principal. The Company recognized total charges of $6 in connection with these early extinguishments of debt.

In September 2004, the Company sold EUR350 of 6.25% first priority senior secured notes due in 2011 and entered into a new $625 senior secured credit facility. The new facility included a $400 revolving credit facility due in 2010, a $100 standby letter of credit facility due in 2010 and a $125 term loan facility due in 2011. In October 2004, the Company completed an add-on issuance of EUR110 of 6.25% first priority senior secured notes due in 2011, bringing the total of the issue to EUR460. The EUR350 of proceeds from the first issuance combined with the new $625 senior secured credit facility were used to refinance the existing credit and term loan facilities entered into in February, 2003, and to pay fees and expenses associated with the refinancing. The EUR110 of proceeds from the second issuance were used to repay the $125 term loan from September 2004 and to pay expenses associated with the issuance. Interest accrues at LIBOR plus 2.75% on the $100 committed under the standby letter of credit facility and there were $78 of outstanding letters of credit at December 31, 2004. In connection with the September 2004 refinancing, the Company recorded a charge of $33, as a loss from the early extinguishments of debt, to write-off unamortized fees from its previous credit facility.

In February 2003, the Company completed a refinancing and formed Crown Holdings, Inc. (“Crown”) or “the Company”) as a new public holding company. The formation of Crown Holdings, Inc. is more fully

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

described in Note O. The proceeds from the refinancing consisted of the sale of $1,085 of 9.5% second priority senior secured notes due in 2011, EUR285 of 10.25% second priority senior secured notes due in 2011, $725 of 10.875% third priority senior secured notes due in 2013, $504 of first priority term loans due in 2008 and a $550 first priority revolving credit facility due in 2006. The proceeds of $2,620 from the senior secured notes and term loans, and $198 of borrowings under the $550 credit facility, were used to repay the existing credit facility, to repurchase certain of the Company’s outstanding unsecured notes prior to maturity, and to pay fees and expenses associated with the refinancing. The remaining proceeds of $344 were initially placed in restricted cash accounts and were subsequently used to repay other existing unsecured notes, including $149 prior to maturity. The Company also repurchased $86 of other unsecured notes prior to maturity. In connection with the repurchases, exchanges of debt for equity as described in Note O, and the write-off of unamortized financing fees and expenses from its previous credit facility, the Company recognized a loss of $12 from the early extinguishments of debt. During 2002, the Company recognized a gain of $28 on the exchanges of debt for equity as described in Note O.

The secured notes issued in 2003 and 2004 are senior obligations of Crown European Holdings (“CEH”), an indirect wholly-owned subsidiary, and are guaranteed on a senior basis by Crown, Crown Cork & Seal Company, Inc. (“Crown Cork”), substantially all other U.S. subsidiaries, and certain subsidiaries in the U.K., Canada, France, Germany, Mexico, Switzerland and Belgium. The holders of the notes have first, second and third priority liens on assets of certain of the guarantor subsidiaries and the stock of Crown Cork. CEH may redeem all or some of the first priority secured notes at any time, the second priority secured notes at any time prior to March 2007, and the third priority secured notes at any time prior to March 2008, by paying a make-whole premium. Thereafter, CEH may redeem some or all of the second and third priority secured notes at redemption prices initially representing a premium to principal equal to one-half of the applicable interest rate on the notes, declining annually thereafter. At any time prior to September 2007 for the first priority secured notes, and March 2006 for the second and third priority notes, CEH may redeem up to 35% of each of the secured notes with the net cash proceeds of certain equity offerings of capital stock of Crown that are used to capitalize CEH. CEH is also required to make an offer to purchase the secured notes upon the occurrence of certain change of control transactions or asset sales. The note indentures contain covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional debt, pay dividends or repurchase capital stock, create liens, and engage in sale and leaseback transactions.

The credit facility entered into in September 2004 also provides for a term loan, at the request of the Company, in an amount to be determined based on the Company’s leverage ratio and credit rating. The credit facility also contains financial covenants including a fixed charge coverage ratio, a net leverage ratio, and a first lien leverage ratio.

S. Derivative Financial Instruments

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Company manages these risks through a program that includes the use of derivative financial instruments. These instruments are not used for trading or speculative purposes. The extent to which the Company uses such instruments is dependent upon its access to them in the financial markets and its ability to utilize other methods, such as netting exposures for foreign exchange risk, to effectively achieve its goal of risk reduction. Counterparties to these contracts are major financial institutions.

Cash Flow Hedges. The Company designates certain derivative instruments as cash flow hedges of anticipated purchases or sales, including certain foreign currency denominated intercompany transactions. The ineffective portion of these hedges was not material and no components of the hedge instruments were excluded from the measurement of hedge effectiveness.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Prior to 2003, the Company had designated two cross-currency swaps as hedges of long-term U.S. dollar debt in the U.K. The swaps effectively converted fixed rate U.S. dollar debt into fixed rate sterling debt. In 2003, the Company terminated one swap with a notional value of $200 and a maturity of December 2003 and received its then fair value of $13. In September 2003, the Company terminated the remaining swap with a notional value of $300 and a maturity of December 2006, received $14 and recognized a loss of $5 as a loss on sale of assets.

The Company has designated foreign exchange swaps and forwards and commodity forwards as cash flow hedges of anticipated foreign exchange and commodity transactions. Contracts outstanding at December 31, 2004 mature between one and twenty-four months. At December 31, 2004 and 2003, the fair values of these contracts were not material and were reported in current assets and current liabilities consistent with the classification of the hedged items.

The changes in accumulated other comprehensive loss associated with cash flow hedging activities during 2004 and 2003 were as follows:

	2004	2003
Balance at January 1	$3	$2
Current period changes in fair value, net of tax	3	(5)
Reclassifications to earnings, net of tax	4	6

Balance at December 31	$10	$3

During the next twelve months ending December 31, 2005, income of approximately $10 is expected to be reclassified to earnings. The actual amount that will be reclassified to earnings over the next twelve months may vary from this amount due to changing market conditions. No amounts were reclassified to earnings during 2004 in connection with forecasted transactions that were no longer considered probable.

Fair Value Hedges. The Company designates certain derivative financial instruments as fair value hedges of recognized assets, liabilities, and unrecognized firm commitments. Amounts excluded from the assessment and measurement of hedge effectiveness were reported in earnings and amounted to less than $1 before income taxes in each of the last three years.

During 2003, the Company entered into three interest rate swaps with a combined notional value of $800.

During 2004, the Company entered into an additional interest rate swap with a notional value of $100. The swaps effectively convert 9.5% fixed rate debt into variable rate debt at LIBOR plus 5.46%. The swaps are accounted for as fair value hedges of the second priority U.S. dollar notes due in 2011. At December 31, 2004 and 2003, the combined fair value of the swaps was $25 and $30, respectively, and was reported within other non-current liabilities. The offset to these liabilities was a reduction in long-term debt.

Prior to 2003, the Company had designated a cross-currency swap as a hedge of long-term U.S. dollar debt in France. The swap effectively converted fixed rate U.S. dollar debt with a notional value of $200 and a maturity of December 2003 into variable rate euro debt. In September 2003, the Company terminated the swap and paid its then fair value of $35.

The Company designates certain foreign currency forward exchange contracts as fair value hedges of recognized foreign-denominated assets and liabilities, generally trade accounts receivable and payable and intercompany debt, and unrecognized foreign-denominated firm commitments. At December 31, 2004 and 2003,

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

the fair values of these contracts were not material and were reported in current assets or current liabilities consistent with the classification of the hedged items. There was no impact on earnings in any of the last three years from a hedged firm commitment that no longer qualified as a fair value hedge.

T. Earnings Per Share (“EPS”)

The following table summarizes the basic and diluted earnings per share computations for 2004, 2003 and 2002. Basic EPS excludes all potentially dilutive securities and is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted EPS includes the assumed exercise of stock options in periods when they are not anti-dilutive; otherwise, it is the same as basic EPS.

	2004	2003	2002
Income/(loss) before cumulative effect of a change in accounting	$51	$(32)	$(191)
Cumulative effect of a change in accounting			(1,014)

Net income/(loss)	$51	$(32)	$(1,205)

Weighted average shares outstanding:
Basic	165.3	164.7	143.8
Dilutive effect of employee stock options	3.5

Diluted	168.8	164.7	143.8

Basic earnings/(loss) per share:
Before cumulative effect of a change in accounting	$.31	$(.19)	$(1.33)
Cumulative effect of a change in accounting			(7.05)

Net income/(loss)	$.31	$(.19)	$(8.38)

Diluted earnings/(loss) per share:
Before cumulative effect of a change in accounting	$.30	$(.19)	$(1.33)
Cumulative effect of a change in accounting			(7.05)

Net income/(loss)	$.30	$(.19)	$(8.38)

Potentially dilutive common stock equivalents resulting from the assumed exercise of dilutive stock options of 1.3 million in 2003 and 1.2 million in 2002 were excluded because they would have been anti-dilutive due to the net losses. In addition, common shares contingently issuable upon the exercise of outstanding stock options of 3.9 million in 2004, 6.2 million in 2003 and 8.0 million in 2002, had exercise prices above the average market price for the related periods and were also excluded.

U. Pensions and Other Retirement Benefits

The following information includes all of the Company’s operations, including the plastic closures business, whose results of operations are reported as discontinued operations in the Statements of Operations for all periods presented.

Pensions. The Company sponsors various pension plans covering certain U.S. and non-U.S. employees, and certain other employees, and participates in certain multi-employer pension plans. The benefits under the Company plans are based primarily on years of service and either the employees’ remuneration near retirement, or a fixed dollar multiple. Contributions to multi-employer plans in which the Company and its subsidiaries participate are determined in accordance with the provisions of negotiated labor contracts or applicable local regulations.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

A measurement date of December 31 was used for all plans presented below.

The 2004, 2003 and 2002 components of pension expense/(income) were as follows:

	2004	2003	2002
U.S.
Service cost	$8	$8	$9
Interest cost	81	77	85
Expected return on plan assets	(73)	(64)	(76)
Recognized actuarial loss	61	51	37
Recognized prior service cost	2	2	2

Total pension expense	$79	$74	$57

Non-U.S.
Service cost	$31	$26	$25
Interest cost	163	139	125
Expected return on plan assets	(217)	(179)	(192)
Recognized actuarial loss	47	40	19
Recognized prior service cost	(6)	(6)	(7)
Cost attributable to settlements	3	3

Total pension expense/(income)	$21	$23	$(30)

Additional pension expense of $4 was recognized in each of the last three years for multi-employer plans.

The projected benefit obligations, accumulated benefit obligations and fair value of plan assets for U.S. pension plans with accumulated benefit obligations in excess of plan assets were $1,402, $1,369 and $952, respectively, as of December 31, 2004, and $1,279, $1,248 and $830, respectively, as of December 31, 2003.

The projected benefit obligations, accumulated benefit obligations and fair value of plan assets for non-U.S. pension plans with accumulated benefit obligations in excess of plan assets were $366, $333 and $164, respectively, as of December 31, 2004 and $311, $277 and $136, respectively, as of December 31, 2003.

	U.S. Plans		Non-U.S. Plans
	2004	2003	2004	2003
Projected Benefit Obligations
Benefit obligations at January 1	$1,279	$1,212	$2,474	$2,060
Service cost	8	8	31	26
Interest cost	81	77	163	139
Plan participants’ contributions	1	1	9	8
Amendments				2
Settlements			1
Actuarial (gain)/loss	151	99	76	100
Benefits paid	(118)	(118)	(141)	(119)
Foreign currency exchange rate changes			195	258

Benefit obligations at December 31	$1,402	$1,279	$2,808	$2,474

Accumulated benefit obligations at December 31	$1,369	$1,248	$2,619	$2,297

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

	U.S. Plans		Non-U.S. Plans
	2004	2003	2004	2003
Plan Assets
Fair value of plan assets at January 1	$830	$736	$2,521	$2,096
Actual return on plan assets	114	126	252	249
Employer contributions	125	85	46	37
Plan participants’ contributions	1	1	9	8
Benefits paid	(118)	(118)	(141)	(119)
Foreign currency exchange rate changes			198	250

Fair value of plan assets at December 31	$952	$830	$2,885	$2,521

Plan assets in excess of/(less than) benefit obligation	$(450)	$(449)	$77	$47
Unrecognized actuarial loss	810	761	717	676
Unrecognized prior service cost	13	15	(43)	(48)

Net amount recognized	$373	$327	$751	$675

Amounts recognized in the balance sheet consist of:
Prepaid benefit cost			$853	$777
Accrued benefit liability	$(419)	$(420)	(219)	(194)
Intangible asset	13	16	11	11
Accumulated other comprehensive income	779	731	106	81

Net amount recognized	$373	$327	$751	$675

For U.S. plans, additional minimum pension liabilities of $792 and $747 were recognized at December 31, 2004 and 2003, respectively. For non-U.S. plans, additional minimum pension liabilities of $117 and $92 were recognized at December 31, 2004 and 2003, respectively.

The expected future benefit payments as of December 31, 2004 were:

	U.S. Plans	Non-U.S. Plans
2005	$119	$145
2006	115	149
2007	114	155
2008	113	161
2009	111	168
2010 – 2014	531	917

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Additional information concerning the plan assets is presented below.

	U.S. Plan Assets			Non-U.S. Plan Assets
	Weighted Average			Weighted Average
	2005 Target Allocation	December 31,		2005 Target Allocation	December 31,
Plan assets		2004	2003		2004	2003
Equity securities	70%	69%	58%	25%	25%	27%
Debt securities	12%	10%	16%	57%	58%	56%
Real estate	3%	2%	3%	8%	9%	9%
Other	15%	19%	23%	10%	8%	8%

	100%	100%	100%	100%	100%	100%

Plan assets included $84 and $55 of the Company’s common stock at December 31, 2004 and 2003, respectively.

The non-U.S. plan asset percentages are those of the U.K. plan, which is the primary non-U.S. plan with assets. The “other” caption of plan assets includes alternate investments such as private equities, hedge funds and venture capital limited partnerships.

Estimated 2005 employer contributions are $88 for the U.S. plans and $46 for the non-U.S. plans.

The Company’s investment strategy in the U.S. plan is to provide the fund with an ability to earn attractive long-term rates of return on its assets at an acceptable level of risk. The equity portions of the program are diversified within the U.S. and international markets based on capitalization, valuations and other factors. Debt securities include all sectors of the marketable bond markets.

The Company’s investment strategy in the U.K. plan is to invest 52% of its assets in investment grade bonds that match the liability profile. The remaining assets are invested in U.K. and global equities, real estate, high-yield bonds and alternate investments. The allocation of assets is determined after considering the plan’s financial position, liability profile and funding requirements.

The weighted average actuarial assumptions used to calculate the benefit obligations at December 31, were:

	2004	2003	2002
U.S.
Discount rate	5.8%	6.3%	6.8%
Compensation increase	3.0%	3.0%	3.0%
Non-U.S.
Discount rate	6.3%	6.7%	6.9%
Compensation increase	4.3%	4.3%	4.4%

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The weighted average actuarial assumptions used to calculate pension expense/income for each year were:

	2004	2003	2002
U.S.
Discount rate	6.3%	6.8%	7.3%
Compensation increase	3.0%	3.0%	3.5%
Long-term rate of return	9.0%	9.0%	9.5%
Non-U.S.
Discount rate	6.7%	6.9%	6.5%
Compensation increase	4.3%	4.4%	4.4%
Long-term rate of return	8.5%	8.5%	9.2%

The expected long-term rates of return are determined at each measurement date based on a review of the actual plan assets, the target allocation, and the historical returns of the capital markets, adjusted for current interest rates as appropriate. The rates for 2005 will be the same as 2004.

Other Postretirement Benefit Plans. The Company sponsors unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Life insurance benefits are generally provided by insurance contracts. The Company reserves the right, subject to existing agreements, to change, modify or discontinue the plans. A measurement date of December 31 was used for the plans presented below.

The components of the net postretirement benefits cost were as follows:

	2004	2003	2002
Service cost	$3	$3	$3
Interest cost	39	45	47
Recognized prior service cost	(12)	(6)	(1)
Recognized actuarial loss	14	10	4

Total postretirement benefits cost	$44	$52	$53

The following provides the components of the changes in the benefit obligations, and reconciles the obligations to the amounts recognized:

	2004	2003
Benefit obligations at January 1	$653	$722
Service cost	3	3
Interest cost	39	45
Amendments		(103)
Actuarial loss	33	36
Benefits paid	(48)	(59)
Foreign currency exchange rate changes	5	9

Benefit obligations at December 31	685	653
Unrecognized actuarial loss	(224)	(203)
Unrecognized prior service cost	99	109

Net amount recognized	$560	$559

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The U.S. plans were amended in 2003 to, among other things, require additional retiree contributions for medical and prescription drug costs. As described in Note L, the validity of the amendments is being litigated. The Company believes that it had the right to make such amendments and intends to contest the matter vigorously. However, the ultimate outcome of the litigation is uncertain and if the litigation is decided adversely, the Company could be required to restore all or a portion of the retiree medical benefits to their pre-amendment levels.

The expected future benefit payments are $53 in 2005, $49 in 2006, $50 in 2007, $51 in 2008, $51 in 2009, and $248 in 2010 through 2014.

The health care accumulated postretirement benefit obligations were determined at December 31, 2004 and 2003 using health care trends of 9.0% and 9.1% decreasing to 5.0% over six years. Increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligations by $65 and the total of service and interest cost by $4. Decreasing the assumed health care cost trend rate by one percentage point in each year would decrease the accumulated postretirement benefit obligations by $55 and the total of service and interest cost by $4.

The weighted average actuarial assumptions used to calculate the benefit obligations and cost are the same as those used for the pension plans as presented above.

Employee Savings Plan. The Company sponsors Savings Investment Plans which cover substantially all domestic salaried employees who are 21 years of age. The Company matches up to 3% of a participant’s compensation and the total Company contributions were $2 in each of the last three years.

Employee Stock Purchase Plan. The Company sponsors an Employee Stock Purchase Plan which covers all domestic employees with one or more years of service who are non-officers and non-highly compensated as defined by the Internal Revenue Code. Eligible participants contribute 85% of the quarter-ending market price toward the purchase of each common share. The Company’s contribution is equivalent to 15% of the quarter-ending market price. Total shares purchased under the plan in 2004 and 2003 were 87,960 and 144,625, respectively, and the Company’s contributions were less than $1 in both years.

V. Income Taxes

The following information includes all of the Company’s operations, including the plastic closures business, whose results of operations are reported as discontinued operations in the Statements of Operations for all periods presented.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Pre-tax income/(loss) for the years ended December 31 was taxed under the following jurisdictions:

	2004	2003	2002
U.S.	$(94)	$(227)	$(324)
Foreign	255	346	179

	$161	$119	$(145)

The provision/(benefit) for income taxes consisted of the following:

Current tax:
U.S. federal	$(4)	$4	$(13)
State and foreign	74	85	74

	70	89	61

Deferred tax:
U.S. federal			(26)
State and foreign	12	6	(5)

	12	6	(31)

Total	$82	$95	$30

During 2002, the Company recorded a receivable for U.S. tax losses that were used in 2003 to recover $13 of U.S. federal taxes paid in prior years. Also during 2002, the Company used prior year tax losses to recover $24 of U.S. federal taxes paid in prior years. As of December 31, 2004, there were no additional recoveries available to the Company for U.S. federal taxes paid in prior years.

The Company has a full valuation allowance against its U.S. tax assets, including those related to minimum pension liability adjustments. In the event that the U.S. minimum pension liability is substantially eliminated in future periods, the Company will recognize an income tax benefit of $122.

The provision for income taxes differed from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pre-tax income as a result of the following items:

	2004	2003	2002
U.S. statutory rate at 35%	$56	$42	$(51)
Sale of businesses		40	119
Valuation allowance	(4)	24	(30)
Impairment losses	10	4
Tax on foreign income	(5)	(21)	(15)
Withholding taxes	8	5	4
Other items, net	17	1	3

Income tax provision	$82	$95	$30

The impairment losses caption for 2004 includes the tax effect of the non-deductible charge of $29 for the write-off of cumulative translation adjustments as discussed in Note N. The other items caption for 2004 primarily includes charges of $18 for tax contingencies and a charge of $6 due to a 2004 change in the French capital gains tax rules, partially offset by other net credits of $7, including adjustments for federal, state and foreign refunds and credits due.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

The sale of businesses caption in 2003 includes the U.S. tax charge on a gain from an intercompany sale of a subsidiary by the U.S. tax group. The offset to this item is included in the valuation allowance caption as the U.S. tax loss carryforwards are covered by a full valuation allowance. The pre-tax effect of the sale was eliminated in consolidation.

The valuation allowance caption for 2003 primarily includes losses in the U.S. and Argentina for which the Company recorded no tax benefit. The loss in Argentina was primarily due to the asset impairment charge described in Note N. The impairment loss caption in 2003 includes the effect of the non-deductible goodwill impairment charge described in Note N.

During 2002, the Company incurred pre-tax losses of $247 on the sale of various assets and businesses, primarily the sale of 89.5% of its interest in Constar and the sale of its European pharmaceutical packaging business. Due to the difference in the book and tax basis of these businesses, primarily due to goodwill, the Company incurred tax charges on these sales. The effect of these charges is included in the sale of businesses caption.

The valuation allowance caption for 2002 includes $24 for the recovery of U.S. federal taxes paid in prior years as discussed above, and other adjustments of $6. The caption also includes a credit of $20 for tax contingencies resolved in the U.S. and a charge of $20 for a tax contingency which arose in Europe.

The Company paid taxes, net of refunds, of $74, $50 and $22 in 2004, 2003 and 2002, respectively.

The components of deferred taxes at December 31 were:

	2004	2003
Depreciation	$(209)	$(248)
Tax loss and credit carryforwards	364	369
Postretirement and postemployment benefits	211	201
Pensions	(88)	(77)
Asbestos	82	84
Inventories	(22)	(14)
Accruals and other	16	50
Valuation allowances	(679)	(663)

Net liability	$(325)	$(298)

Prepaid expenses and other current assets included $15 and $16 of deferred tax assets at December 31, 2004 and 2003, respectively.

Tax loss and credit carryforwards expire as follows: 2005—$2; 2006—$23; 2007—$3; 2008—$2; 2009—$10; thereafter—$221; unlimited—$103. The majority of those expiring after 2009 relate to $205 of U.S. tax loss carryforwards that expire from 2018 to 2024. The unlimited carryforwards primarily include tax losses and credits in Europe.

The cumulative amount of the Company’s share of undistributed earnings of non-U.S. subsidiaries for which no deferred taxes have been provided was $161 as of December 31, 2004. Management has no plans to distribute such earnings in the foreseeable future.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

W. Segment Information

The Company is organized on the basis of geographic regions with three reportable operating segments: Americas, Europe and Asia-Pacific. The Americas includes the United States, Canada, Mexico and South and Central America. Europe includes Europe, Africa and the Middle East. Asia-Pacific includes China and Southeast Asia. Although the economic environments within each of these reportable segments are diverse, they are similar in the nature of their products, the production processes, the types or classes of customers for products and the methods used to distribute products. Asia-Pacific, although below reportable segment thresholds, has been designated as a reportable segment because considerable review is made of this region for the allocation of resources. Each segment is an operating division within the Company with a President who reports directly to the Chief Executive Officer of the Company. “Corporate” includes Corporate Technology and headquarters costs.

The Company evaluates performance and allocates resources based on segment income. Segment income is defined by the Company as net sales less cost of products sold, depreciation and amortization, selling and administrative expense and provision for restructuring. The accounting policies for each reportable segment are the same as those described in Note A.

Continuing operations

The tables below present information about operating segments for the years ended December 31, 2004, 2003 and 2002:

	December 31, 2004
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$2,716	$3,454	$361		$6,531
Depreciation and amortization	97	144	16	$6	263
Provision for restructuring	1	6			7
Segment income/(loss)	172	339	58	(89)	480
Capital expenditures	57	73	5	3	138
Equity investments	30	45		10	85
Deferred tax assets	4	34	7		45
Segment assets	1,920	5,615	384	206	8,125

	December 31, 2003
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$2,581	$3,088	$338		$6,007
Depreciation and amortization	104	152	18	$7	281
Provision for restructuring	5	10			15
Segment income/(loss)	116	261	48	(79)	346
Capital expenditures	50	60	4	6	120
Equity investments	34	42		7	83
Deferred tax assets	5	28	8		41
Segment assets	1,947	5,269	326	231	7,773

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

	December 31, 2002
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$3,091	$2,842	$313		$6,246
Depreciation and amortization	153	152	19	$8	332
Provision for restructuring	(1)	12	7		18
Segment income/(loss)	195	258	24	(78)	399
Capital expenditures	46	66	2	1	115
Equity investments	40	41		30	111
Deferred tax assets	5	116	8		129
Segment assets	2,144	4,832	321	208	7,505

A reconciliation of segment income to consolidated income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting for the years ended December 31, 2004, 2003 and 2002 follows:

	2004	2003	2002
Segment income	$480	$346	$399
Interest expense	361	379	342
Interest income	(8)	(11)	(11)
Provision for asset impairments and loss on sale of assets	47	76	247
Provision for asbestos	35	44	30
Loss/(gain) from early extinguishments of debt	39	12	(28)
Translation and exchange adjustments	(98)	(207)	26

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting	$104	$53	$(207)

For the years ended December 31, 2004, 2003 and 2002, no one customer accounted for more than 10% of the Company’s consolidated net sales.

Sales by major product were:

	2004	2003		2002
Metal beverage cans and ends	$2,634	$2,431		$2,309
Metal food cans and ends	2,324	2,110		1,944
Other metal packaging	1,225	1,133		1,067
Plastics packaging	295	279	*	871
Other products	53	54		55

Consolidated net sales	$6,531	$6,007		$6,246

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Sales and long-lived assets for the major countries in which the Company operates were:

	Net Sales				Long-lived Assets
	2004	2003		2002	2004	2003	2002
United States	$1,997	$1,897	*	$2,409	$529	$574	$657
United Kingdom	769	712		728	311	322	340
France	734	686		603	187	213	204
Other	3,031	2,712		2,506	975	1,003	1,011

Consolidated total	$6,531	$6,007		$6,246	$2,002	$2,112	$2,212

*	The decline in sales for 2003 was primarily due to the initial public offering of Constar in November 2002 and the resulting deconsolidation.

Discontinued operations

The table below presents certain information by segment for the discontinued operations.

	December 31, 2004
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$142	$508	$18		$668
Income before income taxes	16	45	5	$(10)	56

	December 31, 2003
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$134	$471	$18		$623
Income before income taxes	20	51	5	$(10)	66

	December 31, 2002
	Americas	Europe	Asia-Pacific	Corporate	Total
External sales	$136	$393	$17		$546
Income before income taxes	24	41	6	$(10)	61

X. Condensed Combining Financial Information

In connection with the Company’s refinancing as discussed in Note R, Crown European Holdings (Issuer), a 100% owned subsidiary of the Company, issued senior secured notes that are fully and unconditionally guaranteed by Crown and certain subsidiaries. The guarantor information includes substantially all subsidiaries in the United States, the United Kingdom, France, Germany, Belgium, Canada, Mexico and Switzerland. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2004, 2003 and 2002, and

•	balance sheets as of December 31, 2004 and 2003

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$4,382	$2,149		$6,531
Cost of products sold, excluding depreciation and amortization		$(21)	3,752	1,732		5,463
Depreciation and amortization			176	87		263

Gross profit		21	454	330		805

Selling and administrative expense		(1)	253	66		318
Provision for asbestos			35			35
Provision for restructuring			7			7
Provision for asset impairments and loss/gain on sale of assets			43	4		47
Loss from early extinguishments of debt		9	30			39
Net interest expense		117	235	1		353
Technology royalty			(29)	29
Translation and exchange adjustments		(37)	(42)	(19)		(98)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(67)	(78)	249		104
Provision for income taxes			1	60		61
Equity earnings	$51	239	95		$(385)

Income from continuing operations before minority interests and equity earnings	51	172	16	189	(385)	43
Minority interests and equity earnings				(27)		(27)

Income from continuing operations	51	172	16	162	(385)	16

Discontinued operations
Income before income taxes			56			56
Provision for income taxes			21			21

Net income	$51	$172	$51	$162	$(385)	$51

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$4,114	$1,893		$6,007
Cost of products sold, excluding depreciation and amortization		$(15)	3,560	1,528		5,073
Depreciation and amortization			189	92		281

Gross profit		15	365	273		653

Selling and administrative expense			240	52		292
Provision for asbestos			44			44
Provision for restructuring			13	2		15
Provision for asset impairments and loss/gain on sale of assets		71	73	30	$(98)	76
Loss from early extinguishments of debt			12			12
Net interest expense		102	278	(12)		368
Technology royalty			(25)	25
Translation and exchange adjustments		(63)	(103)	(41)		(207)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(95)	(167)	217	98	53
Provision for income taxes			7	64		71
Equity earnings/(loss)	$(32)	249	100		(317)

Income/(loss) from continuing operations before minority interests and equity earnings	(32)	154	(74)	153	(219)	(18)
Minority interests and equity earnings				(56)		(56)

Income/(loss) from continuing operations	(32)	154	(74)	97	(219)	(74)

Discontinued operations
Income before income taxes			64	2		66
Provision for income taxes			22	2		24

Net income/(loss)	$(32)	$154	$(32)	$97	$(219)	$(32)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$4,518	$1,728		$6,246
Cost of products sold, excluding depreciation and amortization		$(11)	3,809	1,422		5,220
Depreciation and amortization			237	95		332

Gross profit		11	472	211		694

Selling and administrative expense		(1)	228	50		277
Provision for asbestos			30			30
Provision for restructuring			9	9		18
Provision for asset impairments and loss/gain on sale of assets		32	223	8	$(16)	247
Gain from early extinguishments of debt			(28)			(28)
Net interest expense		19	315	(3)		331
Technology royalty			(22)	22
Translation and exchange adjustments			1	25		26

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting		(39)	(284)	100	16	(207)
Provision/(benefit) for income taxes			(20)	29		9
Equity earnings/(loss)	$(191)	106	35		50

Income/(loss) from continuing operations before minority interests, equity earnings and cumulative effect of a change in accounting	(191)	67	(229)	71	66	(216)
Minority interests and equity earnings				(15)		(15)

Income/(loss) from continuing operations	(191)	67	(229)	56	66	(231)
Discontinued operations
Income before income taxes			59	2		61
Provision for income taxes			21			21

Income/(loss) before cumulative effect of a change in accounting	(191)	67	(191)	58	66	(191)
Cumulative effect of a change in in accounting, net of tax	(1,014)	(894)	(1,014)	(231)	2,139	(1,014)

Net loss	$(1,205)	$(827)	$(1,205)	$(173)	$2,205	$(1,205)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents		$1	$168	$302		$471
Receivables, net		6	362	532		900
Intercompany receivables		1	53	37	$(91)
Inventories			556	338		894
Prepaid expenses and other current assets			59	19		78

Total current assets		8	1,198	1,228	(91)	2,343

Intercompany debt receivables	$22	2,648	1,378	898	(4,946)
Investments			75	10		85
Investments in subsidiaries	272	3,254	17		(3,543)
Goodwill		1	1,931	660		2,592
Property, plant and equipment, net			1,329	673		2,002
Other non-current assets		84	978	41		1,103

Total	$294	$5,995	$6,906	$3,510	$(8,580)	$8,125

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt			$10	$41		$51
Current maturities of long-term debt			2	23		25
Accounts payable and accrued liabilities	$17	$94	1,237	595		1,943
Intercompany payables			37	54	$(91)
Income taxes payable			37	24		61

Total current liabilities	17	94	1,323	737	(91)	2,080

Long-term debt, excluding current maturities		2,794	935	67		3,796
Long-term intercompany debt		1,419	2,786	741	(4,946)
Postretirement and pension liabilities			1,003	16		1,019
Other non-current liabilities		25	587	140		752
Minority interests				201		201
Commitments and contingent liabilities
Shareholders’ equity	277	1,663	272	1,608	(3,543)	277

Total	$294	$5,995	$6,906	$3,510	$(8,580)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents		$5	$118	$278		$401
Receivables, net		12	299	483		794
Intercompany receivables			38	28	$(66)
Inventories			515	300		815
Prepaid expenses and other current assets			78	34		112

Total current assets		17	1,048	1,123	(66)	2,122

Intercompany debt receivables	$8	2,452	1,448	1,141	(5,049)
Investments			66	17		83
Investments in subsidiaries	138	3,393	312		(3,843)
Goodwill			1,831	611		2,442
Property, plant and equipment, net			1,419	693		2,112
Other non-current assets		85	898	31		1,014

Total	$146	$5,947	$7,022	$3,616	$(8,958)	$7,773

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt			$46	$23		$69
Current maturities of long-term debt			3	158		161
Accounts payable and accrued liabilities	$6	$97	1,118	523		1,744
Intercompany payables			28	38	$(66)
Income taxes payable			35	27		62

Total current liabilities	6	97	1,230	769	(66)	2,036

Long-term debt, excluding current maturities		2,197	1,458	54		3,709
Long-term intercompany debt		1,799	2,668	582	(5,049)
Postretirement and pension liabilities			974	11		985
Other non-current liabilities		31	552	123		706
Minority interests				197		197
Commitments and contingent liabilities
Shareholders’ equity	140	1,823	140	1,880	(3,843)	140

Total	$146	$5,947	$7,022	$3,616	$(8,958)	$7,773

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$11	$(86)	$171	$308		$404

Cash flows from investing activities
Capital expenditures			(105)	(33)		(138)
Proceeds from sale of property, plant and equipment			29	10		39
Intercompany investing activities		557	452	(1)	$(1,008)
Other, net			6	(14)		(8)

Net cash provided by/(used for) investing activities		557	382	(38)	(1,008)	(107)

Cash flows from financing activities
Proceeds from long-term debt		563	125	32		720
Payments of long-term debt		(58)	(650)	(165)		(873)
Net change in short-term debt			(34)	10		(24)
Net change in long-term intercompany balances	(14)	(552)	139	427
Debt issue costs		(14)	(17)			(31)
Dividends paid		(415)	(74)	(519)	1,008
Common stock issued	3					3
Dividends paid to minority interests, net of contributions				(41)		(41)

Net cash used for financing activities	(11)	(476)	(511)	(256)	1,008	(246)

Effect of exchange rate changes on cash and cash equivalents		1	8	10		19

Net change in cash and cash equivalents		(4)	50	24		70
Cash and cash equivalents at January 1		5	118	278		401

Cash and cash equivalents at December 31	$0	$1	$168	$302	$0	$471

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(10)	$106	$338		$434

Cash flows from investing activities
Capital expenditures			(86)	(34)		(120)
Funding of restricted cash accounts			(228)	(116)		(344)
Withdrawals from restricted cash accounts			228	116		344
Proceeds from sale of property, plant and equipment			30	5		35
Intercompany investing activities		(1,118)	1,196	34	$(112)
Other, net		(9)	3	(9)		(15)

Net cash provided by/(used for) investing activities		(1,127)	1,143	(4)	(112)	(100)

Cash flows from financing activities
Proceeds from long-term debt		2,170	450	5		2,625
Payments of long-term debt		(3)	(651)	(455)		(1,109)
Net change in short-term debt			(1,670)	(3)		(1,673)
Net change in long-term intercompany balances	$(2)	(940)	666	274	2
Debt issue costs		(86)	(55)			(141)
Net payment from termination of cross-currency swaps			27	(35)		(8)
Dividends paid			(47)	(65)	112
Common stock issued	2		2		(2)	2
Dividends paid to minority interests, net of Contributions				(24)		(24)

Net cash provided by/(used for) financing activities		1,141	(1,278)	(303)	112	(328)

Effect of exchange rate changes on cash and cash equivalents			8	24		32

Net change in cash and cash equivalents		4	(21)	55		38
Cash and cash equivalents at January 1		1	139	223		363

Cash and cash equivalents at December 31	$0	$5	$118	$278	$0	$401

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by operating activities			$126	$289		$415

Cash flows from investing activities
Capital expenditures			(59)	(56)		(115)
Proceeds from sale of businesses			637	24		661
Proceeds from sale of property, plant and equipment			30	15		45
Intercompany investing activities		$148	42	(58)	$(132)
Other, net			(6)	6

Net cash provided by/(used for) investing activities		148	644	(69)	(132)	591

Cash flows from financing activities
Proceeds from long-term debt				87		87
Payments of long-term debt			(217)	(47)		(264)
Net change in short-term debt			(894)	(30)		(924)
Net change in long-term intercompany balances		(147)	305	(158)
Dividends paid			(4)	(128)	132
Common stock issued			3			3
Dividends paid to minority interests, net of contributions				(30)		(30)

Net cash used for financing activities		(147)	(807)	(306)	132	(1,128)

Effect of exchange rate changes on cash and cash equivalents			8	21		29

Net change in cash and cash equivalents		1	(29)	(65)		(93)
Cash and cash equivalents at January 1			168	288		456

Cash and cash equivalents at December 31	$0	$1	$139	$223	$0	$363

Y. Condensed Combining Financial Information

Crown Cork & Seal Company, Inc. (Issuer), a 100% owned subsidiary has outstanding registered debt that is fully and unconditionally guaranteed by Crown Holdings, Inc. (Parent). No other subsidiary guarantees the debt. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2004, 2003 and 2002, and

•	balance sheets as of December 31, 2004 and 2003

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net Sales			$6,531		$6,531
Cost of products sold, excluding depreciation and amortization			5,463		5,463
Depreciation and amortization			263		263

Gross profit			805		805

Selling and administrative expense		$5	313		318
Provision for asbestos		35			35
Provision for restructuring			7		7
Provision for asset impairments and loss/gain on sale of assets		1	46		47
Loss from early extinguishments of debt		1	38		39
Net interest expense		309	44		353
Translation and exchange adjustments			(98)		(98)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(351)	455		104
Provision/(benefit) for income taxes		(94)	155		61
Equity earnings	$51	294		$(345)

Income from continuing operations before
Minority interests and equity earnings	51	37	300	(345)	43
Minority interests and equity earnings		14	(41)		(27)

Income from continuing operations	51	51	259	(345)	16
Discontinued operations
Income before income taxes			57		57
Provision for income taxes			22		22

Net income	$51	$51	$294	$(345)	$51

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net Sales			$6,007		$6,007
Cost of products sold, excluding depreciation and amortization			5,073		5,073
Depreciation and amortization			281		281

Gross profit			653		653

Selling and administrative expense			292		292
Provision for asbestos		$44			44
Provision for restructuring			15		15
Provision for asset impairments and loss/gain on sale of assets		(156)	76	$156	76
(Gain)/loss from early extinguishments of debt		21	(9)		12
Net interest expense		309	59		368
Translation and exchange adjustments			(207)		(207)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(218)	427	(156)	53
Provision/(benefit) for income taxes		(47)	118		71
Equity earnings/(loss)	$(32)	159		(127)

Income/(loss) from continuing operations before minority interests and equity earnings	(32)	(12)	309	(283)	(18)
Minority interests and equity earnings		(20)	(36)		(56)

Income/(loss) from continuing operations	(32)	(32)	273	(283)	(74)
Discontinued operations
Income before income taxes			65		65
Provision for income taxes			23		23

Net income/(loss)	$(32)	$(32)	$315	$(283)	$(32)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net Sales			$6,246		$6,246
Cost of products sold, excluding depreciation and amortization			5,220		5,220
Depreciation and amortization			332		332

Gross profit			694		694

Selling and administrative expense			277		277
Provision for asbestos		$30			30
Provision for restructuring			18		18
Provision for asset impairments and loss/gain on sale of assets		213	34		247
Gain from early extinguishments of debt		(22)	(6)		(28)
Net interest expense		311	20		331
Translation and exchange adjustments			26		26

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting		(532)	325		(207)
Provision/(benefit) for income taxes		(92)	101		9
Equity earnings/(loss)	$(191)	242		$(51)

Income/(loss) from continuing operations before minority interests, equity earnings and cumulative effect of a change in accounting	(191)	(198)	224	(51)	(216)
Minority interests and equity earnings		7	(22)		(15)

Income/(loss) from continuing operations	(191)	(191)	202	(51)	(231)

Discontinued operations
Income before income taxes			61		61
Provision for income taxes			21		21

Income/(loss) before cumulative effect of a change in accounting	(191)	(191)	242	(51)	(191)
Cumulative effect of a change in accounting, net of tax	(1,014)	(1,014)	(1,014)	2,028	(1,014)

Net loss	$(1,205)	$(1,205)	$(772)	$1,977	$(1,205)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents			$471		$471
Receivables, net			900		900
Inventories			894		894
Prepaid expenses and other current assets			78		78

Total current assets			2,343		2,343

Intercompany debt receivables	$22		3,204	$(3,226)
Investments	272	$4,444	30	(4,661)	85
Goodwill			2,592		2,592
Property, plant and equipment, net			2,002		2,002
Other non-current assets		9	1,094		1,103

Total	$294	$4,453	$11,265	$(7,887)	$8,125

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt			$51		$51
Current maturities of long-term debt		$1	24		25
Accounts payable and accrued liabilities	$17	49	1,877		1,943
Income taxes payable			61		61

Total current liabilities	17	50	2,013		2,080

Long-term debt, excluding current maturities		698	3,098		3,796
Long-term intercompany debt		3,226		$(3,226)
Postretirement and pension liabilities			1,019		1,019
Other non-current liabilities		207	545		752
Minority interests			201		201
Commitments and contingent liabilities
Shareholders’ equity	277	272	4,389	(4,661)	277

Total	$294	$4,453	$11,265	$(7,887)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2003

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
ASSETS
Current assets
Cash and cash equivalents			$401		$401
Receivables, net			794		794
Inventories			815		815
Prepaid expenses and other current assets			112		112

Total current assets			2,122		2,122

Intercompany debt receivables	$8		3,307	$(3,315)
Investments	138	$4,473	37	(4,565)	83
Goodwill			2,442		2,442
Property, plant and equipment, net			2,112		2,112
Other non-current assets		9	1,005		1,014

Total	$146	$4,482	$11,025	$(7,880)	$7,773

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt			$69		$69
Current maturities of long-term debt		$1	160		161
Accounts payable and accrued liabilities	$6	81	1,657		1,744
Income taxes payable		4	58		62

Total current liabilities	6	86	1,944		2,036

Long-term debt, excluding current maturities		759	2,950		3,709
Long-term intercompany debt		3,315		$(3,315)
Postretirement and pension liabilities			985		985
Other non-current liabilities		184	522		706
Minority interests			197		197
Commitments and contingent liabilities
Shareholders’ equity	140	138	4,427	(4,565)	140

Total	$146	$4,482	$11,025	$(7,880)	$7,773

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$11	$(263)	$656		$404

Cash flows from investing activities
Capital expenditures			(138)		(138)
Proceeds from sale of property, plant and equipment			39		39
Intercompany investing activities		410	(398)	$(12)
Other, net		4	(12)		(8)

Net cash provided by/(used for) investing activities		414	(509)	(12)	(107)

Cash flows from financing activities
Proceeds from long-term debt			720		720
Payments of long-term debt		(62)	(811)		(873)
Net change in short-term debt			(24)		(24)
Debt issue costs			(31)		(31)
Net change in long-term intercompany balances	(14)	(89)	103
Dividends paid			(12)	12
Common stock issued	3				3
Dividends paid to minority interests, net of contributions			(41)		(41)

Net cash used for financing activities	(11)	(151)	(96)	12	(246)

Effect of exchange rate changes on cash and cash equivalents			19		19

Net change in cash and cash equivalents			70		70
Cash and cash equivalents at January 1			401		401

Cash and cash equivalents at December 31	$0	$0	$471	$0	$471

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(323)	$757		$434

Cash flows from investing activities
Capital expenditures			(120)		(120)
Funding of restricted cash accounts			(344)		(344)
Withdrawals from restricted cash accounts			344		344
Proceeds from sale of property, plant and equipment			35		35
Intercompany investing activities		855	(877)	$22
Other, net		4	(19)		(15)

Net cash provided by/(used for) investing activities		859	(981)	22	(100)

Cash flows from financing activities
Proceeds from long-term debt			2,625		2,625
Payments of long-term debt		(329)	(780)		(1,109)
Net change in short-term debt		(1,576)	(97)		(1,673)
Debt issue costs			(141)		(141)
Net payment from termination of cross-currency swaps			(8)		(8)
Net change in long-term intercompany balances	$(2)	1,342	(1,340)
Dividends paid			(5)	5
Common stock issued	2	27		(27)	2
Dividends paid to minority interests, net of contributions			(24)		(24)

Net cash provided by/(used for) financing activities		(536)	230	(22)	(328)

Effect of exchange rate changes on cash and cash equivalents			32		32

Net change in cash and cash equivalents			38		38
Cash and cash equivalents at January 1			363		363

Cash and cash equivalents at December 31	$0	$0	$401	$0	$401

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(313)	$728		$415

Cash flows from investing activities
Capital expenditures			(115)		(115)
Proceeds from sale of businesses		460	201		661
Proceeds from sale of property, plant and equipment			45		45
Intercompany investing activities		(108)	89	$19

Net cash provided by investing activities		352	220	19	591

Cash flows from financing activities
Proceeds from long-term debt			87		87
Payments of long-term debt		(212)	(52)		(264)
Net change in short-term debt		(226)	(698)		(924)
Net change in long-term intercompany balances		366	(366)
Dividends paid			(11)	11
Common stock issued		33		(30)	3
Dividends paid to minority interests, net of contributions			(30)		(30)

Net cash used for financing activities		(39)	(1,070)	(19)	(1,128)

Effect of exchange rate changes on cash and cash equivalents			29		29

Net change in cash and cash equivalents			(93)		(93)
Cash and cash equivalents at January 1			456		456

Cash and cash equivalents at December 31	$0	$0	$363	$0	$363

In connection with the Company’s 2005 refinancing plan, Crown Americas, LLC and Crown Americas Capital Corp., 100% owned subsidiaries of the Company, will issue $1.1 billion of senior unsecured notes that will be fully and unconditionally guaranteed by substantially all subsidiaries in the United States. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2004, 2003 and 2002,

•	balance sheets as of December 31, 2004 and 2003

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$1,904	$4,627		$6,531
Cost of products sold, excluding depreciation and amortization			1,678	3,785		5,463
Depreciation and amortization			78	185		263

Gross profit			148	657		805

Selling and administrative expense		$11	103	204		318
Provision for asbestos			35			35
Provision for restructuring				7		7
Provision for asset impairments and loss on sale of assets		29	(4)	22		47
Loss from early extinguishments of debt		24	4	11		39
Net interest expense		26	108	219		353
Technology royalty			(44)	44
Translation and exchange adjustments				(98)		(98)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(90)	(54)	248		104
Provision/(benefit) for income taxes		(31)	25	67		61
Equity earnings	$51	178	109		$(338)

Income from continuing operations before minority interests and equity earnings	51	119	30	181	(338)	43
Minority interests and equity earnings		2	14	(43)		(27)

Income from continuing operations	51	121	44	138	(338)	16

Discontinued operations
Income before income taxes			11	45		56
Provision for income taxes			4	17		21

Net income	$51	$121	$51	$166	$(338)	$51

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$1,787	$4,220		$6,007
Cost of products sold, excluding depreciation and amortization			1,602	3,471		5,073
Depreciation and amortization			83	198		281

Gross profit			102	551		653

Selling and administrative expense		$11	103	178		292
Provision for asbestos			44			44
Provision for restructuring			5	10		15
Provision for asset impairments and loss/gain on sale of assets		3	(132)	49	$156	76
Loss from early extinguishments of debt			23	(11)		12
Net interest expense		37	141	190		368
Technology royalty			(40)	40
Translation and exchange adjustments				(207)		(207)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(51)	(42)	302	(156)	53
Provision/(benefit) for income taxes		(18)	22	67		71
Equity earnings/(loss)	$(32)	92	5		(65)

Income/(loss) from continuing operations before minority interests and equity earnings	(32)	59	(59)	235	(221)	(18)
Minority interests and equity earnings		2	20	(78)		(56)

Income/(loss) from continuing operations	(32)	61	(39)	157	(221)	(74)

Discontinued operations
Income before income taxes			11	55		66
Provision for income taxes			4	20		24

Net income/(loss)	$(32)	$61	$(32)	$192	$(221)	$(32)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net Sales			$1,815	$4,431		$6,246
Cost of products sold, excluding depreciation and amortization			1,599	3,621		5,220
Depreciation and amortization			91	241		332

Gross profit			125	569		694

Selling and administrative expense			111	166		277
Provision for asbestos			30			30
Provision for restructuring				18		18
Provision for asset impairments and loss on sale of assets			215	32		247
Gain from early extinguishments of debt			(28)			(28)
Net interest expense			191	140		331
Technology royalty			(37)	37
Translation and exchange adjustments			(1)	27		26

Income/(loss) from continuing operations before income taxes, minority interests, equity earnings and cumulative effect of a change in accounting			(356)	149		(207)
Provision/(benefit) for income taxes			(41)	50		9
Equity earnings/(loss)	$(191)	$5	107		$79

Income/(loss) from continuing operations before minority interests, equity earnings and cumulative effect of a change in accounting	(191)	5	(208)	99	79	(216)
Minority interests and equity earnings			7	(22)		(15)

Income/(loss) from continuing operations	(191)	5	(201)	77	79	(231)

Discontinued operations
Income before income taxes			15	46		61
Provision for income taxes			5	16		21

Income/(loss) before cumulative effect of a change in accounting	(191)	5	(191)	107	79	(191)
Cumulative effect of a change in in accounting, net of tax	(1,014)	(120)	(1,014)	(873)	2,007	(1,014)

Net loss	$(1,205)	$(115)	$(1,205)	$(766)	$2,086	$(1,205)

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$9	$37	$425		$471
Receivables, net			10	890		900
Intercompany receivables			44		$(44)
Inventories			171	723		894
Prepaid expenses and other current assets		2	4	72		78

Total current assets		11	266	2,110	(44)	2,343

Intercompany debt receivables	$22	1,059	407	850	(2,338)
Investments in subsidiaries	272	2,754	1,700		(4,726)
Goodwill			531	2,061		2,592
Property, plant and equipment, net		3	510	1,489		2,002
Other non-current assets		34	107	1,047		1,188

Total	$294	$3,861	$3,521	$7,557	$(7,108)	$8,125

Liabilities and shareholders’ equity
Current liabilities
Short-term debt				$51		$51
Current maturities of long-term debt			$1	24		25
Accounts payable and accrued liabilities	$17	$2	408	1,516		1,943
Intercompany payables				44	$(44)
Income taxes payable			24	37		61

Total current liabilities	17	2	433	1,672	(44)	2,080

Long-term debt, excluding current maturities			698	3,098		3,796
Long-term intercompany debt		1,159	1,081	98	(2,338)
Postretirement and pension liabilities			786	233		1,019
Other non-current liabilities			251	501		752
Minority interests				201		201

Commitments and contingent liabilities

Shareholders’ equity	277	2,700	272	1,754	(4,726)	277

Total	$294	$3,861	$3,521	$7,557	$(7,108)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$10	$52	$339		$401
Receivables, net			4	790		794
Intercompany receivables			26		$(26)
Inventories			185	630		815
Prepaid expenses and other current assets		2	20	90		112

Total current assets		12	287	1,849	(26)	2,122

Intercompany debt receivables	$8	1,279	296	742	(2,325)
Investments in subsidiaries	138	2,638	1,858		(4,634)
Goodwill			530	1,912		2,442
Property, plant and equipment, net		3	556	1,553		2,112
Other non-current assets		49	94	954		1,097

Total	$146	$3,981	$3,621	$7,010	$(6,985)	$7,773

Liabilities and shareholders’ equity
Current liabilities
Short-term debt				$69		$69
Current maturities of long-term debt			$1	160		161
Accounts payable and accrued liabilities	$6	$1	428	1,309		1,744
Intercompany payables				26	$(26)
Income taxes payable			13	49		62

Total current liabilities	6	1	442	1,613	(26)	2,036

Long-term debt, excluding current maturities		428	759	2,522		3,709
Long-term intercompany debt		956	1,283	86	(2,325)
Postretirement and pension liabilities			771	214		985
Other non-current liabilities			226	480		706
Minority interests				197		197

Commitments and contingent liabilities

Shareholders’ equity	140	2,596	140	1,898	(4,634)	140

Total	$146	$3,981	$3,621	$7,010	$(6,985)	$7,773

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$11	$10	$(23)	$406		$404

Cash flows from investing activities
Capital expenditures		(1)	(42)	(95)		(138)
Proceeds from sale of property, plant and equipment			20	19		39
Intercompany investing activities		14	412	(400)	$(26)
Other, net			4	(12)		(8)

Net cash provided by/(used for) investing activities		13	394	(488)	(26)	(107)

Cash flows from financing activities
Proceeds from long-term debt		125		595		720
Payments of long-term debt		(553)	(61)	(259)		(873)
Net change in short-term debt				(24)		(24)
Net change in long-term intercompany balances	(14)	423	(325)	(84)
Debt issue costs		(19)		(12)		(31)
Dividends paid				(26)	26
Common stock issued	3					3
Dividends paid to minority interests, net of contributions				(41)		(41)

Net cash provided by/(used for) financing activities	(11)	(24)	(386)	149	26	(246)

Effect of exchange rate changes on cash and cash equivalents				19		19

Net change in cash and cash equivalents		(1)	(15)	86		70
Cash and cash equivalents at January 1		10	52	339		401

Cash and cash equivalents at December 31	$0	$9	$37	$425	$0	$471

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2003

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities		$(20)	$(48)	$502		$434

Cash flows from investing activities
Capital expenditures			(39)	(81)		(120)
Funding of restricted cash accounts				(344)		(344)
Withdrawals from restricted cash accounts				344		344
Proceeds from sale of property, plant and equipment			15	20		35
Intercompany investing activities		8	800	(795)	$(13)
Other, net				(15)		(15)

Net cash provided by/(used for) investing activities		8	776	(871)	(13)	(100)

Cash flows from financing activities
Proceeds from long-term debt		450		2,175		2,625
Payments of long-term debt		(23)	(401)	(685)		(1,109)
Net change in short-term debt			(1,576)	(97)		(1,673)
Net change in long-term intercompany balances	$(2)	(347)	1,230	(881)
Debt issue costs		(58)		(83)		(141)
Net payment from termination of cross-currency swaps				(8)		(8)
Dividends paid				(13)	13
Common stock issued	2					2
Dividends paid to minority interests, net of contributions				(24)		(24)

Net cash provided by/(used for) financing activities		22	(747)	384	13	(328)

Effect of exchange rate changes on cash and cash equivalents				32		32

Net change in cash and cash equivalents		10	(19)	47		38

Cash and cash equivalents at January 1			71	292		363

Cash and cash equivalents at December 31	$0	$10	$52	$339	$0	$401

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities			$(110)	$525		$415

Cash flows from investing activities
Capital expenditures			(32)	(83)		(115)
Proceeds from sale of businesses			584	77		661
Proceeds from sale of property, plant and equipment			26	19		45
Intercompany investing activities		$9	11	(30)	$10

Net cash provided by investing activities		9	589	(17)	10	591

Cash flows from financing activities
Proceeds from long-term debt				87		87
Payments of long-term debt			(213)	(51)		(264)
Net change in short-term debt			(226)	(698)		(924)
Net change in long-term intercompany balances		(9)	(94)	103
Dividends paid				(20)	20
Common stock issued			33		(30)	3
Dividends paid to minority interests, net of contributions				(30)		(30)

Net cash used for financing activities		(9)	(500)	(609)	(10)	(1,128)

Effect of exchange rate changes on cash and cash equivalents				29		29

Net change in cash and cash equivalents			(21)	(72)		(93)

Cash and cash equivalents at January 1			92	364		456

Cash and cash equivalents at December 31	$0	$0	$71	$292	$0	$363

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share, per share, employee and statistical data)

Z. Discontinued Operations

On October 11, 2005, the Company completed the sale of its plastic closures business, whose closures are used for beverage, food, and other consumer products. The Statements of Operations, Note W and Note X have been recast to report the plastic closures business as a discontinued operation for all periods presented. The Balance Sheets and Statements of Cash Flows have not been recast.

Summarized results of operations for the plastic closures business are presented below.

	For the years ended December 31
	2004	2003	2002
Net sales	$668	$623	$546

Income before income taxes	$56	$66	$61
Provision for income taxes	21	24	21

Net income from discontinued operations	$35	$42	$40

CROWN HOLDINGS, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES *

(In millions)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
		Additions
Description	Balance at beginning of period	Charged to costs and expense	Charged to other accounts	Deductions— Write-offs	Balance at end of period
For the Year Ended December 31, 2004
Allowances deducted from assets to which they apply:
Trade accounts receivable	$56	$(3)	$2	$13	$42
Deferred tax assets	663	(4)	20		679

For the Year Ended December 31, 2003
Allowances deducted from assets to which they apply:
Trade accounts receivable	54	1	1		56
Deferred tax assets	695	24		56	663

For the Year Ended December 31, 2002
Allowances deducted from assets to which they apply:
Trade accounts receivable	95	20		61	54
Deferred tax assets	766	(30)	(41)		695

*	The information on this schedule has not been recast for the reclassification of the plastic closures business to discontinued operations.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except share and per share data)

(Unaudited)

	Three months ended September 30,
	2005	2004
Net sales	$1,928	$1,826

Cost of products sold, excluding depreciation and amortization	1,593	1,510
Depreciation and amortization	63	66

Gross profit	272	250

Selling and administrative expense	88	77
Provision for restructuring	3	1
Loss from early extinguishments of debt		33
Interest expense	94	91
Interest income	(2)	(2)
Translation and exchange adjustments	(19)	(34)

Income from continuing operations before income taxes, minority interests and equity earnings	108	84
Provision for income taxes	17	27
Minority interests and equity earnings	(11)	(7)

Income from continuing operations	80	50
Income/(loss) from discontinued operations Note C	(2)	8

Net income	$78	$58

Basic earnings per weighted average common share:
Continuing operations	$0.48	$0.30
Discontinued operations	(0.01)	0.05

Net income	$0.47	$0.35

Diluted earnings per weighted average common share:
Continuing operations	$0.46	$0.30
Discontinued operations	(0.01)	0.05

Net income	$0.45	$0.35

Weighted average common shares outstanding:
Basic	165,867,132	165,310,712
Diluted	171,909,751	168,000,750

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except share and per share data)

(Unaudited)

	Nine months ended September 30,
	2005	2004
Net sales	$5,279	$4,946

Cost of products sold, excluding depreciation and amortization	4,381	4,117
Depreciation and amortization	188	197

Gross profit	710	632

Selling and administrative expense	262	236
Provision for restructuring	3	1
Gain on sale of assets and provision for asset impairments, net	(22)
Loss from early extinguishments of debt	2	37
Interest expense	283	270
Interest income	(6)	(5)
Translation and exchange adjustments	76	(7)

Income from continuing operations before income taxes, minority interests and equity earnings	112	100
Provision for income taxes	13	37
Minority interests and equity earnings	(22)	(18)

Income from continuing operations	77	45
Income from discontinued operations Note C	19	33

Net income	$96	$78

Basic earnings per weighted average common share:
Continuing operations	$0.46	$0.27
Discontinued operations	0.12	0.20

Net income	$0.58	$0.47

Diluted earnings weighted per average common share:
Continuing operations	$0.45	$0.27
Discontinued operations	0.11	0.20

Net income	$0.56	$0.47

Weighted average common shares outstanding:
Basic	165,793,699	165,184,807
Diluted	171,766,529	167,513,309

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (Condensed)

(In millions)

(Unaudited)

	September 30, 2005	December 31, 2004
Assets
Current assets
Cash and cash equivalents	$275	$471
Receivables, net	944	900
Inventories	856	894
Prepaid expenses and other current assets	76	78
Assets held for sale (Note C)	890

Total current assets	3,041	2,343

Goodwill	2,038	2,592
Property, plant and equipment, net	1,636	2,002
Other non-current assets	1,013	1,188

Total	$7,728	$8,125

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$63	$51
Current maturities of long-term debt	24	25
Accounts payable and accrued liabilities	1,749	1,943
Income taxes payable	46	61
Liabilities held for sale (Note C)	200

Total current liabilities	2,082	2,080

Long-term debt, excluding current maturities	3,618	3,796
Postretirement and pension liabilities	971	1,019
Other non-current liabilities	614	752
Minority interests	236	201
Commitments and contingent liabilities (Note L)
Shareholders’ equity	207	277

Total	$7,728	$8,125

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Condensed)

(In millions)

(Unaudited)

	Nine months ended September 30,
	2005	2004
Net cash provided by operating activities	$101	$30

Cash flows from investing activities
Capital expenditures	(115)	(97)
Proceeds from sale of property, plant and equipment	26	12
Cash reclassified to assets held for sale (Note C)	(51)
Other, net	(5)	(6)

Net cash used for investing activities	(145)	(91)

Cash flows from financing activities
Proceeds from long-term debt	10	427
Payments of long-term debt	(87)	(496)
Net change in short-term debt	(14)	81
Debt issue costs		(28)
Common stock repurchased	(14)
Common stock issued	8	2
Dividends paid to minority interests, net of contributions	(35)	(29)

Net cash used for financing activities	(132)	(43)

Effect of exchange rate changes on cash and cash equivalents	(20)	(2)

Net change in cash and cash equivalents	(196)	(106)
Cash and cash equivalents at January 1	471	401

Cash and cash equivalents at September 30	$275	$295

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(In millions)

(Unaudited)

	Comprehensive Income/(loss)		Common Stock	Paid-In Capital	Unearned Compensation	Accumulated Deficit	Treasury Stock	Accumulated Other Comprehensive Loss	Total
	Quarter	Year-To-Date
Balance at January 1, 2005			$929	$1,699		$(1,164)	$(100)	$(1,087)	$277
Net income	$78	$96				96			96
Translation adjustments	(34)	(150)						(150)	(150)
Derivatives qualifying as hedges	1	(5)						(5)	(5)
Available for sale securities	(2)	(7)						(7)	(7)

Comprehensive income/(loss)	$43	$(66)

Restricted stock issued				5	$(8)		3
Earned compensation on restricted stock					2				2
Stock repurchased				(10)			(4)		(14)
Common stock issued—benefit plans				2			6		8

Balance at September 30, 2005			$929	$1,696	$(6)	$(1,068)	$(95)	$(1,249)	$207

The accompanying notes are an integral part of these consolidated financial statements.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In millions, except share, per share and statistical data)

(Unaudited)

A. Statement of Information Furnished

The consolidated financial statements include the accounts of Crown Holdings, Inc. and its consolidated subsidiaries (the “Company”). The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with Form 10-Q instructions. In the opinion of management, these consolidated financial statements contain all adjustments of a normal and recurring nature necessary for a fair statement of the financial position of Crown Holdings, Inc. as of September 30, 2005 and the results of its operations and cash flows for the three and nine month periods ended September 30, 2005 and 2004. These results have been determined on the basis of U.S. generally accepted accounting principles and practices consistently applied.

Certain information and footnote disclosures, normally included in financial statements presented in accordance with U.S. generally accepted accounting principles, have been condensed or omitted. The December 31, 2004 balance sheet data was derived from the audited consolidated financial statements as of December 31, 2004. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the recast financial statements giving effect to the reclassification to discontinued operations of amounts related to the Company’s plastic closures business that were included in a Form 8-K filed October 28, 2005.

B. Recent Accounting and Reporting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) (“FAS 123(R)”), “Share-Based Payment.” FAS 123(R) replaces SFAS No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123(R) requires that the cost of share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their grant-date fair values. The pro forma disclosures previously permitted under FAS 123 will no longer be an alternative to financial statement recognition. Upon adoption of FAS 123(R), the Company must select an appropriate valuation model to calculate the fair value of its share-based payments for awards made subsequent to adoption of the standard and a transition method for recognizing compensation expense. Valuations of awards granted prior to adoption of the standard have been calculated using the Black-Scholes Option Pricing model. Upon adoption of the standard, these prior valuations will not be reassessed. The transition methods provided in the standard include modified prospective and retrospective options. The Company will use the modified prospective method in which compensation expense for all unvested stock awards, measured by the grant-date fair value of the awards, will be charged to earnings prospectively over the remaining vesting period, based on the estimated number of awards that are expected to vest. The Company is currently evaluating the requirements of FAS 123(R) and intends to adopt the new standard on January 1, 2006, the amended effective date set for public companies by the U.S. Securities and Exchange Commission.

C. Discontinued Operations

On October 11, 2005, the Company completed the sale of its plastic closures business for total proceeds of $690, and recognized a loss of $17 related to the transaction during the third quarter. The proceeds of $690 and the related loss exclude $20 of contingent consideration that, if earned, will be payable in 2006 and 2008. The loss also excludes any other final purchase price adjustments that may be made in the future. The divested business makes plastic closures for beverage, food and other consumer products.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

The results of operations for the plastic closures business were reported within discontinued operations in the accompanying statements of operations, and prior period statements have been recast. Information presented in these consolidated financial statements, including without limitation the Condensed Combining Financial Information included within Notes O and P to these consolidated financial statements, reflects the reclassification of the plastic closures business to discontinued operations in the Company’s recast financial statements. The consolidated statements of cash flows do not separately report the cash flows of the discontinued operations. Interest expense was not allocated to the closures business and, therefore, all of the Company’s interest expense is included within continuing operations. The plastic closures business’ net sales and income before income taxes by operating segment, and loss on disposal are presented below.

	Three Months Ended September 30		Nine Months Ended September 30
Net Sales	2005	2004	2005	2004
Segment
Americas	$40	$35	$118	$107
Europe	137	126	418	385
Asia-Pacific	6	5	16	13

	$183	$166	$552	$505

	Three Months Ended September 30		Nine Months Ended September 30
Income/(loss) from discontinued operations	2005	2004	2005	2004
Segment
Americas	$4	$2	$12	$13
Europe	13	13	40	43
Asia-Pacific	2	1	4	4
Corporate	(2)	(3)	(6)	(8)

Income before tax	17	13	50	52
Income tax on operations	(2)	(5)	(14)	(19)
Loss on disposal	(10)		(10)
Income tax on disposal	(7)		(7)

Income/(loss) from discontinued operations	$(2)	$8	$19	$33

The assets and liabilities of the plastic closures business as of September 30, 2005 were reported separately in the accompanying balance sheet under the captions “assets held for sale” and “liabilities held for sale,” respectively. The major components included in these captions are presented below.

Assets		Liabilities
Cash	$51	Accounts payable and accrued liabilities	$123
Receivables, net	125	Postretirement and pension liabilities	41
Inventories	85	Other liabilities	36
Goodwill	387
Property, plant and equipment, net	211
Other assets	31

	$890		$200

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

D. Change in Consolidation

In connection with the Company’s plans to expand its beverage can operations in the Middle East, the Company obtained control in certain of these operations that were previously accounted for using the equity method. Accordingly, as of September 1, 2005, the Company now accounts for these operations using the consolidation method. This change in accounting will have no effect on the Company’s net income or earnings per share. The Company’s proforma results for the nine months ended September 30, 2005 and 2004 are presented below, as if these operations were consolidated as of the beginning of the year for both periods presented.

	Three Months Ended September 30		Nine Months Ended September 30
Net Sales	2005	2004	2005	2004
As reported	$1,928	$1,826	$5,279	$4,946
Proforma	1,965	1,862	5,396	5,042

E. Stock-Based Compensation

During the first quarter of 2005, the Company issued 604,196 shares of restricted stock to employees. Deferred compensation expense of $8, equal to the fair value of the shares at the date of issuance, will be recognized ratably over the three-year vesting period.

In accordance with APB 25, the Company uses the intrinsic value method to account for its employee stock options. Accordingly, no compensation expense is recognized in connection with the issuance of stock options under the Company’s stock-based incentive compensation plans; however, compensation expense is recognized in connection with the issuance of restricted shares granted under such plans. Commencing January 1, 2006, as discussed in Note B above, the Company intends to adopt FAS 123(R) and commence recognition of compensation expense for its outstanding unvested stock options.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FAS 123(R) to stock options:

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Net income, as reported	$78	$58	$96	$78
Add: stock-based compensation expense already included in net income as Reported, net of related tax effects	1		2
Deduct: proforma employee stock-based compensation, related to stock options and restricted stock grants, net of related tax effects	(3)	(3)	(10)	(6)

Proforma net income	$76	$55	$88	$72

Earnings per share:
Basic – as reported	$0.47	$0.35	$0.58	$0.47

– proforma	$0.46	$0.33	$0.53	$0.44

Diluted – as reported	$0.45	$0.35	$0.56	$0.47

– proforma	$0.44	$0.33	$0.51	$0.43

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

F. Goodwill

The changes in the carrying amount of goodwill by reportable segment for the nine-month period ended September 30, 2005 were as follows:

	Americas	Europe	Total
Balance as of January 1, 2005	$656	$1,936	$2,592
Foreign currency translation	3	(186)	(183)
Reclassified to assets held for sale	(88)	(299)	(387)
Change in consolidation		16	16

Balance as of September 30, 2005	$571	$1,467	$2,038

The “change in consolidation” caption includes the offset of consolidating certain entities that were previously not consolidated, as discussed in Note D to these consolidated financial statements.

G. Inventories

	September 30, 2005	December 31, 2004
Finished goods	$327	$307
Work in process	114	111
Raw material and supplies	415	476

	$856	$894

H. Debt and Liquidity

In the first quarter of 2004, the Company purchased $21 aggregate principal of its 8.38% notes due 2005 at a premium of 4.5% to principal and EUR 85 aggregate principal of its 6.00% notes due 2004 at a premium of 3.0% to principal, and recognized a loss of $4 from the early extinguishments of debt. During the third quarter of 2004, the Company entered into a new credit facility and recorded a charge of $33, to write-off unamortized fees from its previous credit facility, as a loss from early extinguishments of debt.

During the first nine months of 2005, the Company purchased $79 aggregate principal of its 7.00% notes due 2006 at a premium of approximately 2.9% to principal, and recognized a loss of $2 from the early extinguishments of debt. In October 2005, the Company purchased an additional $35 aggregate principal of these notes for a premium of approximately 2.8% to principal. As of October 27, 2005, $121 aggregate principal of these 7.00% notes remain outstanding.

The Company recognized unrealized foreign exchange gains of $19 and $34 during the third quarter of 2005 and 2004, respectively, and a loss of $76 and a gain of $7 during the first nine months of 2005 and 2004, respectively, arising primarily from unhedged currency exposures in Europe from the sale of dollar denominated senior secured notes in 2003.

In June 2005, the Company entered into a new EUR 120 European securitization facility. Under this facility, certain subsidiaries in the U.K. and France sell receivables to an entity formed in France for the sole purpose of buying receivables from the selling subsidiaries. The buying entity finances the purchase of receivables through

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

the issuance of senior units to a company in which Crown does not retain any interest. The selling subsidiaries continue to service the receivables for a fee, but do not retain any interest in the receivables sold and the sales are reflected as a reduction in receivables within the Consolidated Balance Sheet. At September 30, 2005, $140 of receivables were securitized under this program.

During the first nine months of 2005, the Company paid $30 to terminate interest rate swaps with a combined notional value of $900. As of September 30, 2005, the Company had no remaining outstanding interest rate swaps.

On October 18, 2005, the Company announced the commencement of concurrent tender offers for any and all of the outstanding second and third priority senior secured notes of Crown European Holdings SA, a subsidiary of the Company, and consent solicitations to amend the terms of the related indentures. The notes subject to the tender offers are the $1,085 outstanding principal amount of 9.5% Second Priority Senior Secured Notes due 2011, the €285 outstanding principal amount of 10.25% Second Priority Senior Secured Notes due 2011 and the $725 outstanding principal amount of 10.875% Third Priority Senior Secured Notes due 2013. There can be no assurance that the tender offer will be completed on the terms proposed by the Company or at all. See “Tender Offer for Notes” within Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005.

I. Asset Disposals and Impairments

During the first nine months of 2005, the Company recognized a net gain of $22 relating to asset disposals and impairments. The gain of $22 included $16 for asset disposals and $7 for the reversal of a provision in Asia, offset by $1 for asset impairments in the U.S. In Asia, the Company received a waiver of a local requirement to divest a portion of one of its subsidiaries and, accordingly, reversed its provision for the expected loss on divestiture. During the first nine months of 2004, the Company sold various assets for $12 and had no total net gain or loss.

J. Restructuring

The components of the outstanding restructuring reserve and movements within these components during the nine months ended September 30, 2005 were as follows:

	Termination Benefits	Other Exit Costs	Total
Balance as of January 1, 2005	$14	$1	$15
Provision	2	1	3
Payments made	(12)	(1)	(13)
Foreign currency translation	(1)		(1)

Balance as of September 30, 2005	$3	$1	$4

The charge of $3 in 2005 was primarily in the Americas and included $2 for severance and $1 for other exit costs.

The September 30, 2005 balance includes provisions for termination benefits established in 2004 and 2003 restructuring actions, and for other exit costs for actions prior to 2003. The balance includes employee-related

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

agreements with unions and governmental agencies as well as lease arrangements with landlords for which payments are extended over time. The balance of the restructuring reserve was included in the Consolidated Balance Sheets within accounts payable and accrued liabilities.

K. Asbestos-Related Liabilities

Crown Cork & Seal Company, Inc. (“Crown Cork”) is one of many defendants in a substantial number of lawsuits filed throughout the United States by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock Crown Cork purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation assets and was later merged into Crown Cork.

Prior to 1998, the amounts paid to asbestos claimants were covered by a fund made available to Crown Cork under a 1985 settlement with carriers insuring Crown Cork through 1976, when Crown Cork became self-insured. The fund was depleted in 1998 and the Company has no remaining coverage for asbestos-related costs.

In May 2005, January 2005 and April 2004, the States of Florida, Ohio and Mississippi, respectively, enacted legislation that limits the asbestos-related liabilities under state law of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The new legislation, which applies to future and pending claims, caps asbestos-related liabilities at the fair market value of the predecessor’s total gross assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets. Crown Cork has integrated the legislation into its claims defense strategy. The Company cautions, however, that the legislation may be challenged and there can be no assurance regarding the ultimate effect of the legislation on Crown Cork.

In June 2003, the State of Texas enacted legislation that limits the asbestos-related liabilities in Texas courts of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The Texas legislation, which applies to future claims and pending claims, caps asbestos-related liabilities at the total gross value of the predecessor’s assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets. On October 31, 2003, Crown Cork received a favorable ruling on its motion for summary judgment in two asbestos-related cases pending against it in the district court of Harris County, Texas (in Re Asbestos Litigation No. 90-23333, District Court, Harris County, Texas); this ruling has been appealed. In addition, a favorable ruling for summary judgment in an asbestos case pending against Crown Cork in the district court of Travis County, Texas (in Re Rosemarie Satterfield as Representative of the Estate of Jerrold Braley Deceased v. Crown Cork & Seal Company, Inc. District Court Travis County, 98th Judicial District Cause No. GN-203572) has been appealed. Although the Company believes that the rulings of the District Court are correct, there can be no assurance that the legislation will be upheld by the Texas courts on appeal or in other cases that may challenge the legislation.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value adjusted for inflation. Crown Cork has already paid significantly more for asbestos-related claims than the acquired company’s adjusted asset value. On February 20, 2004, the Supreme Court of Pennsylvania reversed the

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

June 11, 2002 order of the Philadelphia Court of Common Pleas, in which the Court of Common Pleas ruled favorably on a motion by Crown Cork for summary judgment regarding 376 pending asbestos-related cases against Crown Cork in Philadelphia and remanded the cases to the Philadelphia Court of Common Pleas (Ieropoli v. AC&S Corporation, et. al., No. 117 EM 2002). The Court ruled that the new statute, as applied, violated the Pennsylvania Constitution because it retroactively extinguished the plaintiffs’ pre-existing and accrued causes of action. The Company believes that the ruling by the court was limited only to cases which were pending at the time the legislation was enacted. In November 2004, the Commonwealth of Pennsylvania enacted legislation amending the 2001 successor liability statute providing that the 2001 statute applies only to asbestos-related claims with respect to which the two-year statute of limitations for asbestos-related claims began to run after the statute was enacted on December 17, 2001. On July 28, 2005, the Philadelphia Court of Common Pleas granted Crown Cork’s global motion for summary judgment to dismiss all pending asbestos-related cases filed in the court after December 17, 2003 (In re: Asbestos-Litigation October term 1986, No. 001). This decision remains subject to potential appeal by the plaintiffs. The Company cautions that the Company’s position regarding the limitation of the Pennsylvania Supreme Court ruling may not be upheld.

In recent years, certain other state and federal legislators have considered legislation to reform the treatment of asbestos-related personal injury claims. In April of 2005, the Fairness in Asbestos Injury Resolution Act of 2005 (the “FAIR Bill”) was introduced in the United States Senate and is being considered by the Senate Judiciary Committee. The FAIR Bill would create a national trust fund in lieu of state and federal litigation to compensate people with asbestos-related diseases. The trust fund would require contributions from companies, such as Crown Cork, that have made past payments for asbestos-related personal injury claims and would limit the payments made by such companies relating to asbestos-related liabilities during the life of the fund. There can be no assurance that federal asbestos legislation, such as the FAIR Bill, will be passed into law or the form that any such legislation will take. Due to this uncertainty, the Company has not considered possible federal legislation in evaluating the adequacy of the Company’s reserve for asbestos-related claims.

During the nine months ended September 30, 2005, Crown Cork received approximately 8,000 new claims, settled or dismissed approximately 3,000 claims for a total of $10 and had approximately 78,000 claims outstanding at the end of the period. Settlement amounts include amounts committed to be paid in future periods.

As of September 30, the Company’s accrual for pending and future asbestos-related claims was $215. The Company estimates that its probable and estimable liability for pending and future asbestos-related claims will range between $215 and $333. The accrual balance of $215 includes $103 for unasserted claims and $8 for committed settlements that will be paid over time.

Historically (1977-2004), Crown Cork estimates that approximately one-quarter of all asbestos-related claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964. However, because of Crown Cork’s settlement experience to date and the increased difficulty of establishing identification of the subsidiary’s insulation products as the cause of injury by persons alleging first exposure to asbestos after 1964, the Company has not included in its accrual and range of potential liability any amounts for settlements by persons alleging first exposure to asbestos after 1964.

Assumptions underlying the accrual and the range of potential liability include that claims for exposure to asbestos that occurred after the sale of the U.S. company’s insulation business in 1964 would not be entitled to settlement payouts and that the Texas, Florida, Mississippi, Ohio and Pennsylvania asbestos legislation described above are expected to have a highly favorable impact on Crown Cork’s ability to settle or defend against

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

asbestos-related claims in those states, and other states where Pennsylvania law may apply. The Company’s accrual includes estimates for probable costs for claims through the year 2014. The upper end of the Company’s estimated range of possible asbestos costs of $333 includes claims beyond that date.

While it is not possible to predict the ultimate outcome of the asbestos-related claims and settlements, the Company believes that resolution of these matters is not expected to have a material adverse effect on the Company’s financial position. The Company cautions, however, that estimates for asbestos cases and settlements are difficult to predict and may be influenced by many factors. In addition, there can be no assurance regarding the validity or correctness of the Company’s assumptions or beliefs underlying its accrual and the estimated range of potential liability. Unfavorable court decisions or other adverse developments may require the Company to substantially increase its accrual or change its estimate. Accordingly, these matters, if resolved in a manner different from the estimate, could have a material effect on the Company’s results of operations, financial position and cash flow.

L. Commitments and Contingent Liabilities

In 2003, Crown Cork amended the retiree medical benefits that it had been providing to approximately 10,000 retirees pursuant to a series of collective bargaining agreements between Crown Cork and certain unions. The amendments increased maximum coverage, required additional retiree contributions for medical and prescription drug costs and reduced other coverage benefits. Crown Cork is a party to litigation initiated in June 2003 in which the USWA and IAM unions and retirees claim that the retiree medical benefits were vested and that the amendments breached the applicable collective bargaining agreements in violation of ERISA and the Labor Management Relations Act. Crown Cork and the USWA parties have submitted their dispute to binding arbitration in Pittsburgh, Pennsylvania and litigation involving Crown Cork and the IAM parties is pending in federal district court in Nebraska. The Company believes that it had the right to make such amendments and intends to contest the matter vigorously. However, the ultimate outcome of these cases is uncertain and if they are decided adversely, the Company could be required to restore all or a portion of the retiree medical benefits to their pre-amendment levels which could have a material adverse impact on the Company’s financial position, results of operations and cash flows.

The Company is subject to various other lawsuits and claims with respect to matters such as governmental and environmental regulations, securities, labor, recent price increases by one of the Company’s suppliers, and other actions arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the results of operations, financial position or cash flow of the Company.

The Company has various commitments to purchase materials and supplies as part of the ordinary conduct of business. The Company’s basic raw materials for its products are tinplate, aluminum and resins, all of which are purchased from multiple sources. The Company is subject to fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to certain customers to reflect these movements.

There can be no assurances, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for standby letters of credit and for purchases of capital assets.

At September 30, 2005, the Company had certain indemnification agreements covering environmental remediation and other potential costs associated with properties sold or businesses divested. For agreements with

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

defined liability limits, the maximum potential liability was $82. The Company accrues for costs associated with such indemnifications and potential costs when it is probable that a liability has been incurred and the amount can be reasonably estimated.

At September 30, 2005, the Company had guarantees of $36 related to the residual values of leased assets and recorded a liability of $8 related to these guarantees.

M. Earnings Per Share

The following table summarizes the basic and diluted earnings per share computations for the periods ended September 30, 2005 and 2004, respectively:

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Earnings:
Income from continuing operations	$80	$50	$77	$45

Weighted average common shares outstanding:
Basic	165.9	165.3	165.8	165.2
Add: dilutive stock options and restricted stock	6.0	2.7	6.0	2.3

Diluted	171.9	168.0	171.8	167.5

Basic earnings per share—continuing operations	$0.48	$0.30	$0.46	$0.27

Diluted earnings per share—continuing operations	$0.46	$0.30	$0.45	$0.27

Excluded from the computation of diluted earnings per share were common shares contingently issuable upon the exercise of outstanding stock options, amounting to 3.6 million shares for the three and nine months ended September 30, 2005, and 3.9 million shares for the three and nine months ended September 30, 2004. These shares were excluded because the exercise prices of the outstanding options were above the average market prices for the related periods.

N. Pension and Other Postretirement Benefits

Components of Net Periodic Benefit Cost

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Pension Benefits—U.S. Plans
Service cost	$2	$1	$7	$6
Interest cost	20	20	59	60
Expected return on plan assets	(22)	(17)	(64)	(54)
Recognized prior service cost			1	1
Recognized actuarial net loss	14	15	46	46

Net periodic benefit cost	$14	$19	$49	$59

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Pension Benefits—Non-U.S. Plans
Service cost	$9	$7	$28	$23
Interest cost	40	39	125	121
Expected return on plan assets	(53)	(53)	(165)	(161)
Recognized prior service cost	(1)	(1)	(5)	(5)
Recognized actuarial net loss	11	11	38	37

Net periodic benefit cost	$6	$3	$21	$15

The Company previously disclosed in its financial statements for the year ended December 31, 2004 that it expected to contribute $134 to its pension plans in 2005. The Company now expects to contribute approximately $420 in 2005, using cash and a portion of the proceeds of the refinancing of the Company’s indebtedness discussed under “Tender Offer for Notes” within Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Quarterly Report on Form 10-Q for the period ended September 30, 2005.

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Other Postretirement Benefits
Service cost	$1	$1	$3	$2
Interest cost	9	11	28	30
Recognized prior service cost	(2)	(3)	(8)	(9)
Recognized actuarial net loss	3	4	11	10

Net periodic benefit cost	$11	$13	$34	$33

O. Segment Information

The Company has three reportable operating segments: Americas, Europe, and Asia-Pacific. Each reportable segment is an operating division within the Company and has a President reporting directly to the Chief Executive Officer. “Corporate” includes Corporate Technology and headquarters costs. Divisional headquarters cost are reported within the operating segments. Segment information for the three and nine month periods ended September 30, 2004 has been recast to present the plastic closures business as a discontinued operation.

The interim segment information is as follows:

	Three Months ended September 30
	Americas	Europe	Asia-Pacific	Corporate	Total
2005
External sales	$769	$1,052	$107		$1,928
Segment income	71	123	13	$(26)	181

2004
External sales	736	993	97		1,826
Segment income	64	114	17	(23)	172

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

	Nine Months ended September 30
	Americas	Europe	Asia-Pacific	Corporate	Total
2005
External sales	$2,168	$2,798	$313		$5,279
Segment income	170	306	40	$(71)	445

2004
External sales	2,052	2,629	265		4,946
Segment income	140	280	41	(66)	395

The following table reconciles the Company’s consolidated segment income to income from continuing operations before income taxes, minority interests and equity earnings:

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004
Segment income	$181	$172	$445	$395
Gain on sale of assets and provision for asset impairments, net			(22)
Loss from early extinguishments of debt		33	2	37
Interest expense	94	91	283	270
Interest income	(2)	(2)	(6)	(5)
Translation and exchange adjustments	(19)	(34)	76	(7)

Income from continuing operations before income taxes, minority interests and equity earnings	$108	$84	$112	$100

P. Condensed Combining Financial Information

Crown European Holdings (Issuer), a 100% owned subsidiary of the Company, has outstanding senior secured notes that are fully and unconditionally guaranteed by Crown and certain subsidiaries. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The guarantor column includes financial information for all subsidiaries in the United States (except for an insurance subsidiary and a receivable securitization subsidiary), and substantially all subsidiaries in the United Kingdom, France, Germany, Belgium, Canada, Mexico and Switzerland. For additional historical financial information for these subsidiaries, see Note X to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the recast consolidated financial statements giving effect to the reclassification to discontinued operations of amounts related to the Company’s plastic closures business that were included in a Form 8-K filed October 28, 2005. The following condensed combining financial statements:

•	statements of operations for the three and nine months ended September 30, 2005 and 2004,

•	balance sheets as of September 30, 2005 and December 31, 2004, and

•	cash flows for the nine months ended September 30, 2005 and 2004 are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$1,176	$752		$1,928
Cost of products sold, excluding depreciation and amortization		$(5)	964	634		1,593
Depreciation and amortization			41	22		63

Gross profit		5	167	96		272

Selling and administrative expense			61	27		88
Provision for restructuring			2	1		3
Net interest expense		30	59	3		92
Technology royalty			(9)	9
Translation and exchange adjustments		(24)	5			(19)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(1)	53	56		108
Provision for income taxes			3	14		17
Equity earnings	$78	67	25		$(170)

Income from continuing operations before minority interests and equity earnings	78	66	75	42	(170)	91
Minority interests and equity earnings				(11)		(11)

Income from continuing operations	78	66	75	31	(170)	80

Discontinued operations
Income before income taxes			4	3		7
Provision for income taxes			1	8		9

Net income	$78	$66	$78	$26	$(170)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$1,197	$629		$1,826
Cost of products sold, excluding depreciation and amortization		$(6)	1,004	512		1,510
Depreciation and amortization			47	19		66

Gross profit		6	146	98		250

Selling and administrative expense			61	16		77
Provision for restructuring			1			1
Loss from early extinguishments of debt		9	24			33
Net interest expense		30	57	2		89
Technology royalty			(9)	9
Translation and exchange adjustments		(29)		(5)		(34)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(4)	12	76		84
Provision for income taxes			10	17		27
Equity earnings	$58	71	48		$(177)

Income from continuing operations before minority interests and equity earnings	58	67	50	59	(177)	57
Minority interests and equity earnings				(7)		(7)

Income from continuing operations	58	67	51	52	(177)	50

Discontinued operations
Income before income taxes			13			13
Provision for income taxes			5			5

Net income	$58	$67	$58	$52	$(177)	$58

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$3,419	$1,860		$5,279
Cost of products sold, excluding depreciation and amortization		$(15)	2,867	1,529		4,381
Depreciation and amortization			125	63		188

Gross profit		15	427	268		710

Selling and administrative expense			194	68		262
Provision for restructuring			2	1		3
Gain on sale of assets and provision for asset impairments, net			(10)	(12)		(22)
Loss from early extinguishments of debt			2			2
Net interest expense		91	179	7		277
Technology royalty			(24)	24
Translation and exchange adjustments		2	45	29		76

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(78)	39	151		112
Provision/(benefit) for income taxes			(29)	42		13
Equity earnings	$96	172	6		$(274)

Income from continuing operations before minority interests and equity earnings	96	94	74	109	(274)	99
Minority interests, net of equity earnings				(22)		(22)

Income from continuing operations	96	94	74	87	(274)	77

Discontinued operations
Income before income taxes			34	6		40
Provision for income taxes			12	9		21

Net income	$96	$94	$96	$84	$(274)	$96

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$3,310	$1,636		$4,946
Cost of products sold, excluding depreciation and amortization		$(21)	2,820	1,318		4,117
Depreciation and amortization			133	64		197

Gross profit		21	357	254		632

Selling and administrative expense			185	51		236
Provision for restructuring			1			1
Loss from early extinguishments of debt		9	25	3		37
Net interest expense		92	174	(1)		265
Technology royalty			(22)	22
Translation and exchange adjustments		(5)	(6)	4		(7)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(75)		175		100
Provision/(benefit) for income taxes			(8)	45		37
Equity earnings	$78	192	38		$(308)

Income from continuing operations before minority interests and equity earnings	78	117	46	130	(308)	63
Minority interests and equity earnings				(18)		(18)

Income from continuing operations	78	117	46	112	(308)	45

Discontinued operations
Income before income taxes			49	3		52
Provision for income taxes			17	2		19

Net income	$78	$117	$78	$113	$(308)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$31	$51	$193		$275
Receivables, net		49	170	725		944
Intercompany receivables		1	66	44	$(111)
Inventories			492	364		856
Prepaid expenses and other current assets	$3		44	29		76
Assets held for sale			766	124		890

Total current assets	3	81	1,589	1,479	(111)	3,041

Intercompany debt receivables	18	2,586	1,479	872	(4,955)
Investments in subsidiaries	206	3,072	91		(3,369)
Goodwill			1,448	590		2,038
Property, plant and equipment, net			1,005	631		1,636
Other non-current assets		66	910	37		1,013

Total	$227	$5,805	$6,522	$3,609	$(8,435)	$7,728

Liabilities and shareholders’ equity
Current liabilities
Short-term debt		$1	$22	$40		$63
Current maturities of long-term debt			1	23		24
Accounts payable and accrued liabilities	$20	23	1,041	665		1,749
Intercompany payables			44	67	$(111)
Income taxes payable			15	31		46
Liabilities held for sale			155	45		200

Total current liabilities	20	24	1,278	871	(111)	2,082

Long-term debt, excluding current maturities		2,679	855	84		3,618
Long-term intercompany debt		1,480	2,746	729	(4,955)
Postretirement and pension liabilities			956	15		971
Other non-current liabilities		10	481	123		614
Minority interests				236		236
Commitments and contingent liabilities
Shareholders’ equity	207	1,612	206	1,551	(3,369)	207

Total	$227	$5,805	$6,522	$3,609	$(8,435)	$7,728

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$1	$168	$302		$471
Receivables, net		6	362	532		900
Intercompany receivables		1	53	37	$(91)
Inventories			556	338		894
Prepaid expenses and other current assets			59	19		78

Total current assets		8	1,198	1,228	(91)	2,343

Intercompany debt receivables	$22	2,648	1,378	898	(4,946)
Investments in subsidiaries	272	3,254	17		(3,543)
Goodwill		1	1,931	660		2,592
Property, plant and equipment, net			1,329	673		2,002
Other non-current assets		84	1,053	51		1,188

Total	$294	$5,995	$6,906	$3,510	$(8,580)	$8,125

Liabilities and shareholders’ equity
Current liabilities
Short-term debt			$10	$41		$51
Current maturities of long-term debt			2	23		25
Accounts payable and accrued liabilities	$17	$94	1,237	595		1,943
Intercompany payables			37	54	$(91)
Income taxes payable			37	24		61

Total current liabilities	17	94	1,323	737	(91)	2,080

Long-term debt, excluding current maturities		2,794	935	67		3,796
Long-term intercompany debt		1,419	2,786	741	(4,946)
Postretirement and pension liabilities			1,003	16		1,019
Other non-current liabilities		25	587	140		752
Minority interests				201		201
Commitments and contingent liabilities
Shareholders’ equity	277	1,663	272	1,608	(3,543)	277

Total	$294	$5,995	$6,906	$3,510	$(8,580)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$2	$(164)	$111	$152		$101

Cash flows from investing activities
Capital expenditures			(75)	(40)		(115)
Proceeds from sale of property, plant and equipment			21	5		26
Intercompany investing activities		47	20		$(67)
Other, net			(41)	(15)		(56)

Net cash provided by/(used for) investing activities		47	(75)	(50)	(67)	(145)

Cash flows from financing activities
Proceeds from long-term debt				10		10
Payments of long-term debt			(80)	(7)		(87)
Net change in short-term debt			14	(28)		(14)
Net change in long-term intercompany balances	4	147	(60)	(91)
Common stock repurchased	(14)					(14)
Common stock issued	8					8
Dividends paid			(23)	(44)	67
Dividends paid to minority interests, net of contributions				(35)		(35)

Net cash provided by/(used for) financing activities	(2)	147	(149)	(195)	67	(132)

Effect of exchange rate on cash and cash equivalents			(4)	(16)		(20)

Net change in cash and cash equivalents		30	(117)	(109)		(196)
Cash and cash equivalents at January 1		1	168	302		471

Cash and cash equivalents at September 30	$0	$31	$51	$193	$0	$275

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$4	$(121)	$49	$98		$30

Cash flows from investing activities
Capital expenditures			(75)	(22)		(97)
Proceeds from sale of property, plant and equipment			5	7		12
Intercompany investing activities		488	417	(38)	$(867)
Other, net			4	(10)		(6)

Net cash provided by/(used for) investing activities		488	351	(63)	(867)	(91)

Cash flows from financing activities
Proceeds from long-term debt		426		1		427
Payments of long-term debt		(58)	(324)	(114)		(496)
Net change in short-term debt			80	1		81
Debt issue costs		(14)	(14)			(28)
Net change in long-term intercompany balances	(6)	(324)	(189)	519
Common stock issued	2					2
Dividends paid		(400)		(467)	867
Dividends paid to minority interests, net of contributions				(29)		(29)

Net cash used for financing activities	(4)	(370)	(447)	(89)	867	(43)

Effect of exchange rate on cash and cash equivalents				(2)		(2)

Net change in cash and cash equivalents		(3)	(47)	(56)		(106)
Cash and cash equivalents at January 1		5	118	278		401

Cash and cash equivalents at September 30	$0	$2	$71	$222	$0	$295

CROWN HOLDINGS, INC.

Crown Cork & Seal Company, Inc. (Issuer), a 100% owned subsidiary has outstanding registered debt that is fully and unconditionally guaranteed by Crown Holdings, Inc. (Parent). No other subsidiary guarantees the debt. The following condensed combining financial statements:

•	statements of operations for the three and nine months ended September 30, 2005 and 2004,

•	balance sheets as of September 30, 2005 and December 31, 2004 and

•	statements of cash flows for the nine months ended September 30, 2005 and 2004 are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2005

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net sales			$1,928		$1,928
Cost of products sold, excluding depreciation and amortization			1,593		1,593
Depreciation and amortization			63		63

Gross profit			272		272

Selling and administrative expense		$2	86		88
Provision for restructuring			3		3
Net interest expense		80	12		92
Translation and exchange adjustments			(19)		(19)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(82)	190		108
Provision/(benefit) for income taxes		(33)	50		17
Equity earnings	$78	124		$(202)

Income from continuing operations before minority interests and equity earnings	78	75	140	(202)	91
Minority interests and equity earnings		3	(14)		(11)

Income from continuing operations	78	78	126	(202)	80

Discontinued operations
Income before income taxes			7		7
Provision for income taxes			9		9

Net income	$78	$78	$124	$(202)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net sales			$1,826		$1,826
Cost of products sold, excluding depreciation and amortization			1,510		1,510
Depreciation and amortization			66		66

Gross profit			250		250

Selling and administrative expense		$2	75		77
Provision for restructuring			1		1
Loss from early extinguishments of debt			33		33
Net interest expense		76	13		89
Translation and exchange adjustments			(34)		(34)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(78)	162		84
Provision/(benefit) for income taxes		(25)	52		27
Equity earnings	$58	107		$(165)

Income from continuing operations before minority interests and equity earnings	58	54	110	(165)	57
Minority interests and equity earnings		4	(11)		(7)

Income from continuing operations	58	58	99	(165)	50

Discontinued operations
Income before income taxes			13		13
Provision for income taxes			5		5

Net income	$58	$58	$107	$(165)	$58

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net sales			$5,279		$5,279
Cost of products sold, excluding depreciation and amortization			4,381		4,381
Depreciation and amortization			188		188

Gross profit			710		710

Selling and administrative expense		$5	257		262
Provision for restructuring			3		3
Loss on sale of assets and provision for asset impairments, net			(22)		(22)
Loss from early extinguishments of debt			2		2
Net interest expense		242	35		277
Translation and exchange adjustments			76		76

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(247)	359		112
Provision/(benefit) for income taxes		(91)	104		13
Equity earnings	$96	242		$(338)

Income from continuing operations before minority interests and equity earnings	96	86	255	(338)	99
Minority interests and equity earnings		10	(32)		(22)

Income from continuing operations	96	96	223	(338)	77

Discontinued operations
Income before income taxes			40		40
Provision for income taxes			21		21

Net income	$96	$96	$242	$(338)	$96

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net sales			$4,946		$4,946
Cost of products sold, excluding depreciation and amortization			4,117		4,117
Depreciation and amortization			197		197

Gross profit			632		632

Selling and administrative expense		$4	232		236
Provision for restructuring			1		1
(Gain)/loss on sale of assets, net		1	(1)
Loss from early extinguishments of debt		1	36		37
Net interest expense		233	32		265
Translation and exchange adjustments			(7)		(7)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(239)	339		100
Provision/(benefit) for income taxes		(74)	111		37
Equity earnings	$78	232		$(310)

Income from continuing operations before minority interests and equity earnings	78	67	228	(310)	63
Minority interests and equity earnings		11	(29)		(18)

Income from continuing operations	78	78	199	(310)	45
Discontinued operations
Income before income taxes			52		52
Provision for income taxes			19		19

Net income	$78	$78	$232	$(310)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of September 30, 2005

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$275		$275
Receivables, net			944		944
Inventories			856		856
Prepaid expenses and other current assets	$3		73		76
Assets held for sale			890		890

Total current assets	3		3,038		3,041

Intercompany debt receivables	18		3,363	$(3,381)
Investments	206	$4,528	28	(4,762)
Goodwill			2,038		2,038
Property, plant and equipment, net			1,636		1,636
Other non-current assets		8	966	39	1,013

Total	$227	$4,536	$11,069	$(8,104)	$7,728

Liabilities and shareholders’ equity
Current liabilities
Short-term debt			$63		$63
Current maturities of long-term debt		$1	23		24
Accounts payable and accrued liabilities	$20	59	1,670		1,749
Income taxes payable			46		46
Liabilities held for sale			200		200

Total current liabilities	20	60	2,002		2,082

Long-term debt, excluding current maturities		698	2,920		3,618
Long-term intercompany debt		3,381		$(3,381)
Postretirement and pension liabilities			971		971
Other non-current liabilities		191	423		614
Minority interests			236		236
Commitments and contingent liabilities
Shareholders’ equity	207	206	4,517	(4,723)	207

Total	$227	$4,536	$11,069	$(8,104)	$7,728

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$471		$471
Receivables, net			900		900
Inventories			894		894
Prepaid expenses and other current assets			78		78

Total current assets			2,343		2,343

Intercompany debt receivables	$22		3,204	$(3,226)
Investments	272	$4,444	30	(4,746)
Goodwill			2,592		2,592
Property, plant and equipment, net			2,002		2,002
Other non-current assets		9	1,094	85	1,188

Total	$294	$4,453	$11,265	$(7,887)	$8,125

Liabilities and shareholders’ equity
Current liabilities
Short-term debt			$51		$51
Current maturities of long-term debt		$1	24		25
Accounts payable and accrued liabilities	$17	49	1,877		1,943
Income taxes payable			61		61

Total current liabilities	17	50	2,013		2,080

Long-term debt, excluding current maturities		698	3,098		3,796
Long-term intercompany debt		3,226		$(3,226)
Postretirement and pension liabilities			1,019		1,019
Other non-current liabilities		207	545		752
Minority interests			201		201
Commitments and contingent liabilities
Shareholders’ equity	277	272	4,389	(4,661)	277

Total	$294	$4,453	$11,265	$(7,887)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$2	$(161)	$260		$101

Cash flows from investing activities
Capital expenditures			(115)		(115)
Proceeds from sale of property, plant and equipment			26		26
Intercompany investing activities		6		$(6)
Other, net			(56)		(56)

Net cash provided by/(used for) investing activities		6	(145)	(6)	(145)

Cash flows from financing activities
Proceeds from long-term debt			10		10
Payments of long-term debt			(87)		(87)
Net change in short-term debt			(14)		(14)
Net change in long-term intercompany balances	4	155	(159)
Common stock repurchased	(14)				(14)
Common stock issued	8				8
Dividends paid			(6)	6
Dividends paid to minority interests, net of contributions			(35)		(35)

Net cash provided by/(used for) financing activities	(2)	155	(291)	6	(132)

Effect of exchange rate on cash and cash equivalents			(20)		(20)

Net change in cash and cash equivalents			(196)		(196)
Cash and cash equivalents at beginning of period			471		471

Cash and cash equivalents at end of period	$0	$0	$275	$0	$275

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$4	$(184)	$210		$30

Cash flows from investing activities
Capital expenditures			(97)		(97)
Proceeds from sale of property, plant and equipment			12		12
Intercompany investing activities		406	(398)	$(8)
Other, net		4	(10)		(6)

Net cash provided by/(used for) investing activities		410	(493)	(8)	(91)

Cash flows from financing activities
Proceeds from long-term debt			427		427
Payments of long-term debt		(22)	(474)		(496)
Net change in short-term debt			81		81
Net change in long-term intercompany balances	(6)	(204)	210
Debt issue costs			(28)		(28)
Common stock issued	2				2
Dividends paid			(8)	8
Dividends paid to minority interests, net of contributions			(29)		(29)

Net cash provided by/(used for) financing activities	(4)	(226)	179	8	(43)

Effect of exchange rate on cash and cash equivalents			(2)		(2)

Net change in cash and cash equivalents			(106)		(106)
Cash and cash equivalents at beginning of period			401		401

Cash and cash equivalents at end of period	$0	$0	$295	$0	$295

In connection with the Company’s 2005 refinancing plan, Crown Americas, LLC and Crown Americas Capital Corp., 100% owned subsidiaries of the Company, will issue $1.1 billion of senior unsecured notes that will be fully and unconditionally guaranteed by substantially all subsidiaries in the United States. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The following condensed combining financial statements:

•	statements of operations for the three and nine month periods ended September 30, 2005 and 2004,

•	balance sheets as of September 30, 2005 and December 31, 2004 and

•	statements of cash flows for the nine months ended September 30, 2005 and 2004 are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$538	$1,390		$1,928
Cost of products sold, excluding depreciation and amortization			452	1,141		1,593
Depreciation and amortization			19	44		63

Gross profit			67	205		272

Selling and administrative expense		$2	29	57		88
Provision for restructuring			1	2		3
Provision for asset impairments and loss/(gain) on sale of assets			(1)	1
Net interest expense		3	31	58		92
Technology royalty			(15)	15
Translation and exchange adjustments				(19)		(19)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(5)	22	91		108
Provision/(benefit) for income taxes		(2)	4	15		17
Equity earnings	$78	78	55		$(211)

Income from continuing operations before minority interests and equity earnings	78	75	73	76	(211)	91
Minority interests and equity earnings			3	(14)		(11)

Income from continuing operations	78	75	76	62	(211)	80

Discontinued operations
Income before income taxes			3	4		7
Provision for income taxes			1	8		9

Net income	$78	$75	$78	$58	$(211)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the three months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$516	$1,310		$1,826
Cost of products sold, excluding depreciation and amortization			442	1,068		1,510
Depreciation and amortization			20	46		66

Gross profit			54	196		250

Selling and administrative expense		$3	25	49		77
Provision for restructuring			1			1
Loss from early extinguishments of debt		24		9		33
Net interest expense		9	23	57		89
Technology royalty			(14)	14
Translation and exchange adjustments				(34)		(34)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(36)	19	101		84
Provision/(benefit) for income taxes		(13)	13	27		27
Equity earnings	$58	57	48		$(163)

Income/(loss) from continuing operations before minority interests and equity earnings	58	34	54	74	(163)	57
Minority interests and equity earnings		1	3	(11)		(7)

Income from continuing operations	58	35	57	63	(163)	50

Discontinued operations
Income before income taxes			2	11		13
Provision for income taxes			1	4		5

Net income	$58	$35	$58	$70	$(163)	$58

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$1,523	$3,756		$5,279
Cost of products sold, excluding depreciation and amortization			1,307	3,074		4,381
Depreciation and amortization			59	129		188

Gross profit			157	553		710

Selling and administrative expense		$6	83	173		262
Provision for restructuring			1	2		3
Gain on sale of assets and provision for asset impairments, net			(7)	(15)		(22)
Loss from early extinguishments of debt				2		2
Net interest expense		16	87	174		277
Technology royalty			(37)	37
Translation and exchange adjustments				76		76

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(22)	30	104		112
Provision/(benefit) for income taxes		(8)	5	16		13
Equity earnings	$96	210	57		$(363)

Income from continuing operations before minority interests and equity earnings	96	196	82	88	(363)	99
Minority interests, net of equity earnings		1	10	(33)		(22)

Income from continuing operations	96	197	92	55	(363)	77

Discontinued operations
Income before income taxes			7	33		40
Provision for income taxes			3	18		21

Net income	$96	$197	$96	$70	$(363)	$96

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net sales			$1,447	$3,499		$4,946
Cost of products sold, excluding depreciation and amortization			1,270	2,847		4,117
Depreciation and amortization			60	137		197

Gross profit			117	515		632

Selling and administrative expense		$8	78	150		236
Provision for restructuring				1		1
Loss from early extinguishments of debt		24	1	12		37
Net interest expense		27	72	166		265
Technology royalty			(34)	34
Translation and exchange adjustments				(7)		(7)

Income/(loss) from continuing operations before income taxes, minority interests and equity earnings		(59)		159		100
Provision/(benefit) for income taxes		(20)	14	43		37
Equity earnings	$78	150	76		$(304)

Income from continuing operations before minority interests and equity earnings	78	111	62	116	(304)	63
Minority interests and equity earnings		1	11	(30)		(18)

Income from continuing operations	78	112	73	86	(304)	45

Discontinued operations
Income before income taxes			8	44		52
Provision for income taxes			3	16		19

Net income	$78	$112	$78	$114	$(304)	$78

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$24	$6	$245		$275
Receivables, net			24	920		944
Intercompany receivables			50		$(50)
Inventories			163	693		856
Prepaid expenses and other current assets	$3	3	7	63		76
Assets held for sale			126	764		890

Total current assets	3	27	376	2,685	(50)	3,041

Intercompany debt receivables	18	1,207	586	920	(2,731)
Investments in subsidiaries	206	2,950	1,658		(4,814)
Goodwill			441	1,597		2,038
Property, plant and equipment, net		3	445	1,188		1,636
Other non-current assets		29	49	935		1,013

Total	$227	$4,216	$3,555	$7,325	$(7,595)	$7,728

Liabilities and shareholders’ equity
Current liabilities
Short-term debt				$62		$63
Current maturities of long-term debt			$1	24		24
Accounts payable and accrued liabilities	$20	$2	399	1,328		1,749
Intercompany payables				50	$(50)
Income taxes payable			13	33		46
Liabilities held for sale			5	195		200

Total current liabilities	20	2	418	1,692	(50)	2,082

Long-term debt, excluding current maturities		10	698	2,910		3,618
Long-term intercompany debt		1,307	1,206	218	(2,731)
Postretirement and pension liabilities			801	170		971
Other non-current liabilities			226	388		614
Minority interests				236		236
Commitments and contingent liabilities
Shareholders’ equity	207	2,897	206	1,711	(4,814)	207

Total	$227	$4,216	$3,555	$7,325	$(7,595)	$7,728

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$9	$37	$425		$471
Receivables, net			10	890		900
Intercompany receivables			44		$(44)
Inventories			171	723		894
Prepaid expenses and other current assets		2	4	72		78

Total current assets		11	266	2,110	(44)	2,343

Intercompany debt receivables	$22	1,059	407	850	(2,338)
Investments in subsidiaries	272	2,754	1,700		(4,726)
Goodwill			531	2,061		2,592
Property, plant and equipment, net		3	510	1,489		2,002
Other non-current assets		34	107	1,047		1,188

Total	$294	$3,861	$3,521	$7,557	$(7,108)	$8,125

Liabilities and shareholders’ equity
Current liabilities
Short-term debt				$51		$51
Current maturities of long-term debt			$1	24		25
Accounts payable and accrued liabilities	$17	$2	408	1,516		1,943
Intercompany payables				44	$(44)
Income taxes payable			24	37		61

Total current liabilities	17	2	433	1,672	(44)	2,080

Long-term debt, excluding current maturities			698	3,098		3,796
Long-term intercompany debt		1,159	1,081	98	(2,338)
Postretirement and pension liabilities			786	233		1,019
Other non-current liabilities			251	501		752
Minority interests				201		201

Commitments and contingent liabilities

Shareholders’ equity	277	2,700	272	1,754	(4,726)	277

Total	$294	$2,700	$3,521	$7,557	$(7,108)	$8,125

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2005

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$2	$(8)	$(21)	$128		$101

Cash flows from investing activities
Capital expenditures			(24)	(91)		(115)
Proceeds from sale of property, plant and equipment		4	10	12		26
Intercompany investing activities		9	2		$(11)
Other, net				(56)		(56)

Net cash provided by/(used for) investing activities		13	(12)	(135)	(11)	(145)

Cash flows from financing activities
Proceeds from long-term debt				10		10
Payments of long-term debt			(1)	(86)		(87)
Net change in short-term debt		10		(24)		(14)
Net change in long-term intercompany balances	4		3	(7)
Common stock repurchased	(14)					(14)
Common stock issued	8					8
Dividends paid				(11)	11
Dividends paid to minority interests, net of contributions				(35)		(35)

Net cash provided by/(used for) financing activities	(2)	10	2	(153)	11	(132)

Effect of exchange rate changes on cash and cash equivalents				(20)		(20)

Net change in cash and cash equivalents		15	(31)	(180)		(196)

Cash and cash equivalents at January 1		9	37	425		471

Cash and cash equivalents at September 30	$0	$24	$6	$245	$0	$275

CROWN HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In millions, except share, per share and statistical data)

(Unaudited)

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2004

(in millions)

	Parent	Issuer	Guarantors	Non Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$4	$(5)	$38	$(7)		$30

Cash flows from investing activities
Capital expenditures			(27)	(70)		(97)
Proceeds from sale of property, plant and equipment			4	8		12
Intercompany investing activities		8	408	(400)	$(16)
Other, net			4	(10)		(6)

Net cash provided by/(used for) investing activities		8	389	(472)	(16)	(91)

Cash flows from financing activities
Proceeds from long-term debt				427		427
Payments of long-term debt		(302)	(22)	(172)		(496)
Net change in short-term debt		50		31		81
Debt issue costs		(14)		(14)		(28)
Net change in long-term intercompany balances	(6)	287	(450)	169
Common stock issued	2					2
Dividends paid				(16)	16
Dividends paid to minority interests, net of contributions				(29)		(29)

Net cash provided by/(used for) financing activities	(4)	21	(472)	396	16	(43)

Effect of exchange rate on cash and cash equivalents				(2)		(2)

Net change in cash and cash equivalents		24	(45)	(85)		(106)

Cash and cash equivalents at January 1		10	52	339		401

Cash and cash equivalents at September 30	$0	$34	$7	$254	$0	$295

Crown Americas LLC

Crown Americas Capital Corp.

OFFER TO EXCHANGE

$500,000,000 7 5/8% Senior Notes due 2013 and related Guarantees for all outstanding

7 5/8% Senior Notes due 2013

$600,000,000 7 3/4% Senior Notes due 2015 and related Guarantees for all outstanding

7 3/4% Senior Notes due 2015

Prospectus

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation’s bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney’s fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Crown’s Bylaws provide that Crown shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Crown, against all liability, loss and expense (including attorney’s fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of Crown. Crown’s Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and following a “change of control of the Company” shall) be paid by Crown in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Crown under applicable law. Additionally, Crown’s Bylaws limit directors’ personal liability for monetary damages for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office under the PBCL’s standard of care and justifiable reliance provisions and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law. Crown has purchased directors’ and officers’ liability insurance covering certain liabilities which may be incurred by the officers and directors of Crown in connection with the performance of their duties.

In addition, the organizational documents of certain subsidiary guarantors also provide for indemnification of their officers and directors for liability incurred in connection with the performance of their duties as officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

3.a	Articles of Incorporation of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.a of Crown Holdings, Inc.’s (the “Registrant”) Annual Report on Form 10-K dated March 11, 2005 (File No. 000-50189))

3.b	By-laws of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.b of the Registrant’s Annual Report on Form 10-K dated March 11, 2005 (File No. 000-50189))

4.a	Credit Agreement, dated as of November 18, 2005, among Crown Americas LLC, as U.S. Borrower, Crown European Holdings, S.A., as European Borrower, Crown Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, the Bank of Nova Scotia, as Canadian Administrative Agent, and Various Lending Institutions (incorporated by reference to Exhibit 4.a of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.b	Euro Bank Pledge Agreement, dated as of November 18, 2005, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.c	Second Amended and Restated CEH Pledge Agreement, dated as of November 18, 2005, by Crown European Holdings SA, as Pledgor and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.c of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.d	Second Amended and Restated Shared Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.d of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.e	Bank Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.e of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.f	Second Amended and Restated U.S. Security Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Grantors and Deutsche Bank AG New York Branch (incorporated by reference to Exhibit 4.f of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.g	U.S. Guarantee Agreement, dated as of November 18, 2005, among each of the subsidiaries listed therein of Crown Americas LLC and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.h	Registration Rights Agreement, dated as of November 18, 2005, by and among the Company, Crown Americas, LLC and Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of Americas Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $500 million 7 5/8% Senior Notes due 2013 (incorporated by reference to Exhibit 4.i of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.i	Registration Rights Agreement, dated as of November 18, 2005, by and among the Company, Crown Americas, LLC and Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of Americas Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $600 million 7 3/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.j of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.j	Indenture, dated as of November 18, 2005, by and among Crown Americas LLC and Crown Americas Capital Corp., as Issuers, the Guarantors named therein and Citibank, N.A., as Trustee, relating to the 7 5/8% Senior Notes due 2013 (incorporated by reference to Exhibit 4.l of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.k	Indenture, dated as of November 18, 2005, by and among Crown Americas LLC and Crown Americas Capital Corp., as Issuers, the Guarantors named therein and Citibank, N.A., as Trustee, relating to the 7 3/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.l of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.l	Form of 7 5/8% Senior Notes due 2013 (included in Exhibit 4.j).

4.m	Form of 7 3/4% Senior Notes due 2015 (included in Exhibit 4.k).

5.a	Opinion of Dechert LLP, Philadelphia, Pennsylvania*

5.b	Opinion of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio*

10.a	Purchase Agreement, dated as of November 8, 2005, by and among the Company, Crown Americas LLC, Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein) (incorporated by reference to Exhibit 10.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

12	Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries of Crown Holdings, Inc. (incorporated by reference to Exhibit 21 of the Registrant’s Annual Report on Form 10-K dated March 11, 2005)

23.a	Consent of PricewaterhouseCoopers LLP

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a)

23.c	Consent of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio (included in Exhibit 5.b)

24	Powers of Attorney (included on signature pages hereto)

25	Statements of Eligibility and Qualification of Citibank, N.A. on Form T-1

99.a	Form of Letter of Transmittal

99.b	Form of Letter to Holders of 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.d	Form of Letter to Clients Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*	To be filed by amendment.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN HOLDINGS, INC.

By:	/s/ JOHN W. CONWAY
Name: Title:	John W. Conway Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 10, 2006

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 10, 2006

/s/ THOMAS A. KELLY Thomas A. Kelly	Vice President and Corporate Controller (Principal Accounting Officer)	February 10, 2006

/s/ JENNE K. BRITELL Jenne K. Britell	Director	February 10, 2006

/s/ ARNOLD W. DONALD Arnold W. Donald	Director	February 10, 2006

/s/ MARIE L. GARIBALDI Marie L. Garibaldi	Director	February 10, 2006

Signature	Title	Date

/s/ HANS J. LÖLIGER Hans J. Löliger	Director	February 10, 2006

/s/ THOMAS A. RALPH Thomas A. Ralph	Director	February 10, 2006

/s/ HUGUES DU ROURET Hugues du Rouret	Director	February 10, 2006

/s/ WILLIAM G. LITTLE William G. Little	Director	February 10, 2006

/s/ HAROLD A. SORGENTI Harold A. Sorgenti	Director	February 10, 2006

/s/ JIM L. TURNER Jim L. Turner	Director	February 10, 2006

/s/ WILLIAM S. URKIEL William S. Urkiel	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN AMERICAS LLC

By:	/s/ FRANK J. MECHURA
Name: Title:	Frank J. Mechura President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President, Chief Executive Officer and Manager (Principal Executive Officer)	February 10, 2006

/s/ E.C. NORRIS ROBERTS E.C. Norris Roberts	Executive Vice President—Information Systems, Planning and World Class Performance, Secretary and Manager	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN AMERICAS CAPITAL CORP.

By:	/s/ FRANK J. MECHURA
Name: Title:	Frank J. Mechura President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President and Director (Principal Executive Officer)	February 10, 2006

/s/ E.C. NORRIS ROBERTS E.C. Norris Roberts	Director	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ JOHN W. CONWAY
Name: Title:	John W. Conway President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	President and Director (Principal Executive Officer)	February 10, 2006

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Senior Vice President, Secretary, General Counsel and Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

By:	/s/ RAYMOND L. MCGOWAN, JR.
Name: Title:	Raymond L. McGowan, Jr. President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND L. MCGOWAN, JR. Raymond L. McGowan, Jr.	President and Director (Principal Executive Officer)	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN BEVERAGE PACKAGING, INC.

By:	/s/ ROBERT J. TRUITT
Name: Title:	Robert J. Truitt President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. TRUITT Robert J. Truitt	President and Director (Principal Executive Officer)	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ FRANK J. MECHURA Frank J. Mechura	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN CONSULTANTS, INC.

By:	/s/ ALAN W. RUTHERFORD
Name: Title:	Alan W. Rutherford President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ FRANK J. MECHURA Frank J. Mechura	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

FOREIGN MANUFACTURERS FINANCE CORPORATION

By:	/s/ PATRICK D. SZMYT
Name: Title:	Patrick D. Szmyt President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK D. SZMYT Patrick D. Szymt	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN CORK & SEAL COMPANY (DE), LLC

By:	/s/ ROBERT J. TRUITT
Name: Title:	Robert J. Truitt President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	President (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Manager	February 10, 2006

/s/ THOMAS A. KELLY Thomas A. Kelly	Vice President and Manager	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer	February 10, 2006

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Manager	February 10, 2006

/s/ FRANK J. MECHURA Frank J. Mechura	Manager	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN CORK & SEAL USA, INC.

By:	/s/ FRANK J. MECHURA
Name: Title:	Frank J. Mechura President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President and Chief Executive Officer (Principal Executive Officer)	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Senior Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ ROBERT J. TRUITT Robert J. Truitt	Executive Vice President and President, Beverage Packaging Division and Director	February 10, 2006

/s/ JOSEPH R. PIERCE Joseph R. Pierce	Vice President and President, CROWN Closures Division and Director	February 10, 2006

/s/ RAYMOND L. MCGOWAN, JR. Raymond L. McGowan, Jr.	Vice President and President, Food Packaging Division and Director	February 10, 2006

Signature	Title	Date

/s/ GARY L. BURGESS Gary L. Burgess	Senior Vice President—Human Resources, Secretary and Director	February 10, 2006

/s/ EDWARD C. VESEY Edward C. Vesey	Senior Vice President—Sourcing and Director	February 10, 2006

/s/ E.C. NORRIS ROBERTS E.C. Norris Roberts	Executive Vice President and Director	February 10, 2006

/s/ DAVID R. UNDERWOOD David R. Underwood	President, Aerosol Packaging Division and Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN PACKAGING TECHNOLOGY, INC.

By:	/s/ DANIEL A. ABRAMOWICZ
Name: Title:	Daniel A. Abramowicz President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL A. ABRAMOWICZ Daniel A. Abramowicz	President and Director (Principal Executive Officer)	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary, General Counsel and Director	February 10, 2006

/s/ FRANK J. MECHURA Frank J. Mechura	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

By:	/s/ FRANK J. MECHURA
Name: Title:	Frank J. Mechura President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN FINANCIAL CORPORATION

By:	/s/ ALAN W. RUTHERFORD
Name: Title:	Alan W. Rutherford President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	President and Director (Principal Executive Officer)	February 10, 2006

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	Vice President and Director	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN FINANCIAL MANAGEMENT, INC.

By:	/s/ TIMOTHY J. DONAHUE
Name: Title:	Timothy J. Donahue President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ MICHAEL B. BURNS Michael B. Burns	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ JOHN W. CONWAY
Name: Title:	John W. Conway President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CONWAY John W. Conway	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ TIMOTHY J. DONAHUE Timothy J. Donahue	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

CROWN RISDON USA, INC.

By:	/s/ STEPHEN T. PEARLMAN
Name: Title:	Stephen T. Pearlman President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN T. PEARLMAN Stephan T. Pearlman	President and Director (Principal Executive Officer)	February 10, 2006

/s/ JOHN F. BASSI John F. Bassi	Director of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Director	February 10, 2006

/s/ FRANK J. MECHURA Frank J. Mechura	Director	February 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 10, 2006.

NWR, INC.

By:	/s/ FRANK J. MECHURA
Name: Title:	Frank J. Mechura President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant, appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK J. MECHURA Frank J. Mechura	President and Director (Principal Executive Officer)	February 10, 2006

/s/ WILLIAM T. GALLAGHER William T. Gallagher	Vice President, Secretary and Director	February 10, 2006

/s/ PATRICK D. SZMYT Patrick D. Szmyt	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2006

EXHIBIT INDEX

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
3.a	Articles of Incorporation of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.a of Crown Holdings, Inc.’s (the “Registrant”) Annual Report on Form 10-K dated March 11, 2005 (File No. 000-50189))

3.b	By-laws of Crown Holdings, Inc. (incorporated by reference to Exhibit 3.b of the Registrant’s Annual Report on Form 10-K dated March 11, 2005 (File No. 000-50189))

4.a	Credit Agreement, dated as of November 18, 2005, among Crown Americas LLC, as U.S. Borrower, Crown European Holdings, S.A., as European Borrower, Crown Metal Packaging Canada LP, as Canadian Borrower, the Subsidiary Borrowers named therein, the Company, Crown International Holdings, Inc. and Crown Cork & Seal Company, Inc., as Parent Guarantors, Deutsche Bank AG New York Branch, as Administrative Agent and U.K. Administrative Agent, the Bank of Nova Scotia, as Canadian Administrative Agent, and Various Lending Institutions (incorporated by reference to Exhibit 4.a of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.b	Euro Bank Pledge Agreement, dated as of November 18, 2005, by Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.c	Second Amended and Restated CEH Pledge Agreement, dated as of November 18, 2005, by Crown European Holdings SA, as Pledgor and Deutsche Bank AG New York Branch, as Euro Collateral Agent (incorporated by reference to Exhibit 4.c of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.d	Second Amended and Restated Shared Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.d of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.e	Bank Pledge Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Pledgors and Deutsche Bank AG New York Branch, as Collateral Agent (incorporated by reference to Exhibit 4.e of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.f	Second Amended and Restated U.S. Security Agreement, dated as of November 18, 2005, by the Company, Crown Cork & Seal Company, Inc., Crown Americas LLC, Crown International Holdings, Inc., the U.S. Subsidiaries party thereto, as Grantors and Deutsche Bank AG New York Branch (incorporated by reference to Exhibit 4.f of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

Exhibit Number	Description
4.g	U.S. Guarantee Agreement, dated as of November 18, 2005, among each of the subsidiaries listed therein of Crown Americas LLC and Deutsche Bank AG New York Branch, as Administrative Agent (incorporated by reference to Exhibit 4.g of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.h	Registration Rights Agreement, dated as of November 18, 2005, by and among the Company, Crown Americas, LLC and Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of Americas Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $500 million 7 5/8% Senior Notes due 2013 (incorporated by reference to Exhibit 4.i of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.i	Registration Rights Agreement, dated as of November 18, 2005, by and among the Company, Crown Americas, LLC and Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of Americas Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein), relating to the $600 million 7 3/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.j of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.j	Indenture, dated as of November 18, 2005, by and among Crown Americas LLC and Crown Americas Capital Corp., as Issuers, the Guarantors named therein and Citibank, N.A., as Trustee, relating to the 7 5/8% Senior Notes due 2013 (incorporated by reference to Exhibit 4.l of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.k	Indenture, dated as of November 18, 2005, by and among Crown Americas LLC and Crown Americas Capital Corp., as Issuers, the Guarantors named therein and Citibank, N.A., as Trustee, relating to the 7 3/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.l of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

4.l	Form of 7 5/8% Senior Notes due 2013 (included in Exhibit 4.j).

4.m	Form of 7 3/4% Senior Notes due 2015 (included in Exhibit 4.k).

5.a	Opinion of Dechert LLP, Philadelphia, Pennsylvania*

5.b	Opinion of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio*

10.a	Purchase Agreement, dated as of November 8, 2005, by and among the Company, Crown Americas LLC, Crown Americas Capital Corp., Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, as Representatives of the several Initial Purchasers named therein and the Guarantors (as defined therein) (incorporated by reference to Exhibit 10.b of the Registrant’s Current Report on Form 8-K dated November 18, 2005 (File No. 000-50189))

12	Computation of Ratio of Earnings to Fixed Charges

21	Subsidiaries of Crown Holdings, Inc. (incorporated by reference to Exhibit 21 of the Registrant’s Annual Report on Form 10-K dated March 11, 2005)

23.a	Consent of PricewaterhouseCoopers LLP

23.b	Consent of Dechert LLP, Philadelphia, Pennsylvania (included in Exhibit 5.a)

Exhibit Number	Description

23.c	Consent of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio (included in Exhibit 5.b)

24	Powers of Attorney (included on signature pages hereto)

25	Statements of Eligibility and Qualification of Citibank, N.A. on Form T-1

99.a	Form of Letter of Transmittal

99.b	Form of Letter to Holders of 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.c	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.d	Form of Letter to Clients Concerning Offer For All Outstanding 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 in Exchange for 7.625% Senior Notes due 2013 and 7.75% Senior Notes due 2015 of Crown Americas LLC and Crown Americas Capital Corp. Which Have Been Registered Under the Securities Act of 1933, as amended

99.e	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*	To be filed by amendment.